UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                                               Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

International Flavors & Fragrances Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT AND NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Letter from the Chair & Chief Executive Officer

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Shareholders (“2021 Annual Meeting”) of International Flavors & Fragrances Inc.

It will be held at 10:00 a.m. Eastern Time on May 5, 2021 virtually and you can attend by visiting www.virtualshareholdermeeting.com/IFF2021. Please see “What do I need to do to attend the virtual 2021 Annual Meeting” on page 101 for further instructions.

Our Strategic Plan is Working

At the beginning of my tenure as Chief Executive Officer in 2014, we set out to re-define IFF with the ambitious goals of invigorating and exciting significantly more customers, challenging the boundaries of our industry and creating a foundation for long-term value creation. 2020 was a pivotal year in this journey. Our recently completed merger with DuPont’s Nutrition & Bioscience business transformed IFF into a global leader in high-value ingredients and solutions for the global food, beverage, home and personal care and health and wellness markets.

Throughout 2020, our team has worked relentlessly to align our business to realize the full potential of our new company while executing against our strategic pillars to establish IFF as our customers’ partner of choice, drive innovation across the portfolio, improve growth across key markets, leverage our expanded capabilities and portfolio across a broader customer base, build our talent and organization and continue our momentum in sustainability. IFF is now an approximately $35 billion market capitalization company, with an expected full year 2021 pro forma revenue of approximately $11.5 billion and approximately $2.7 billion of pro forma adjusted EBITDA – more than doubling the position we held just one year ago.1

Through the careful execution of our strategy, we have created a global leader in taste, scent and nutrition. We now have an unmatched innovation platform and R&D capabilities and a broader set of ingredients solutions to offer a growing list of more than 45,000 customers. Importantly, our significantly refreshed Board of Directors and our experienced management team are laser-focused on continued flawless execution as we work to fully realize the full potential of our exciting new company.

We have prepared throughout the course of the year by realigning our global organization into four divisions – Nourish, Scent, Health & Biosciences and Pharma Solutions – to successfully integrate our business with N&B, meet our synergy commitments, better serve our customers’ evolving needs and maximize long-term shareholder value.

Key to Our Success

We place our customers and consumers at the center of everything we do, and this guiding principle continued to drive our success in 2020. But none of this would have been possible without our front-line workers and dedicated employees around the globe who worked tirelessly throughout the year to ensure the continuity of our business, fuel the global supply chain and fulfill the needs of our 45,000 customers worldwide.

Repeatedly throughout the COVID-19 pandemic, IFFers resiliently adapted, collaborated and innovated while managing supply chain disruptions and erratic customer demand to deliver for all IFF stakeholders. Our central vision – Be the partner for essential solutions – has guided our customer-centric strategy throughout 2020 and enabled us to consistently exceed expectations and fulfill the needs of our customers.

Thanks to the dedication of our employees and our relentless focus on our customers, we believe IFF is positioned for continued long-term success. The new IFF will be a stronger partner to customers worldwide, better positioned to apply science and creativity to push past traditional industry boundaries, as well as to capitalize on sustained and emerging consumer trends and heightened customer demand for

[1]	The Company provides these pro forma numbers on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.

integrated solutions and innovations. This positions us well to serve the most diverse customer base in the industry, comprised of global multinational champions, regional leaders, new and emerging brands and private labels alike.

Looking ahead to 2021, we expect to build on the momentum generated in 2020 to drive continued innovation across our portfolio, including strong advancements in delivery systems, modulation and naturals, as well as seek new opportunities in emerging adjacencies. We will do this while doubling-down on our commitment to enhancing our best asset – our talent – as we continue to build our organization, define our operating model and focus on growth acceleration.

Corporate Social Responsibility

We strive to align environmental, social, and governance (“ESG”) issues to our purpose and values. Over the past few years, we have redefined the way we envision sustainability. Customers and consumers of our products want to know if the products they are purchasing are responsibly sourced and produced in an environmentally conscious manner. Our sustainability vision and strategy are designed to address these global trends, and we are committed to making progress happen at every opportunity. In 2020, we were named for the first time to the Dow Jones Sustainability Indices, a family of best-in-class benchmarks for investors who recognize that sustainable business practices are critical to generating long-term shareholder value.

Your vote is important. I encourage you to review this Proxy Statement and the Company’s other communications to its shareholders carefully.

Thank you for your support and interest in IFF.

Sincerely,

Andreas Fibig

Chair and Chief Executive Officer

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This letter includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding the combination with DuPont de Nemours, Inc.’s (“DuPont”) Nutrition & Biosciences business. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2021 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Notice of 2021 Annual Meeting of Shareholders

Date and Time

Wednesday, May 5, 2021
10:00 a.m. Eastern Daylight Time

Place

Meeting live via the Internet. Please visit: www.virtualshareholdermeeting.com/IFF2021*

Items to be Voted On

1.   Elect 13 members of the Board of Directors for a one-year term expiring at the 2022 Annual Meeting of Shareholders.

2.     Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year.

3.     Approve, on an advisory basis, the compensation of our named executive officers in 2020.

4.     Approve our 2021 Stock Award and Incentive Plan.

5.    Transact such other business as may properly come before the 2021 Annual Meeting and any adjournment or postponement of the 2021 Annual Meeting.

Record Date

Only shareholders of record as of the close of business on March 8, 2021 may vote at the 2021 Annual Meeting.

Sincerely,

Andreas Fibig

Chairman and Chief Executive Officer

March 23, 2021

Virtual Meeting

You can attend our virtual 2021 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2021. Be sure to have the 16 digit Control Number we have provided to you to join the meeting. Our 2021 Annual meeting will start at 10:00 a.m. Eastern Daylight Time.

Proxy Voting

It is important that your shares be represented at the 2021 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement.

Proxy Voting Methods

Telephone Internet Mail

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2021:

Our Notice, Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.

We are making the Proxy Statement and the form of proxy first available on or about March 23, 2021.

521 W. 57th Street New York, NY 10019

*

As part of our effort to maintain a safe and healthy environment at our 2021 Annual Meeting for our employees and shareholders and after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and the New York State Department of Health (health.ny.gov) regarding COVID-19, we will hold the 2021 Annual Meeting online at www.virtualshareholdermeeting.com/IFF2021, as permitted under the emergency order of New York State. Although we intend to hold our 2021 Annual Meeting virtually, in the event that New York State law does not allow virtual-only meetings at the time of our 2021 Annual Meeting, we will also hold an in-person meeting at the same date and time at our principal executive office at 521 W. 57th Street, New York, NY 10019 in addition to the virtual meeting. In such case, we will announce the decision to do so at least one week in advance of the 2021 Annual Meeting, by press release and in a filing with the U.S. Securities and Exchange Commission, as well as in materials made available at www.proxyvote.com, and we strongly encourage you to check this website prior to the 2021 Annual Meeting. Note that the decision to proceed with a virtual-only meeting this year does not necessarily mean that we will utilize a virtual-only format or any means of remote communication for future annual meetings.

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2021 Annual Report before you vote.

2020 Highlights

We Continue to Position IFF for Significant Long-Term Growth

Amid the challenges and complexity of 2020, we finished the year with solid financial results. These results are a direct testament to the diversity of our business, the essential nature of many of our products and the resilience and dedication of our global teams to deliver performance across the organization.

2020 Results

Net Sales	$5.1 B

Operating Profit	$566 M

Adjusted Operating Profit*	$730 M

Diluted EPS	$3.21

Adjusted Diluted EPS*	$4.38
Adjusted Diluted EPS ex Amortization*	$5.70

* See reconciliation of GAAP to Non-GAAP financial measures in Exhibit A to this Proxy Statement.

In 2020, we executed towards the closing of our transformational combination with DuPont’s Nutrition & Biosciences business (“N&B Business”), while planning our integration with the N&B Business. With the closing of the combination with the N&B Business (the “N&B Transaction”) completed in February 2021, we realigned our global organization into four divisions to meet our synergy commitments, anticipate customer needs faster and deliver on our long-term growth and profitability goals. Our former Taste, Food & Beverage division is now called Nourish. To nourish is to feed with purpose, a commitment that guides IFF’s partnership with all of our stakeholders. In addition to Nourish, the combined company’s divisions include Scent, which pioneers the discovery and development of ingredients that create unique fragrances for fine perfumes, beauty, personal care and household goods; Health & Biosciences, a leading innovation partner developing safer, healthier and more sustainable solutions across a broad range of consumer product, industrial and agricultural sectors; and Pharma Solutions, a trusted leader in a highly regulated industry that develops the ingredients, products and applications that support the global production of pharma and dietary supplements.

Following the N&B Transaction and in 2021, we are now reimagining what it means to partner with our customers through a platform at the forefront of consumer and commercial product development and an enhanced ability to deliver in-demand, differentiated solutions. Guided by our customer-centric approach, unmatched R&D capabilities and a storied legacy of artistry, we are forging our way forward as a new industry leader.

IFF  |  2021 PROXY STATEMENT  i

PROXY STATEMENT SUMMARY

Our Corporate Governance Policies Reflect Best Practices

➢ All Directors other than our CEO are Independent

➢    Majority Voting and Director Resignation Policy in Uncontested Elections

➢    Executives and Directors are Subject to Rigorous Stock Retention Guidelines

➢    No Limitation on Shareholder Litigation Rights

➢    Proxy Access By-Law Provisions

➢    Prohibition on Short Sales and Hedging of our Stock by our Employees, Officers and Directors

➢    No Exclusive Forum or Fee-Shifting Provisions

➢    Extensive Executive Clawback Policy

➢    Long Standing Commitment to Sustainability

➢ Strong Pay for Performance Practice
➢ Diverse Board Brings Balance of Skills, Professional Experience and Perspectives
➢ Annual Election of Directors
➢ Independent Lead Director Facilitates and Strengthens Board’s Independent Oversight
➢ No Guaranteed Pay Increases or Equity Awards for NEOs
➢ Annual Board and Committee Assessments
➢ Formal Board and Executive Succession Planning
➢ No Shareholder Rights Plan (“Poison Pill”)

Proposals and Board Recommendations

Proposal 1 Election of 13 Director Nominees

The Board recommends a vote FOR the election of all Director Nominees

Our Nominating and Governance Committee and our Board have determined that each of the nominees possesses the skills and qualifications to collectively comprise a highly effective Board. These 13 nominees include 6 directors designated by DuPont who joined our Board upon completion of the N&B Transaction in February 2021.

See “Proposal 1 — Election of Directors” beginning on page 1 of this Proxy Statement.

ii  IFF  |  2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Director Nominees

				Committee Membership
Name and Primary Occupation	Joined	Age	Indep.	Audit	Comp.	Nom.& Gov.	Inn. & Sus.
Kathryn J. Boor Dean of the Graduate School and Vice Provost for Graduate Education, Cornell University	2021	62	●
Edward D. Breen* CEO, DuPont de Nemours, Inc.	2021	65	●			●
Carol Anthony Davidson Former Senior Vice President, Controller & CAO of Tyco International Ltd.	2021	65	●
Michael L. Ducker Former President and CEO, FedEx Freight	2014	67	●		●		●
Roger W. Ferguson, Jr. President and CEO, TIAA	2010	69	●			●
John F. Ferraro Former Global COO, Ernst & Young	2015	65	●
Andreas Fibig Chair and CEO, IFF	2011	59					●
Christina Gold Former CEO, The Western Union Company	2013	73	●		●
Ilene Gordon Former Chair, President & CEO of Ingredion Incorporated	2021	67	●		●
Matthias J. Heinzel CEO, Life Science division of Merck KGaA, Darmstadt, Germany (effective April 1, 2021)	2021	54	●				●
Dale F. Morrison* Founding Partner of Twin Ridge Capital Management	2011	72	●		●	●
Kåre Schultz President and CEO, Teva Pharmaceutical Industries Ltd.	2021	59	●			●
Stephen Williamson Senior Vice President and CFO, Thermo Fisher Scientific	2017	54	●
Committee Chair Financial Expert * Mr. Morrison is our current Lead Director. Mr. Breen will assume the role on May 5, 2021.

IFF  |  2021 PROXY STATEMENT  iii

PROXY STATEMENT SUMMARY

Skills and Qualifications

Our Board regularly evaluates desired attributes for directors in light of the Company’s strategy and needs. Key skills, qualifications and experience currently maintained on the Board include:

Proposal 2 Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year

The Board recommends a vote FOR this proposal

Our Board recommends that shareholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year.

See “Proposal 2 — Ratification of Independent Registered Public Accounting Firm” beginning on page 37 of this Proxy Statement.

Proposal 3 Approve, on an advisory basis, the compensation of our named executive officers in 2020	The Board recommends a vote FOR this proposal Our Board recommends a vote “FOR” the advisory vote to approve executive compensation for the 2020 performance year.
See “Proposal 3 — Advisory Vote on Executive Compensation” on page 64 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 41 of this Proxy Statement.

iv  IFF  |  2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Compensation Governance

Our pay-for-performance compensation program is part of the strong compensation governance that we have adopted.

What We Do	Significant portion of NEO compensation in the form of at-risk variable compensation
Variable compensation based on multiple performance metrics to encourage balanced incentives
Appropriate mix of fixed and variable compensation to reward company, business unit and individual performance
Majority of variable compensation awarded as equity-based awards
Executive clawback policies to recoup cash and equity compensation upon certain triggering events
Executives required to meet share retention guidelines
Independent compensation consultant
Annual risk assessment of compensation programs
What We Don’t Do	No tax gross-ups on severance payments
No single-trigger vesting of cash or equity-based awards upon change in control
No short-sales, hedging or pledging of our stock by our employees, officers or directors
No fixed-duration employment agreements with executive officers
No stock option/SAR repricing or exchange of underwater options or SARs for cash without shareholder approval

Proposal 4 Approve our 2021 Stock Award and Incentive Plan	The Board recommends a vote FOR this proposal Our Board recommends a vote “FOR” the approval of our 2021 Stock Award and Incentive Plan.
See “Proposal 4 — “Approval of our 2021 Stock Award and Incentive “Plan” on page 88 of this Proxy Statement and “2021 Stock Award and Incentive Plan” beginning on page A-1 of this Proxy Statement.

IFF  |  2021 PROXY STATEMENT  v

PROXY STATEMENT SUMMARY

vi  IFF  |  2021 PROXY STATEMENT

Proposal 1 Election of Directors

Our Current Board

Our Board of Directors (“Board”) currently has thirteen members, consisting of (i) seven directors who served on the Company’s Board prior to the closing of the merger with DuPont de Nemours, Inc.’s (“DuPont”) Nutrition & Biosciences business (the “N&B Transaction”) (the “IFF designated directors”) and (ii) six directors designated by the DuPont board of directors (the “DuPont designated directors”) pursuant to the terms of the Merger Agreement.

Upon the recommendation of the Nominating and Governance Committee, our Board has nominated the following current directors for election at the 2021 Annual Meeting, each for a one-year term that expires at the 2022 Annual Meeting:

Andreas Fibig (Chair)
Kathryn J. Boor	Christina Gold
Edward D. Breen*	Ilene Gordon
Carol Anthony Davidson	Matthias Heinzel
Michael L. Ducker	Dale F. Morrison*
Roger W. Ferguson, Jr.	Kåre Schultz
John F. Ferraro	Stephen Williamson

*	Mr. Morrison is our current Lead Director. Mr. Breen will assume the role of Lead Director on May 5, 2021.

Each director will serve until the next annual meeting of shareholders and until a successor is elected and qualified, or until his or her earlier resignation, removal, or death. If any of our Board’s nominees for director becomes unavailable to serve before the 2021 Annual Meeting (which we do not anticipate), our Board may decrease the number of directors to be elected or designate a substitute nominee for that vacancy.

Director Nominee Experience and Qualifications

Board Membership Criteria and Selection

Our Certificate of Incorporation provides that we have at least six but not more than 15 directors. To ensure independence and to provide the breadth of needed expertise and diversity of our Board, the Board periodically reviews its size and makes appropriate adjustments pursuant to our By-Laws. In addition, our Nominating and Governance Committee, together with the other Board members, from time to time, as appropriate, identify the need for new Board members.

Board candidates are considered based on various criteria which may change over time as our business evolves and as the composition of the Board changes. At a minimum, our Nominating and Governance Committee considers the following factors as part of its review of all director candidates and in recommending potential director candidates:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences, gender, race, ethnicity, national origin and other demographics;

IFF  |  2021 PROXY STATEMENT  1

 PROPOSAL 1 — ELECTION OF DIRECTORS

•	business or other relevant experience; and

•

the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to our needs and to the requirements and standards of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).

Proposed director candidates who satisfy the criteria and who otherwise qualify for membership on the Board are identified by the Nominating and Governance Committee. In identifying candidates, the Nominating and Governance Committee seeks input and participation from other Board members and other appropriate sources so that all points of view are considered and the best possible candidates identified. The Nominating and Governance Committee may also engage a search firm to assist it in identifying potential candidates. Members of the Nominating and Governance Committee and other Board members, as appropriate, interview selected director candidates, evaluate the director candidates and determine which candidates are to be recommended by the Nominating and Governance Committee to the Board. Our Nominating and Governance Committee evaluates the suitability of potential candidates recommended by shareholders in the same manner as other candidates recommended to the Nominating and Governance Committee.

We believe that each of our nominees has the experience, skills and qualities to fully perform his or her duties as a director and to contribute to our success. Each of our nominees is being nominated because he or she adheres to the highest standards of personal integrity and possesses excellent interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills and qualities.

	Current or Prior CEO	Operations / Manufacturing	Consumer Products	Innovation / R&D	M&A / Integrations	Human Capital & Sustainability	Finance/ Accounting	ERM / Risk Management	International / Emerging Markets	Other Public Board Experience

Kathryn Boor				✓		✓			✓	✓

Edward Breen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Carol A. Davidson					✓	✓	✓	✓	✓	✓

Mike Ducker	✓	✓		✓	✓	✓		✓	✓	✓

Roger Ferguson	✓		✓		✓	✓	✓	✓		✓

John Ferraro		✓	✓		✓	✓	✓	✓	✓	✓

Andreas Fibig	✓		✓	✓	✓	✓	✓		✓	✓

Christina Gold	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Ilene Gordon	✓	✓			✓	✓	✓	✓	✓	✓

Matthias Heinzel	✓	✓		✓	✓	✓			✓

Dale Morrison	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Kåre Schultz	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Stephen Williamson				✓	✓	✓	✓	✓	✓

2  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 1 — ELECTION OF DIRECTORS

Diversity and Tenure

Diversity is one of the factors that the Nominating and Governance Committee considers in identifying and selecting director nominees. The Board recognizes the value of diversity and strives to assemble a Board with diverse skills, professional experience, global, geographic and other perspectives, age, race, ethnicity, gender, gender identity, sexual orientation or identity, national origin and cultural background, to include in the pool from which nominees for the Board are selected.

In connection with the N&B Transaction, we refreshed our Board by appointing six new members and increasing the size of the Board from eleven to thirteen members. As a result, more than half of our directors currently have a tenure of less than 3 years and our average director tenure is 3.6 years.

We Strive for a Balanced and Diverse Board

*	Tenure and age are as of February 16, 2021.

Shareholder Nominations and Proxy Access

Under our By-Laws, if a shareholder wishes to submit a director candidate for consideration by the Nominating and Governance Committee, or wishes a director nomination to be included in the Company’s proxy statement for an annual meeting pursuant to our proxy access by-law, the shareholder must deliver or mail notice of the request to the Company’s Corporate Secretary, in writing, so that it is received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of shareholders. However, if the annual meeting is not within 30 days of the anniversary date of the prior year’s annual meeting, such notice must be received by the Corporate Secretary no later than 10 days following the mailing of notice of the annual meeting or public disclosure of the annual meeting date, whichever occurs first. The notice must be accompanied by the information concerning the director candidate and nominating shareholder described in Article I, Section 3 and Section 4 of our By-Laws. The Nominating and Governance Committee may also request any additional background or other information from any director candidate or recommending shareholder as it may deem appropriate. Our proxy access by-law permits an eligible shareholder (or group of up to 20 eligible shareholders) who owns shares representing at least 3% of our outstanding shares, and has held the shares for at least three years, to nominate and include in our proxy materials for an annual meeting, director candidates constituting up to 20% of our Board.

IFF  |  2021 PROXY STATEMENT  3

 PROPOSAL 1 — ELECTION OF DIRECTORS

Continued Service

The Nominating and Governance Committee annually reviews each Board member’s suitability for continued service as a member of our Board and recommends to the Board whether such member should be re-nominated. In addition, each director is required to promptly tender his or her resignation for consideration to the Chair of the Nominating and Governance Committee if, during his or her tenure as a director, such director:

•	has a material change in employment,

•	has a significant change in personal circumstances which may adversely affect his or her reputation, or the reputation of the Company, or

•	intends to join the board of another for-profit company,

so that the Nominating and Governance Committee can review the change and make a recommendation to the full Board regarding the director’s continued service. Such resignation becomes effective only upon acceptance by the Board. In addition, if a Director is an active chief executive officer of another public company, such Director shall not serve on the board of more than two public companies (including IFF), other than the company of which he or she is the chief executive officer.

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

4  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Director

Kathryn J. Boor

Director Since: 2021 Committees: • Innovation and Sustainability (Chair) Age: 62

Business Experience

Dr. Boor is the Dean of the Graduate School and Vice Provost for Graduate Education at Cornell University. Prior to appointment to her current role on October 1, 2020, Dr. Boor served as the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences at Cornell University since 2010. Dr. Boor earned a B.S. in Food Science from Cornell University, an M.S. in Food Science from the University of Wisconsin and a Ph.D. in Microbiology from the University of California, Davis.

Public Board Memberships

•  Seneca Foods Corporation, a food processing company

Additional Accomplishments and Memberships

•  Director, Boyce Thompson Institute

•  Director, Foundation for Food and Agriculture Research

•  Trustee, International Life Sciences Institute

•  Director, US-Israel Binational Agricultural Research and Development Fund

Qualifications

Dr. Boor brings to the Board extensive knowledge of food and beverage science, including expertise in food safety and quality. Until assuming her current role in October 2020, Dr. Boor was responsible for developing and implementing the strategic direction of Cornell’s College of Agriculture and Life Science and made important contributions in food and beverage research.

IFF  |  2021 PROXY STATEMENT  5

 PROPOSAL 1 — ELECTION OF DIRECTORS

Edward D. Breen

Director Since: 2021 Committees: • Nominating and Governance Lead Director as of Annual Meeting Age: 65

Business Experience

Mr. Breen is the Executive Chairman and Chief Executive Officer of DuPont de Nemours, Inc. Before becoming CEO, he was Executive Chairman of DuPont and previously served as CEO of DowDuPont and DuPont since 2015. Mr. Breen was the Chief Executive Officer of Tyco International Ltd. from July 2002 until September 2012, was the Chairman of its Board until March 2016 and was one of its directors until September 2016. Prior to joining Tyco International, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola’s Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola’s Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument’s Broadband Networks Group.

Public Board Memberships

•  Comcast Corporation, a media and technology company

•  DuPont de Nemours, Inc., a multi-industry specialty solutions company

Additional Accomplishments and Memberships

•  Trustee, Grove City College

•  Trustee, Lebanon Valley College

•  Trustee, The Hun School of Princeton

Qualifications

Mr. Breen brings to the Board extensive global management experience, including leading the strategic direction and execution of DuPont and its transformative separation from DowDuPont.

6  IFF  |  2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Carol Anthony (John) Davidson

Director Since: 2021 Committees: • Audit Age: 65

Business Experience

Mr. Davidson served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International from January 2004 to September 2012. In that role, he led financial reporting, internal controls and accounting policies and processes. Mr. Davidson was a member of Tyco’s senior leadership team that established financial integrity, operational excellence and strong ethical practices across Tyco’s global operations. Prior to Tyco, Mr. Davidson was Vice President of audit, risk and compliance for Dell Computer Corporation where he served in several executive roles, including Chief Compliance Officer, Vice President and Corporate Controller and Vice President of Internal Audit. Earlier in his career, he spent 16 years with Eastman Kodak Company where he led the internal audit function and previously served in various accounting and financial leadership roles. Mr. Davidson began his career in public accounting at Arthur Andersen & Co.

Public Board Memberships

•  TE Connectivity, a consumer electronics company

•  FMC Corporation, an agricultural sciences company

Additional Accomplishments and Memberships

•  Trustee of University of Rochester

•  Former Member of the Board of Governors of the Financial Industry Regulatory Authority

•  Former Trustee of the Financial Accounting Foundation

•  Inducted into the Financial Executives International Hall of Fame in 2016

Qualifications

Mr. Davidson brings to the Board years of experience overseeing financial reporting, internal controls and developing accounting policies for public companies. He is a Certified Public Accountant, with more than 30 years of leadership experience across multiple industries.

IFF  |  2021 PROXY STATEMENT  7

 PROPOSAL 1 — ELECTION OF DIRECTORS

Michael L. Ducker

Director Since: 2014 Committees: • Compensation • Innovation and Sustainability Age: 67

Business Experience

Mr. Ducker served as President and Chief Executive Officer of FedEx Freight from January 2015 to August 2018. In that role, he provided strategic direction for FedEx’s less-than-truckload (LTL) companies throughout North America and for FedEx Custom Critical, a leading carrier of time sensitive, critical shipments. Mr. Ducker was formerly the Chief Operating Officer and President of International for FedEx Express, where he led all customer-facing aspects of the company’s U.S. operations and its international business, spanning more than 220 countries and territories across the globe. Mr. Ducker also oversaw FedEx Trade Networks and FedEx Supply Chain. During his FedEx career, which began in 1975, Mr. Ducker has also served as president of FedEx Express Asia Pacific in Hong Kong and led the Southeast Asia and Middle East regions from Singapore, as well as Southern Europe from Milan, Italy.

Public Board Memberships

•  nVent Electric plc, a global provider of electrical connection and protection solutions

•  U.S. Xpress Enterprises, Inc., a transportation company operating in the truckload space

Additional Accomplishments and Memberships

•  Executive Committee and Leadership Council of the U.S. Chamber of Commerce

•  Board of Amway Corporation

•  National Advisory Board of the Salvation Army

•  Executive Committee and Treasurer of the American Trucking Association from 2014 to 2019

•  Board of the American Transportation Research Institute from 2014 to 2019

•  Board member of University of Mississippi Foundation

Qualifications

Mr. Ducker’s significant senior executive and international experience coupled with his extensive expertise in complex operations and logistics complements the strength of our Board. Mr. Ducker’s career with FedEx Freight provided him with knowledge of a number of important areas that assist our Board, including leadership, risk assessment and operational issues.

8  IFF  |  2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Roger W. Ferguson, Jr.

Director Since: 2010 Committees: • Compensation (Chair) • Nominating and Governance Age: 69

Business Experience

Mr. Ferguson has served as the President and Chief Executive Officer of TIAA (formerly TIAA-CREF) since 2008 and intends to retire in 2021. Prior to joining TIAA, Mr. Ferguson served as Chairman of Swiss Re America Holding Corporation, a global insurance company, from 2006 to 2008. Mr. Ferguson served as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. He represented the Federal Reserve on several international policy groups and served on key Federal Reserve System committees, including Payment System Oversight, Reserve Bank Operations and Supervision and Regulation. In addition, Mr. Ferguson led the Fed’s initial response on 9/11. From 1984 to 1997, Mr. Ferguson was an associate and partner at McKinsey & Company.

Public Board Memberships

•  General Mills, Inc., a manufacturer and marketer of branded consumer foods

•  Alphabet Inc., the parent holding company of Google Inc.

•  Corning Incorporated, a leading innovator in materials science, effective April 1, 2021

Additional Accomplishments and Memberships

•  Board member of a number of charitable and non-governmental organizations, including the Institute for Advanced Study, Memorial Sloan Kettering Cancer Center, Smithsonian Institution, and the Teacher’s College of Columbia University

•  Member of the Economic Club of New York

•  Member of the Council on Foreign Relations

•  Member of the Group of Thirty

•  Fellow of the American Academy of Arts and Sciences, and Co-Chair of the Academy’s Commission on the Future of Undergraduate Education

•  Fellow of the American Philosophical Society

•  Former Chairman of The Conference Board

•  Previous Chairman and Executive Committee Member of the Business-Higher Education Forum

Qualifications

Mr. Ferguson brings to our Board his sound business judgment, extensive knowledge of the financial services industry and regulatory experience. We benefit from Mr. Ferguson’s service as Chief Executive Officer of TIAA and his experience as a member of other public company boards, which provides him an enhanced perspective on issues applicable to our company.

IFF  |  2021 PROXY STATEMENT  9

 PROPOSAL 1 — ELECTION OF DIRECTORS

John F. Ferraro

Director Since: 2015 Committees: • Audit (Chair) Age: 65

Business Experience

Mr. Ferraro was the Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software company for the energy industry from February 2019 to July 2019. He was the Global Chief Operating Officer of Ernst & Young, a leading professional services firm, from 2007 to January 2015. In that role, he was responsible for the overall operations and services of Ernst & Young worldwide. Prior to the COO role, Mr. Ferraro served in several leadership positions, including as Global Vice Chair of Audit and as the senior advisory partner on some of the firm’s largest accounts. Mr. Ferraro began his career with Ernst & Young Milwaukee in 1976 and has served a variety of global companies. He has worked in Europe (London and Rome), throughout the Midwest (Chicago, Cleveland and Kansas City) and New York.

Public Board Memberships

•  Advance Auto Parts, Inc., an automotive aftermarket parts provider

•  ManpowerGroup Inc., a global workforce solution and service provider

Additional Accomplishments and Memberships

•  Member of the Global Executive Board of Ernst & Young from 2001-2002 and 2004-2014

•  Founded the Audit Committee Leadership Network in 2003

•  Former Chair of the Board of Trustees of Boston College High School

•  Former Chair of the Board of Trustees of Marquette University

•  Practiced as a CPA and is a member of the American Institute of Certified Public Accountants

Qualifications

Mr. Ferraro brings to our Board his extensive executive, auditing and accounting experience working with large and global corporations. We benefit from his extensive understanding of global business operations, markets and risks.

10  IFF  |  2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Andreas Fibig

Director Since: 2011 Chair of the Board Committees: • Innovation & Sustainability Age: 59

Business Experience

Mr. Fibig joined our Board in 2011 and has been our Chair and Chief Executive Officer since 2014. Previously, he served as President and Chairman of the Board of Management of Bayer HealthCare Pharmaceuticals, the pharmaceutical division of Bayer AG, from September 2008 to September 2014. Prior to that position, Mr. Fibig held a number of positions of increasing responsibility at Pfizer Inc., a research-based pharmaceutical company, including as Senior Vice President of the US Pharmaceutical Operations group from 2007 through 2008 and as President, Latin America, Africa and Middle East from 2006 through 2007.

Public Board Memberships

•  Board of Novo Nordisk, a global healthcare company

•  Board of Bunge Limited, a leading agribusiness and food company with integrated operations from September 2016 to May 2018

Additional Accomplishments and Memberships

•  Executive Committee of the World Business Council for Sustainable Development, a CEO-led organization focused on creating a sustainable future for business, society and the environment

•  Chairman, German American Chamber of Commerce, Inc.

•  Chairman and President, 1014 Inc. (Formerly German Academy of New York)

Qualifications

Mr. Fibig’s prior work experience with pharmaceutical companies has provided him with extensive experience in international business, product development and strategic planning, which are directly translatable to his work as our Chairman and CEO.

IFF  |  2021 PROXY STATEMENT  11

 PROPOSAL 1 — ELECTION OF DIRECTORS

Christina Gold

Director Since: 2013 Committees: • Compensation • Nominating and Governance (Chair) Age: 73

Business Experience

From September 2006 until September 2010, Ms. Gold was Chief Executive Officer, President and a director of The Western Union Company, a leader in global money movement and payment services. She was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company and provider of electronic commerce and payment solutions, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., a former telecommunications and e-commerce services provider, from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Prior to founding Beaconsfield Group, Ms. Gold spent 28 years (from 1970 to 1998) with Avon Products, Inc., a leading global beauty company, in a variety of positions, including as Executive Vice President, Global Direct Selling Development, Senior Vice President and later President of Avon North America, and Senior Vice President & CEO of Avon Canada.

Public Board Memberships

•  Korn/Ferry International, a leadership and talent management organization

•  ITT Corporation, a manufacturer of highly engineered components and technology solutions for industrial markets, from 1997 to May 2020

•  Exelis, Inc., a diversified, global aerospace, defense and information solutions company, from October 2011 to May 2013

Additional Accomplishments and Memberships

•  Board of New York Life Insurance, a private mutual life insurance company, from 2001 to April 2020

•  Board of Safe Water Network, a non-profit organization working to develop locally owned, sustainable solutions to provide safe drinking water

•  Board of Governors of Carleton University in Ottawa, Canada

Qualifications

Ms. Gold brings a number of valuable characteristics to our Board, including her extensive international and domestic business experience, her familiarity with the Company’s customer base, her financial expertise and her prior experience as a chief executive officer.

12  IFF  |  2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Ilene Gordon

Director Since: 2021 Committees: • Compensation Age: 67

Business Experience

Ms. Gordon is the retired Chair, President and Chief Executive Officer of Ingredion Incorporated. Ms. Gordon served as Executive Chairman of the Board of Ingredion Incorporated from January 2018 to July 2018, and Chairman of the Board, President and Chief Executive Officer from May 2009 to December 2017. Ms. Gordon was President and Chief Executive Officer of Rio Tinto’s Alcan Packaging, a multinational business unit engaged in the production of flexible and specialty packaging, from 2007 to 2009 and held various senior management positions of increasing responsibility at its affiliate and predecessor companies from 1999 to 2007.

Public Board Memberships

•  International Paper, a paper and packaging company

•  Lockheed Martin, a global security and aerospace company

Additional Accomplishments and Memberships

•  Board of Trustees and Vice Chair, The Conference Board

•  Former Chairman, The Economic Club of Chicago

Qualifications

Ms. Gordon brings to the Board extensive knowledge of the development and implementation of growth strategies from her experience as chief executive officer at a leading global producer of nature-based ingredient solutions for global food, beverage, brewing and industrial customers.

IFF  |  2021 PROXY STATEMENT  13

 PROPOSAL 1 — ELECTION OF DIRECTORS

Matthias Heinzel

Director Since: 2021 Committees: • Innovation and Sustainability Age: 54

Business Experience

Dr. Heinzel will serve as the CEO of the Life Science division of Merck KGaA, Darmstadt, Germany, effective April 1, 2021. He served as President of DuPont’s Nutrition & Biosciences business from April 2019 to February 2021. From 2003 to March 2019, Dr. Heinzel held several leadership roles at DuPont, including as President, Nutrition & Health for the Specialty Products Division, President, Nutrition & Health, and Global Business Director for the Enablers Division. He worked in Germany, the United States and Denmark. Earlier in his career, Dr. Heinzel was a Senior Management Consultant with McKinsey where he served international clients in the technology, telecommunications and process industry. He then held several leadership roles in marketing, strategy and business development in the telecommunications industry.

Additional Accomplishments and Memberships

•  President, DuPont Nutrition & Biosciences, from April 2019 to February 2021

•  President, DuPont Nutrition & Health, from 2015 to 2019

Qualifications

Dr. Heinzel brings to the Board deep industry experience from having overseen the strategic direction and operations of DuPont N&B. He has worked closely with IFF throughout the integration planning stage.

14  IFF  |  2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Dale F. Morrison

Director Since: 2011 Committees: • Audit • Compensation • Nominating and Governance Former Lead Director Age: 72

Business Experience

Mr. Morrison is a founding partner of Twin Ridge Capital Management, a private equity firm. Prior to Twin Ridge, he founded TriPointe Capital Partners in 2011. From 2004 until 2011, Mr. Morrison served as the President and Chief Executive Officer of McCain Foods Limited, an international leader in the frozen food industry. A food industry veteran, his experience includes service as Chief Executive Officer and President of Campbell Soup Company, various roles at General Foods and PepsiCo and as an operating partner of Fenway Partners, a private equity firm.

Public Board Memberships

•  InterContinental Hotels Group, an international hotel company

•  Trane Inc., a manufacturer of heating, ventilating and air conditioning systems, from 2005 to 2008

Additional Accomplishments and Memberships

•  Non-Executive Chairman of the Center of Innovation at the University of North Dakota

•  Board of Harvest/Sherwood, a food distribution company

Qualifications

Mr. Morrison is a seasoned executive with strong consumer marketing, sales and international credentials and his knowledge of our customer base is very valuable to our Board. His experience in private equity and mergers and acquisitions is also an important asset for our Board.

IFF  |  2021 PROXY STATEMENT  15

 PROPOSAL 1 — ELECTION OF DIRECTORS

Kåre Schultz

Director Since: 2021 Committees: • Nominating and Governance Age: 59

Business Experience

Mr. Schultz has served as President and CEO of Teva Pharmaceutical Industries Ltd. and as a member of its Board of Directors since November 1, 2017. From May 2015 to October 2017, Mr. Schultz served as President and Chief Executive Officer of H. Lundbeck A/S. Prior to that, Mr. Schultz worked for nearly three decades at Novo Nordisk, where he served in a number of leadership roles, including Chief Operating Officer, Vice President of Product Supply and Director of Product Planning and Customer Services in the Diabetes Care Division. Mr. Schultz has also held positions at McKinsey and Anderson Consulting. Mr. Schultz received a master’s degree in economics from the University of Copenhagen.

Public Board Memberships

•  Teva Pharmaceutical Industries Ltd., a pharmaceutical company

•  The LEGO® Group, a toy production company, from 2007 to 2020

•  Royal Unibrew A/S, a brewing and beverage company, from 2010 to 2017

Additional Accomplishments and Memberships

•  Former Director, Bitten & Mads Clausen’s Foundation, the holding vehicle for Danfoss A/S, in 2017

•  Knight of the Dannebrog Order

Qualifications

Mr. Schultz is a seasoned executive with global executive leadership experience in the healthcare industry and brings to the Board his experience overseeing financial and growth initiatives in markets worldwide.

16  IFF  |  2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Stephen Williamson

Director Since: 2017 Committees: • Audit Age: 54

Business Experience

Mr. Williamson currently serves as Senior Vice President and Chief Financial Officer at Thermo Fisher Scientific, a leader in life sciences and healthcare technologies. Appointed to this role in August 2015, Mr. Williamson is responsible for the company’s finance, tax, treasury and global business services functions.

He joined Thermo Fisher in 2001 as Vice President, European Financial Operations, based in the U.K., and oversaw its integration activities across Europe. In 2004, Mr. Williamson moved to the U.S. and held finance leadership roles for many of Thermo Fisher’s operating businesses. In 2008, he became Vice President of Financial Operations for the company and led the finance function supporting all businesses.

Prior to Thermo Fisher, Mr. Williamson served as Vice President and Chief Financial Officer, Asia Pacific for Honeywell International (formerly AlliedSignal) in Singapore and held other finance roles in corporate development and operational finance. He began his career with Price Waterhouse in the transaction support group and the audit practice, working in both London and New York.

Additional Accomplishments and Memberships

•  Member of the Institute of Chartered Accountants of England and Wales

Qualifications

Mr. Williamson is an accomplished finance leader with extensive international senior management experience and he brings a deep understanding of the power of innovation and R&D as well as the value of M&A – core components of IFF’s strategy. His deep understanding of complex, global businesses, 20 years of M&A experience and extensive financial insight adds considerable guidance to our Board and Audit Committee.

IFF  |  2021 PROXY STATEMENT  17

Corporate Governance

Code of Conduct

We have adopted a Code of Conduct that applies to all of our employees, including our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our Chief Accounting Officer, as well as our Directors. Additionally, we have adopted a Code of Conduct for Directors and a Code of Conduct for Executive Officers (together with the Code of Ethics, the “Codes”). The Codes are available on our website at https://ir.iff.com/governance.

Only the Board or the Audit Committee may grant a waiver from any provision of our Codes in favor of a director or executive officer, and any such waiver and any amendments to the Codes will be publicly disclosed on our website, www.iff.com.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our strategies, performance, acquisition-related activities, share price development, capital allocation policies and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making and ensure our interests remain well-aligned with those of our shareholders. During 2020, we interacted with our largest active shareholders, representing more than two-thirds of our outstanding shares. We believe that these engagements provide valuable feedback and this feedback is shared regularly with our Board and its relevant committees.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which set forth our governance principles relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	lead independent director duties;

•	board and committee structure and meetings;

•	management succession; and

•	the CEO evaluation and succession process.

In 2020, the Board revised its Corporate Governance Guidelines to, among other things:

•

underscore that the Board recognizes the value of diversity and that it strives to assemble a Board with diverse skills, professional experience, global, geographic and other perspectives, age, race, ethnicity, gender, gender identity, sexual orientation or identity, national origin and cultural background; and

•

provide that if a Director is an active chief executive officer of another public company, such Director shall not serve on the board of more than two public companies (including IFF), other than the company of which he or she is the chief executive officer.

The Nominating and Governance Committee reviews our Corporate Governance Guidelines annually, and recommends changes to the Board as appropriate. A copy of our Corporate Governance Guidelines is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.

18  IFF  |  2021 PROXY STATEMENT

  CORPORATE GOVERNANCE

Environmental, Social and Governance Initiatives

Over the past several years, we have redefined the way we envision sustainability. Moving from the traditional “take-make-dispose” model, we have embraced the circular economy model—one that is restorative and regenerative by design, which we believe is key in safeguarding the well-being of consumers, the health of our planet and the integrity of our business.

Customers and consumers of our products want to know if the products they are purchasing are responsibly sourced and produced in an environmentally conscious manner. Our sustainability vision and strategy are designed to address these global trends, and we are committed to making progress happen at every opportunity. Following the N&B Transaction and the Frutarom acquisition, we have been working on evaluating our expanded environmental footprint and integrating and updating the N&B Business’ and Frutarom’s sustainability practices to align them with legacy IFF sustainability practices.

In line with our combined company’s purpose of applying science and creativity for a better world, our sustainability goals include:

•	Reducing Our Environmental Footprint—we seek to leverage synergies to reduce our operational impact in ways that will mitigate climate change, conserve water and reduce waste.

•	Strengthening Responsible Sourcing—we seek to ensure ethical practices in our supply chain, reduce impact to the environment and support workers and grower communities.

•	Driving Sustainable Innovation—we seek to embed regenerative approaches and circular design principles into our products, processes and R&D pipeline.

•	Embracing People and Communities—we seek to nurture an inclusive culture where we celebrate diversity and give back to the communities where we source and operate.

In 2020, we were named for the first time to the Dow Jones Sustainability Indices, a family of best-in-class benchmarks for investors who recognize that sustainable business practices are critical to generating long-term shareholder value. Named to both the 2020 World Index and the North America Index, this distinction validates IFF’s leadership position in sustainability performance and underscores our commitment to executing on key environmental, social and governance (ESG) priorities. We were also awarded the 2020 EcoVadis platinum sustainability rating, a highly selective designation by EcoVadis, a leading platform for monitoring sustainability in global supply chains. This distinction places IFF in the top 1% of companies assessed in the areas of Environment, Labor & Human Rights, Ethics and Sustainable Procurement. In addition, among other distinctions, in 2019 we were named one of Barron’s 100 Most Sustainable Companies for the third consecutive year and listed in the FTSE4Good Index series as well as in the Euronext Vigeo World 120 Index for ESG performance.

Our commitment to good governance starts with our Board and Executive Committee and is supported by a strong governance framework. This framework is implemented through our organization with frequent communications and trainings on best practices in governance, risk management, business conduct, compliance and ethics. Moreover, we adhere to the highest standards of ethics, integrity, honesty and respect in our dealings with each other and our business partners. To maintain those relationships and our strong reputation, we have a robust program to ensure compliance with our Codes.

We describe our environmental, social and governance programs and performance in more detail in our annual sustainability report, which is posted on our website for investors, customers and suppliers. More information on our governance initiatives can also be found throughout this proxy statement.

IFF  |  2021 PROXY STATEMENT  19

 CORPORATE GOVERNANCE

Independence of Directors

The Board undertakes an annual review of director independence, which includes a review of each director’s relationships with the Company. This review is designed to identify and evaluate, among other things, any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management.

The Board has affirmatively determined that each of our current directors (other than Mr. Fibig, our CEO) meets our independence requirements and those of the NYSE’s corporate governance listing standards. In the ordinary course of business, transactions may occur between the Company and entities with which some of our directors or their family members are or have been affiliated. In connection with its evaluation of director independence, our Board reviewed such transactions, and it has determined that these transactions do not impair the independence of the respective director.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, the Board does not have a policy that requires a separation of the Chair of the Board (“Chair”) and CEO positions. The Board believes that it is important to have the flexibility to make this determination from time to time based on the particular facts and circumstances then affecting our business.

Currently, we combine the positions of Chair and CEO. We believe that the CEO, as the Company’s chief executive, is in the best position to fulfill the Chair’s responsibilities, including those related to identifying emerging issues facing our company, and communicating essential information to the Board about our performance and strategies. We also believe that the combined role of Chair and CEO provides us with a distinct leader and allows us to present a single, uniform voice to our customers, business partners, shareholders and employees. If the Board believes that its current leadership structure will be better served by separating the roles of Chair and CEO, it may then determine to separate these positions.

When the CEO and Chair roles are combined, the independent Directors of the Board may elect a Lead Director to facilitate and strengthen the Board’s independent oversight of our performance, strategy and succession planning and to promote effective governance standards. The independent directors of the Board elect the Lead Director from among the independent directors on an annual basis. Our current Lead Director is Mr. Morrison. Mr. Breen will assume the role of Lead Director at the 2021 Annual Meeting.

Duties of our Lead Director

➢    Presides at all meetings of the Board at which the Chair and CEO is not present, including executive sessions of the independent directors, and provides prompt feedback regarding those meetings to the Chairman and CEO;

➢ Provides suggestions for Board meeting agendas, with the involvement of the Chair and CEO and input from other directors;

➢ Serves as liaison between the Chair and CEO and the independent directors;

➢ Monitors, together with the Chair and CEO, significant issues occurring between Board meetings and assures Board involvement when appropriate; and

➢ Ensures, in consultation with the Chair and CEO, the adequate and timely exchange of information between the management team and the Board.

20  IFF  |  2021 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Committees

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Innovation and Sustainability Committee, each of which operates under a written charter adopted by the Board. Each Committee reviews its charter annually and recommends charter changes to the Board as appropriate. In 2020, each of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Innovation and Sustainability Committee reviewed its charter, and amended it where appropriate. Each Committee charter provides that the Committee will annually review its performance, and each Committee reviewed and discussed its performance in 2020. A current copy of each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Innovation and Sustainability Committee charters is available through the Investor—Governance link on our website, www.iff.com.

The table below provides the current membership and chair for each of our Committees and identifies our current Lead Director.

Name	Audit	Compensation	Nominating and Governance	Innovation and Sustainability
Kathyrn J. Boor

Edward D. Breen*			●

Carol Anthony Davidson	●

Michael L. Ducker		●		●

Roger W. Ferguson, Jr.			●

Andreas Fibig				●

John F. Ferraro

Christina Gold		●

Ilene Gordon		●

Matthias Heinzel				●

Dale F. Morrison*	●	●	●

Kåre Schultz			●

Stephen Williamson	●			●

= Committee Chair

*= Lead Director. Mr. Morrison is our current Lead Director. Mr. Breen will assume the role of Lead Director on May 5, 2021.

Board and Committee Meetings

Our Board held eight meetings during 2020. The Audit Committee held seven meetings, the Compensation Committee held six meetings, the Nominating and Governance Committee held four meetings, and the Innovation and Sustainability Committee held four meetings during 2020. All incumbent directors attended at least 75% of the total Board and Committee meetings on which he or she served during 2020. All of our directors who were serving on the day of last year’s annual meeting of shareholders attended that meeting. Under our Corporate Governance Guidelines, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members endeavor to participate in all Board meetings and all Committee meetings of which the director is a member and to attend our annual meeting of shareholders. Our non-employee directors, all of whom are currently independent, meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board and Committees.

IFF  |  2021 PROXY STATEMENT  21

 CORPORATE GOVERNANCE

Audit Committee

Current Members:	Responsibilities

John F. Ferraro (Chair) Carol Anthony (John) Davidson Dale F. Morrison Stephen Williamson Meetings in 2020: 7

The Audit Committee’s responsibilities include overseeing and reviewing:

•  the financial reporting process and the integrity of our financial statements, capital structure and related financial information;

•  our internal control environment, systems and performance;

•  the audit process followed by our independent accountant and our internal auditor;

•  the appointment, compensation, retention and oversight of our independent accountant and our internal auditor;

•  our independent accountant’s and internal auditor’s qualifications, performance and independence, and whether our independent accountant and internal auditor should be rotated, considering the advisability and potential impact of selecting a different independent accountant or internal auditor;

•  the procedures for monitoring compliance with laws and regulations and with our Code of Conduct;

•  assisting the Board in overseeing and reviewing with management financial risks and the policies and practices established to manage such risks;

•  establishing, monitoring and reviewing procedures for the treatment of concerns regarding compliance, accounting, internal accounting controls and auditing matters, including critical audit matters; and

•  reviewing and pre-approving all audit and non-audit services performed by our independent accountant.

Independence and Financial Expertise

The Board reviewed the background, experience and independence of the current Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:

•  meets the independence requirements of the NYSE’s corporate governance listing standards;

•  meets the enhanced independence standards for audit committee members required by the SEC;

•  is financially literate, knowledgeable and qualified to review financial statements; and

•  qualifies as an “audit committee financial expert” under the SEC rules.

22  IFF  |  2021 PROXY STATEMENT

CORPORATE GOVERNANCE

Compensation Committee

Current Members:	Responsibilities

Roger W. Ferguson, Jr. (Chair) Michael Ducker Christina Gold Ilene Gordon Dale F. Morrison Meetings in 2020: 6

The Compensation Committee’s responsibilities include:

•  recommending the compensation of the CEO for approval by the independent directors of the Board;

•  reviewing and making determinations regarding compensation of executive officers (other than the CEO) and certain other members of senior management;

•  reviewing, adopting and recommending to the Board, or shareholders as required, general compensation and benefits policies, plans and programs, and overseeing the administration of such policies, plans and programs;

•  reviewing and approving the peer group companies for the purpose of benchmarking compensation and performance;

•  reviewing and discussing with management each year the Compensation Discussion and Analysis included in our annual proxy statement;

•  recommending to the Board any changes to the compensation and benefits of non-employee directors;

•  conducting a risk assessment of our overall compensation policies and practices;

•  reviewing succession planning for executive officers (other than the CEO) and certain members of senior management; and

•  assisting the Board in ensuring that long-term and short-term compensation provide performance incentives to management, and that compensation plans are appropriate and competitive and reflect the goals and performance of management and our Company (as also discussed in more detail under the heading “Compensation Discussion and Analysis”).

Independence

The Board reviewed the background, experience and independence of the Compensation Committee members and, based on this review, the Board determined that each member of the Compensation Committee:

•  meets the independence requirements of the NYSE’s corporate governance listing standards; and

•  is a “non-employee” director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

IFF  |  2021 PROXY STATEMENT  23

 CORPORATE GOVERNANCE

Role of Compensation Consultant. The Compensation Committee has the authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating CEO, executive and non-employee director compensation, and in fulfilling its other responsibilities. In 2020, the Committee directly engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook’s work with the Committee included analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends, incentive plan designs and stock ownership guidelines. See also the discussion in our CD&A starting on page 41.

Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2020, Messrs. Ferguson, Ducker and Morrison, as well as Mmes. Gold, Hudson and Tsai served as members of the Compensation Committee. None of these directors was, during 2020, an officer or employee of our Company, or was formerly an officer of our Company. There were no transactions in 2020 between us and any directors who served as Compensation Committee members for any part of 2020 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2020, none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

24  IFF  |  2021 PROXY STATEMENT

 CORPORATE GOVERNANCE

Nominating and Governance Committee

Current Members:	Responsibilities

Christina Gold (Chair) Edward Breen Roger W. Ferguson, Jr. Dale F. Morrison Kåre Schultz Meetings in 2020: 4

The Nominating and Governance Committee’s responsibilities include:

•  developing and reviewing criteria for the selection of directors, and making recommendations to the Board regarding such criteria;

•  identifying qualified individuals to serve on the Board, reviewing the qualifications of director candidates and recommending to the Board the nominees to be proposed by the Board for election as directors at the annual meeting of shareholders who bring the background, knowledge, experience, skill set and expertise that would strengthen and increase the diversity of the Board;

•  reviewing the suitability of directors for continued service, including in case of a resignation tendered by a director following a change in employment or anticipated board memberships, and making recommendations to the Board with respect to their continued service;

•  reviewing director candidates recommended by shareholders for election;

•  establishing and reviewing policies pertaining to roles, responsibilities, tenure and removal of directors, and reviewing the size of the Board, and the number, responsibilities, membership and Chairs of the Board committees;

•  overseeing CEO succession planning;

•  developing and reviewing the Board and Board committee annual evaluation process;

•  overseeing the annual CEO evaluation process and recommending to the Board the annual performance goals for the CEO;

•  reviewing and recommending changes to our Corporate Governance Guidelines and monitoring corporate governance issues; and

•  reviewing and, if appropriate, approving transactions with related parties.

Independence

The Board reviewed the background, experience and independence of the Nominating and Governance Committee members, and based on this review, the Board determined that each member of the Nominating and Governance Committee meets the independence requirements of the NYSE’s corporate governance listing standards.

IFF  |  2021 PROXY STATEMENT  25

 CORPORATE GOVERNANCE

Innovation and Sustainability Committee

Current Members:	Responsibilities

Kathryn Boor (Chair) Michael Ducker Andreas Fibig Matthias Heinzel Meetings in 2020: 4

The Innovation and Sustainability Committee’s responsibilities include:

•  reviewing, evaluating the quality, direction and competitiveness of the Company’s R&D and innovation programs, and R&D pipeline and advising the Board regarding the Company’s progress in achieving its long-term strategic R&D and innovation objectives;

•  overseeing the Company’s business development activities as they relate to the acquisition or development of new science and technology, providing input on new, innovative business development opportunities and evaluating the soundness and risks of technologies in which the Company is investing its innovation efforts;

•  assisting in identifying significant emerging science and technology issues, policies and trends that may impact the Company’s overall business strategy;

•  reviewing the Company’s policies, programs and practices on sustainability and corporate responsibility and assessing new opportunities that would support the Company’s sustainability and corporate responsibility goals;

•  providing support to the management of the Company to ensure a quality Scientific Advisory Board is in place; and

•  reviewing the recruitment and retention of scientific talent.

The members of the Innovation and Sustainability Committee are not required to meet the independence requirements of the NYSE’s corporate governance listing standards.

Board and Committee Assessment Process

Each year, the Nominating & Governance Committee leads an evaluation of the effectiveness of the Board and each of its committees. Each member of the Board responds to an anonymous survey regarding the effectiveness of the Board, its committees and their leadership, and the dynamics between the Board and management. The Board supplements this process through the use of in-person director interviews every other year during which the Lead Director and the Chair of the Nominating & Governance Committee interviews each director to obtain his or her assessment of the effectiveness of the Board and its committees. After consulting with each other, the Lead Director and Chair of the Nominating & Governance Committee summarize and review the results with the Board.

Succession Planning

Our Board recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our Chair and CEO and other senior members of executive management. As part of this process, our CEO and our executive officers are required to prepare a detailed development and succession plan for themselves and for their direct reports on an annual basis. The Company’s executives regularly attend Board meetings and maintain an ongoing dialogue with Board members, which is critical to the Company’s succession planning. The Compensation Committee reviews, on an annual basis, potential successors for the Company’s executive officers and such other senior management employees as the Compensation Committee may determine. In addition, the Nominating and Governance Committee also agrees upon and recommends to the Board a succession plan for our CEO, including in emergency situations. Our Board is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

26  IFF  |  2021 PROXY STATEMENT

 CORPORATE GOVERNANCE

Risk Management Oversight

Our Board is actively involved in the oversight of risks that could affect our Company and is responsible for overseeing and reviewing with management the Company’s enterprise-wide risks and the policies and practices established to manage such risks. It is the responsibility of the CEO and other senior management to manage the Company’s day-to-day business risks and its risk management process. We believe this division of responsibility is the most effective approach for addressing risk management.

Board and Committee Roles in Overseeing Risk

The Board exercises its risk oversight function both at the Board level and by delegating to its committees. The Board and its committees focus on operational risk, financial risk, regulatory risk, litigation risk, cybersecurity and information security risk, tax risk, credit risk, liquidity risk, compliance risk as well as our general risk management strategy, and how these risks are being managed. The Board receives updates on the Company’s risk through management’s enterprise risk management (“ERM”) program report to the Board, which includes management’s approach to mitigating and managing such risks. The Board also receives updates on the Company’s risk from its committees. Each of the Audit, Nominating and Governance, Compensation, and Innovation and Sustainability Committee is responsible for the oversight of risks relevant to its function (as described above) and regularly reports to the Board. The Board believes that its risk oversight structure allows for open communication between the Board, its committees and management.

IFF  |  2021 PROXY STATEMENT  27

 CORPORATE GOVERNANCE

Management

Management maintains an ERM program which is designed to identify and assess our global risks and to develop steps to mitigate and manage risks. As part of its risk management practices, the Company has established a management risk committee chaired by the CFO and General Counsel and made up of key members of the Company’s management to integrate global risk activities (including cybersecurity, compliance, business, human resources and crisis management) and to ensure appropriate prioritization of resources and alignment across the Company. The Board receives regular reports on the ERM process and the Company’s risk mitigation activities, including reports focused on compliance, human capital, cyber security and sustainability risks.

Compensation Risks

In the fourth quarter of 2020, the Compensation Committee, working with its independent compensation consultant, conducted a risk assessment of our executive compensation programs. The goal of this assessment was to determine whether the general structure of our executive compensation policies and programs, annual and long-term performance goals or the administration of the programs posed any material risks to our Company. In addition, with the input from our Chief Human Resources and Diversity and Inclusion Officer, the Compensation Committee reviewed compensation programs and policies below the executive level in a Company-wide risk assessment. The Compensation Committee shared the results of this review with our full Board.

The Compensation Committee determined, based on the reviews of its independent compensation consultant and management’s input and other factors, that the compensation policies and practices for the Company’s employees in 2020, including the established performance goals and incentive plan structures, did not result in excessive risk taking or the implementation of inappropriate business decisions or strategies by the Company’s executives or employees generally, and that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

Human Capital Management

The success of our business is built on our talented employees. At December 31, 2020, prior to the N&B Transaction we had approximately 13,700 employees worldwide, of whom approximately 2,000 are employed in the United States. With the completion of the N&B Transaction, we added more than 10,000 employees around the world, of whom approximately 30% are employed in the United States.

Culture and Values. Our culture is based on our five corporate values of: empowerment, expertise, innovation, integrity and responsibility, and the expression of these values can be seen and felt throughout our history. Our employees appreciate that they contribute to products that touch and enhance the lives of millions of people around the world. In 2020, we implemented a high-performing culture employee engagement initiative designed to further underscore three key attributes of our culture: extreme accountability, bias toward action and effective collaboration. Throughout the year, we engaged with employees around the world as part of this initiative, including senior leader speakers, employee training, employee recognition programs and designating a large number of local employee ambassadors.

Leadership and Development. Our leadership development efforts empower employees to become forward-looking, inspiring and capable decision-makers, agents of change and great leaders. To cultivate our employees’ talent and build sustainable long-lasting careers at IFF, we offer specialized courses for employees globally by partnering with leading institutions and universities to help fulfill our firm commitment of providing the latest training and development offerings at all levels. We also offer to our employees an extensive library of on-demand courses and materials on leadership, management and professional skills development. These offerings complement our talent management’s focus on a strong talent acquisition strategy and an organized and personalized feedback process, supported by industry-leading assessment tools.

28  IFF  |  2021 PROXY STATEMENT

 CORPORATE GOVERNANCE

Diversity and Inclusion. We believe that our differences make us great, as captured in our diversity and inclusion (D&I) vision: “Your Uniqueness Unleashes Our Potential.” To that end, we are dedicated to nurturing a truly inclusive and fair culture through the three pillars of our D&I mission:

•	Our People embody the mosaic of the markets we serve and are empowered to transform the future

•	Our Spirit nurtures an inclusive and fair culture where every voice is valued and heard

•	Our World embraces diversity of thought and strives to do more good, creating a better future for all

In 2020, IFF developed and delivered a broad range of initiatives to support our D&I vision. As part of IFF’s journey to gender parity, the Company in 2020 underwent a rigorous global verification process and attained the Economic Dividends for Gender Equity (EDGE) certification at the MOVE level in 21 countries worldwide, which included an examination of our gender balance across our talent pipeline, gender pay equity, the effectiveness of our framework of policies and practices that ensure equitable career flows and our ability to foster an inclusive workplace culture for all employees. IFF also achieved 100% scores in the Disability Equality Index and achieved the title of best employer for LGBTQ+ employees rating with 100% scores in the Human Rights Campaign Corporate Equality Index and the HRC Equidad Mexico. At the same time, employee resource groups known as “colleague communities” continue to thrive and grow with women@iff and pride@iff opening new chapters at our offices around the world and new colleague communities launching in 2020, such as Soul Black (Brazil) and Black Excellence (USA), as well as SERVE, which supports veteran and first responder issues.

Occupational Health & Safety. Employee safety is one of the cornerstones of our business. Our occupational health and safety management system requires and encourages employees and supervised contractors at sites globally to uphold IFF’s protocols, report any incidents and suggest improvements that will increase the safety of work sites. Our safety management system in each country is based on local regulations. In the absence of country-specific requirements, IFF guidelines are implemented, which are based on U.S. Occupational Safety and Health Administration (OSHA) standards. To work toward a safer workplace, we have put in place a set of protocols and programs related to three areas of focus: (a) safety governance (setting and updating comprehensive safety policies and procedures), (b) safety training of employees on local requirements and IFF policies, and (c) safety culture characterized by awareness and communication. In response to the COVID-19 pandemic, we have been following the requirements of governmental authorities and taking additional preventative and protective measures to ensure the safety of our workforce. Moreover, we have developed return-to-workplace protocols and mandatory site guidelines to continue to protect the health and safety of employees at each location and to promote an orderly and phased return for employees who have been working from home.

Related Person Transactions and Other Information

Transactions with Related Persons

In 2020, there were no transactions and there are no currently proposed transactions in excess of $120,000 in which the Company was or will be a participant and in which any director or executive officer of the Company, any known 5% or greater shareholder of the Company or any immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.

Related Person Transactions Policy

In accordance with SEC rules, our Board has adopted a written policy for the review and the approval of related person transactions. This policy is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com. Under the policy, a “related person” is specifically defined as an executive officer, a director, a director nominee, a beneficial owner of more than 5% of any class of

IFF  |  2021 PROXY STATEMENT  29

 CORPORATE GOVERNANCE

voting securities, an immediate family member of any of the foregoing, or a controlled entity, which is defined as an entity owned or controlled by any of the foregoing or in which any such person serves as an officer or partner, or together with all of the foregoing persons, owns 5% or more equity interests. The policy defines a “related person transaction” as a transaction or series of transactions involving a related person and the Company, excluding employment arrangements involving an executive officer or other senior officer or employee of the Company and director compensation arrangements. The policy requires that any such transaction be approved or ratified by the Nominating and Governance Committee. If accounting issues are involved in the transaction, the Nominating and Governance Committee will consult with the Audit Committee if deemed appropriate.

Pursuant to the policy, a related person transaction will be approved or ratified only if the Nominating and Governance Committee determines that it is being entered into in good faith and on fair and reasonable terms which are in the best interest of our Company and our shareholders. In determining whether to approve or ratify a transaction, the Nominating and Governance Committee considers the following factors, to the extent relevant:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction;

•	the benefits to the Company;

•	the availability of alternate sources of comparable products or services and the terms of such alternative; and

•	an assessment as to whether the transaction is on terms comparable to the terms available to an unrelated third party or to employees generally.

No related person may participate in the review of a transaction in which he or she may have an interest. In addition, except for non-discretionary contributions made pursuant to our matching contributions program, a charitable contribution by our Company to an organization in which a related person is known to be an officer, director or trustee, is subject to approval by the Nominating and Governance Committee. In 2020, there were no related person transactions presented under the policy.

Share Retention Policy

We encourage our executives and directors to own our common stock so that they share the same long-term investment risk as our shareholders. Our Share Retention Policy provides executives and directors flexibility in personal financial planning, yet requires them to maintain ongoing and substantial investment in our common stock. In 2020, the Compensation Committee reviewed our Share Retention Policy with input from management and FW Cook and did not make any substantive changes to the policy.

If an executive or director does not meet the targeted ownership level, the executive or director may not sell or transfer any shares held in an equity, a deferred compensation or a retirement plan account provided by the Company, and the executive or director must retain such shares in such accounts until the targeted ownership level is met. For executives, if their retention requirement is not met, the executive is required to retain a portion of any shares of common stock acquired as a result of exercising any stock settled appreciation right (“SSAR”) or as a result of the vesting of restricted stock or a restricted stock unit (“RSU”) (after payment of any exercise price and taxes).

As of December 31, 2020, all of our named executive officers and directors were in compliance with our Share Retention Policy. Additional detail regarding ownership of our common stock by our executive officers and directors is included in this proxy statement under the heading “Securities Ownership of Management, Directors and Certain Other Persons.”

30  IFF  |  2021 PROXY STATEMENT

 CORPORATE GOVERNANCE

Equity Grant Policy

The Compensation Committee has adopted an Equity Grant Policy with respect to the issuance of equity awards under our equity plans. Under the Equity Grant Policy, the Compensation Committee approves all equity awards to our executive officers (other than our CEO) and certain other members of senior management, and our Board approves all equity awards to our CEO and to our non-employee directors. The grant date for annual awards to all employees (other than awards under our Long Term Incentive Plan, “LTIP”) and for annual awards to our non-employee directors is the date of the Company’s annual meeting of shareholders. The grant date for awards under our LTIP is the date that the applicable metrics are approved. In addition to the annual grants, equity awards may be granted “off-cycle” at other times during the year to new hires, for promotions, retention purposes, director appointments or other special circumstances. The grant price of equity awards (other than LTIP awards) is the closing price of our common stock on the NYSE on the date of the grant. The grant price for LTIP awards is the trailing twenty-day average closing price of our common stock on the NYSE as of the first trading day of the applicable LTIP performance.

Policy Regarding Derivatives, Short Sales, Hedging and Pledges

Under our insider trading policy, directors and all employees, including our named executive officers, are prohibited from entering into transactions designed to hedge against economic risks associated with an investment in our common stock. These individuals may not trade in derivatives in our securities (such as put and call options), effect “short sales” of our common stock, or enter into monetization transactions or similar arrangements (such as prepaid variable forwards, equity swaps, collars or exchange funds) relating to our securities. These individuals are also prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan.

IFF  |  2021 PROXY STATEMENT  31

Directors Compensation

Director Compensation Program

Annual Director Cash and Equity Compensation

Under our non-employee director compensation program, for the service year from the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) to the 2021 Annual Meeting, each non-employee director received an annual retainer of $250,000, of which $112,500 was paid in cash and $137,500 was paid in RSUs issued under our 2015 Stock Award and Incentive Plan (“2015 SAIP”) on the date of the 2020 Annual Meeting. These RSUs vest one year from the grant date and are subject to accelerated vesting upon a change in control. The 1,047 RSUs granted to each director on the date of the 2020 Annual Meeting was calculated using the closing market price of our common stock on the grant date. Any director who is an employee of our Company does not receive any additional compensation for his or her service as a director.

Compensation for our Lead Director and Committee Chairs

For the service year from the 2020 Annual Meeting to the 2021 Annual Meeting, the Lead Director received an additional annual cash retainer of $25,000, the Chair of the Audit Committee received an additional annual cash retainer of $20,000, the Chair of the Compensation Committee received an additional annual cash retainer of $17,500, the Chair of the Nominating and Governance Committee received an additional annual cash retainer of $15,000.

Participation in our Deferred Compensation Plan

Non-employee directors are eligible to participate in our Deferred Compensation Plan (“DCP”). A non-employee director may defer all or a portion of his or her cash compensation as well as any RSUs granted to him or her, subject to tax law requirements. Additional details regarding our DCP may be found in this proxy statement under the heading “Executive Compensation—Non-Qualified Deferred Compensation.” Non-employee directors are not entitled to matching contributions or the 25% premium on deferrals into our common stock fund that are applicable to employees under the DCP.

Additional Benefits

We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and Committee meetings, our shareholder meetings and other Company-related activities. In addition, our current directors are eligible to participate in our Matching Gift Program. Under this program, we match, on a dollar for dollar basis, contributions made by directors to qualifying charitable organizations up to a maximum of $10,000 per person per year.

32  IFF  |  2021 PROXY STATEMENT

 DIRECTORS’ COMPENSATION

The following table details the compensation paid to or earned by our non-employee directors for the year ended December 31, 2020.

2020 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
Marcello V. Bottoli*	112,500	134,351	10,000	256,851
Michael L. Ducker	112,500	134,351	—	246,851
David R. Epstein*	112,500	134,351	10,000	256,851
Roger W. Ferguson, Jr.	130,000	134,351	—	264,351
John F. Ferraro	132,500	134,351	10,000	276,851
Christina Gold	127,518	134,351	10,000	271,869
Katherine M. Hudson*	112,500	134,351	—	246,851
Dale F. Morrison	137,500	134,351	10,000	281,851
Dr. Li-Huei Tsai*	112,500	134,351	—	246,851
Stephen Williamson	112,500	134,351	10,000	256,851

*	No longer serving as director as of February 1, 2021.

(1)

The amounts in this column include (i) the annual cash retainer for service as a non-employee director, (ii) for certain directors, the annual cash retainer for service as Lead Director or as chairperson of a Board committee during 2020, and (iii) nominal amounts of cash paid in lieu of fractional shares of common stock. Of the amounts in this column, the following amounts were deferred in 2020 under our DCP: Mr. Ducker—$112,500; Mr. Epstein—$112,500; Mr. Ferguson—$130,000; Mr. Ferraro—$132,500; Ms. Hudson—$112,500; Mr. Morrison—$137,500 and Mr. Williamson—$112,500. Earnings in our DCP were not above-market or preferential and thus are not reported in this table.

(2)

The amounts in this column represent the aggregate grant date fair value of equity awards granted during the fiscal year ended December 31, 2020, computed in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 14 to our audited financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2021.

(3)	Each director received a grant on May 6, 2020 of 1,047 RSUs under our 2015 SAIP. None of our directors forfeited any RSUs or shares of deferred stock during 2020.

(4)	As of December 31, 2020, the following directors held the number of unvested RSUs and shares of deferred common stock indicated in the table below.

Director	RSUs	Deferred Stock
Marcello V. Bottoli*	1,047	20,771
Michael L. Ducker	1,047	7,619
David R. Epstein*	1,047	6,397
Roger W. Ferguson, Jr.	1,047	13,617
John F. Ferraro	1,047	4,919
Christina Gold	1,047	1,428
Katherine M. Hudson*	1,047	24,776
Dale F. Morrison	1,047	21,947
Dr. Li-Huei Tsai*	1,047	—
Stephen Williamson	1,047	6,077

*	No longer serving as director as of February 1, 2021.

IFF  |  2021 PROXY STATEMENT  33

 DIRECTORS’ COMPENSATION

The deferred shares, which are held under the DCP, result from deferral of vested equity grants, voluntary deferral of retainer fees or the crediting of additional share units as a result of reinvestment of dividend equivalents. Deferred shares will be settled by delivery of common stock upon the director’s separation from service on the Board, or as otherwise elected by the director. All of the deferred shares are included for each director in the Beneficial Ownership Table.

(5)

The amounts in this column are contributions made by us under our Matching Gift Program to eligible charitable organizations matching contributions of the director to those charitable organizations during 2020.

34  IFF  |  2021 PROXY STATEMENT

Securities Ownership

Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 8, 2021, by each current director, each director nominee, the persons named in the Summary Compensation Table in this proxy statement and all current directors and executive officers as a group. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

Name of Director / Officer	Shares of Common Stock Beneficially Owned (1)(2)		Percent of Class**
Kathryn J. Boor	255		*
Edward D. Breen	455		*
Anne Chwat	57,022	(3)	*
Carol Anthony (John) Davidson	255		*
Michael L. Ducker	8,715		*
Roger W. Ferguson, Jr.	14,752	(4)	*
John F. Ferraro	5,998	(5)	*
Andreas Fibig	147,087	(6)	*
Christina Gold	8,272	(7)	*
Ilene Gordon	255		*
Matthias Haeni	48,040		*
Matthias Heinzel	255		*
Rustom Jilla	3,965	(8)	*
Nicolas Mirzayantz	39,984	(9)	*
Dale F. Morrison	27,148	(10)	*
Richard O’ Leary	36,440	(11)	*
Kåre Schultz	255		*
Stephen Williamson	7,163	(12)	*
All Directors and Executive Officers as a Group (21 persons)	419,582	(13)	*

*	Less than 1%.

**	Based on 248,847,002 shares of common stock outstanding as of March 8, 2021.

(1)	This column includes shares held by our executive officers in our 401(k) Retirement Investment Fund Plan.

(2)

In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after March 8, 2021 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. Certain stock equivalent units held in the IFF Stock Fund under our DCP are premium stock equivalent units paid to executive officers that are subject to vesting and may be forfeited if the executive officer’s employment is terminated. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

IFF  |  2021 PROXY STATEMENT  35

 SECURITIES OWNERSHIP

(3)

Includes 5,300 stock equivalent units held in the IFF Stock Fund under the DCP resulting from the deferral of compensation and the 25% premium contributed by IFF on such units. Units contributed by IFF are subject to vesting based on continued employment through December 31, 2022.

(4)	Represents 13,705 stock equivalent units held in the IFF Stock Fund under the DCP.

(5)	Represents 4,951 stock equivalent units held in the IFF Stock Fund under the DCP.

(6)

Includes 60,060 stock equivalent units held in the IFF Stock Fund under the DCP resulting from the deferral of compensation and the 25% premium contributed by IFF on such units. Units contributed by IFF are subject to vesting based on continued employment through December 31, 2022.

(7)	Includes 1,437 stock equivalent units held in the IFF Stock Fund under the DCP.

(8)

Includes 417 stock equivalent units held in the IFF Stock Fund under the DCP resulting from the deferral of compensation and the 25% premium contributed by IFF on such units. Units contributed by IFF are subject to vesting based on continued employment through December 31, 2022.

(9)

Includes 2,822 stock equivalent units held in the IFF Stock Fund under the DCP resulting from the deferral of compensation and the 25% premium contributed by IFF on such units. Units contributed by IFF are subject to vesting based on continued employment through December 31, 2022.

(10)	Includes 22,089 stock equivalent units held in the IFF Stock Fund under the DCP.

(11)

Includes 5,830 stock equivalent units held in the IFF Stock Fund under the DCP resulting from the deferral of compensation and the 25% premium contributed by IFF on such units. Units contributed by IFF are subject to vesting based on continued employment through December 31, 2022.

(12)	Represents 6,116 stock equivalent units held in the IFF Stock Fund under the DCP.

(13)	Includes an aggregate of 122,755 stock equivalent units held in the IFF Stock Fund under the DCP.

5% Shareholders

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, as of March 8, 2021, based on a review of filings with the SEC. Unless otherwise indicated, beneficial ownership is direct.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class*
Winder Investment Pte Ltd and related persons 17-01 6 Battery Road Singapore 049909	25,057,193 (1)	10.1%

*	Based on 248,726,256 shares of common stock outstanding as of February 14, 2021.

(1)

This amount is based on (i) Amendment No. 5 to Schedule 13D filed with the SEC on February 1, 2021 by Winder Investment Pte Ltd (“Winder”), Freemont Capital Pte. Ltd (“Freemont”) and Haldor Foundation (“Haldor”). These shares are held of record by Winder, and the amount includes 927,193 shares of common stock that would be issued upon voluntary settlement of 2,958,500 purchase contracts held by Winder. Winder is a wholly owned subsidiary of Freemont, and Freemont is a wholly owned subsidiary of Haldor. By virtue of such relationships, Freemont and Haldor may be deemed to beneficially own the shares held of record by Winder.

36  IFF  |  2021 PROXY STATEMENT

Proposal 2 Ratification of Independent Registered Public Accounting Firm

Selection of our Independent Registered Public Accounting Firm

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence to determine whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2021, and our Board has directed that our management submit that selection for ratification by our shareholders at the 2021 Annual Meeting. PwC has been retained as our external auditor continuously since 1957. In connection with the selection of PwC, the Audit Committee annually reviews and negotiates the terms of the engagement letter entered into with PwC. This letter sets forth important terms regarding the scope of the engagement, associated fees, payment terms, responsibilities of each party and the election of the parties to be subject to binding arbitration in the case of any dispute.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our Company. For lead and quality review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2021. Although ratification is not required by our By-Laws or otherwise, we are submitting the selection of PwC to our shareholders for ratification because we value our shareholders’ views on our Company’s independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the Audit Committee’s selection of our independent registered public accounting firm in the next fiscal year, but is not bound by the shareholders’ vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of our Company and our shareholders.

Representatives of PwC are expected to attend the 2021 Annual Meeting, where they will be available to respond to questions and, if they desire, to make a statement.

IFF  |  2021 PROXY STATEMENT  37

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table provides detail about fees for professional services rendered by PwC for the years ended December 31, 2020 and December 31, 2019.

	2020	2019
Audit Fees (1)	$9,272,539	$9,470,541
Audit-Related Fees (2)	$200,092	$59,656
Tax Fees (3)	$73,836	$319,600
All Other Fees (4)	$9,689	$10,899
Total	$9,556,156	$9,860,696

(1)

Audit Fees were for professional services rendered for audits of our consolidated financial statements and statutory and subsidiary audits, consents and review of reports filed with the SEC and consultations concerning financial accounting and reporting standards. Audit Fees also included the fees associated with an annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, integrated with the audit of our annual financial statements.

(2)	Audit-Related Fees were for services related to review of certain governance, risk and compliance procedures and other local statutory requirements.

(3)

Tax Compliance services consisted of fees related to tax compliance professional services incurred with respect to the acquisition and integration of Frutarom, preparation of tax returns, assistance with tax audits and appeals, indirect taxes, expatriate tax compliance services and transfer pricing services.

(4)	All Other Fees were for software licenses and other professional services.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for:

•	appointing,

•	negotiating, and setting the compensation of, and

•	overseeing the performance of, the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company by category, including audit-related services, tax services and other permitted non-audit services. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee chairperson to pre-approve services up to $100,000, and the Audit Committee may also delegate authority to one or more of its members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

38  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

All services rendered by PwC to our Company are permissible under applicable laws and regulations. During 2020, all services performed by PwC which were subject to the SEC’s pre-approval requirements were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2020.

Audit Committee Report

The Audit Committee (“we” “us” or the “Committee”) operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available through the Investor—Leadership & Governance—Governance link on the Company’s website at www.iff.com. The Committee is composed of four directors whom the Board has determined are “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC, and all of whom qualify as “audit committee financial experts” as defined by the rules of the SEC.

Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. We met seven times during 2020, including meeting regularly with PwC and the Company’s internal auditor, both privately and with management present. For 2020, we have reviewed and discussed the Company’s audited financial statements with management. We have reviewed and discussed with management its process for preparing its report on its assessment of the Company’s internal control over financial reporting, and at regular intervals we received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. We discussed with PwC its audit of the financial statements and of the Company’s internal control over financial reporting. We discussed with PwC and the Company’s internal auditor the overall scope and plans for their respective audits.

We have discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. We also received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PwC its independence. We concluded that PwC’s independence was not adversely affected by the non-audit services provided by PwC, the majority of which consisted of audit-related, tax compliance and other tax services arising from our acquisition of Frutarom.

Based on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved our recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 22, 2021.

In determining whether to retain PwC as the Company’s independent registered public accounting firm for the 2021 fiscal year, we took into consideration a number of factors, including:

•	the quality and effectiveness of PwC’s historical and recent performance on the Company’s audit;

•

the length of PwC’s tenure as the Company’s independent registered public accounting firm, and its familiarity with our business, accounting policies and practices, and internal control over financial reporting;

IFF  |  2021 PROXY STATEMENT  39

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•	PwC’s capability, understanding and expertise in handling the breadth and complexity of our global operations;

•	the appropriateness of PwC’s fees and payment terms; and

•	PwC’s independence.

Based on this evaluation, we believe that it is in the best interests of the Company and its shareholders to retain PwC as the Company’s independent registered public accounting firm for 2021, which the shareholders will be asked to ratify at the 2021 Annual Meeting of Shareholders.

Audit Committee

John F. Ferraro (Chair)

Carol Anthony (John) Davidson

Dale F. Morrison

Stephen Williamson

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

40  IFF  |  2021 PROXY STATEMENT

Compensation Discussion and Analysis

Reference Guide to our CD&A

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer, our chief financial officer, our former chief financial officer and each of our three most highly compensated executive officers (collectively referred to as our NEOs). This CD&A is organized as follows:

As discussed in Proposal 3, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation.” To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to and are aligned with our performance.

Amid the challenges and unpredictability of the past year, including the COVID-19 crisis, macro-economic uncertainty and the closing and the integration of our transformational combination with the N&B Business, our employees (including our NEOs) have demonstrated resilience, collaboration, flexibility and innovation as we continued to deliver for all of our stakeholders. We remained focused on achieving our strategic growth initiatives and realizing the full potential of our combination with the N&B Business by finalizing the organization’s leadership, operational structure, brand identity and foundational vision. In addition, our diverse product portfolio, which will be further bolstered by our combination with the N&B Business, and our strong cash position have provided us with the stability and market position necessary to navigate the current environment.

We continued to benefit from strong demand for Consumer Fragrances, particularly Home Care and Personal Wash products, while demand for Fine Fragrance and Food Service were negatively impacted by COVID-19 challenges.

While we continued to execute on our strategic goals during 2020, our financial results reflected the external challenges that we faced. As a result, while we believe we are on pace to deliver on our long-term guidance to shareholders, the compensation paid to our NEOs for 2020 was significantly below target and, with respect to certain elements of compensation, below 2019 compensation.

IFF  |  2021 PROXY STATEMENT  41

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

For 2020, our NEOs were:

Name	Title
Andreas Fibig	Chair and CEO
Rustom Jilla	CFO[1]
Nicolas Mirzayantz	Divisional Chief Executive Officer, Scent
Matthias Haeni	Former Divisional Chief Executive Officer, Taste[2]
Anne Chwat	Former General Counsel[3]
Richard O’Leary	EVP, Integration Officer and Former CFO[4]

[1]	Rustom Jilla joined as our CFO on January 20, 2020.

[2]	Matthias Haeni ceased serving as Divisional Chief Executive Officer, Taste effective October 1, 2020 and departed from the Company after a transition period on February 28, 2021.

[3]	Anne Chwat ceased serving as General Counsel effective February 1, 2021. Ms. Chwat will be departing in 2021 after a transition period.

[4]	Richard O’Leary transitioned to a new role—EVP, Integration Officer—effective as of January 20, 2020. Mr. O’Leary will be departing in 2021 after a transition period.

Compensation Philosophy

The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. As such, we consistently focus on the following key drivers of shareholder value maximization:

42  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

We designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. Our compensation program:

The design of our executive compensation program reflects our belief that executive compensation should be (1) aligned with the achievement of financial and operational metrics for both our Company and the respective business unit function in which the executive serves and (2) tied to the total shareholder return delivered to our shareholders. The following illustrates how our CEO’s and other NEOs’ total direct compensation is designed to tie a significant portion of their compensation to variable and long-term goals:

CEO Target Opportunity Mix

NEO Average (excluding CEO) Target Opportunity Mix

IFF  |  2021 PROXY STATEMENT  43

 COMPENSATION DISCUSSION AND ANALYSIS

Our 2020 NEO Compensation Reflects our 2020 Performance

While we delivered on our cash drivers—corporate working capital and corporate capital expenditures—we were challenged on the top-line growth for Taste and our consolidated results. In particular, Taste sales decreased 3% on a reported basis and 2% on a currency neutral basis, due to COVID-19. However, Scent delivered both on sales and operating profit. For example, sales increased 2% on a reported basis and 3% on a currency neutral basis. The AIP payout for our NEOs for the year reflected these results.

NEOs evaluated at the corporate level received AIP payouts of approximately 39.1% of their respective target opportunity, our Former Divisional CEO, Taste received an AIP payout of approximately 24.0% of his target opportunity and our Divisional CEO, Scent received an AIP payout of approximately 93.6% of his target opportunity.

With respect to our LTIP awards, our overall net income resulted in economic profit (“EP”) performance for 2020 below the threshold level established at the beginning of the three-year cycle and our Total Shareholder Return relative to the S&P 500 for the three-year period ending in 2020 was below the 35th percentile threshold. Consequently, none of our NEOs earned any amounts under the outstanding LTIP cycles for our 2020 performance.

Compensation Governance

To ensure continued alignment of compensation with Company performance and the creation of shareholder value on a long-term, sustainable basis, we maintain strong compensation-related corporate governance policies.

What We Do	What We Don’t Do

Pay for performance. A significant portion of the compensation for our NEOs is in the form of at-risk variable compensation	No tax gross-ups for severance or change in control related payments

Base variable compensation on multiple performance metrics to encourage balanced focus	No single-trigger vesting of cash or equity-based awards upon change in control

Use an appropriate mix of fixed and variable compensation to reward Company, business unit and individual performance	No short-sales, hedging or pledging of our stock by our employees, officers or directors

Award a majority of variable compensation as equity-based awards	No fixed-duration employment agreements with executive officers

Maintain executive clawback policies to recoup cash and equity compensation upon certain triggering events	No stock option/SAR repricing or exchange of underwater options or SARs for cash

Require our executives to meet share retention guidelines	No guaranteed pay increases or equity awards for NEOs

Engage an independent compensation consultant

Conduct an annual risk assessment of our compensation programs

44  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements and Targeted Mix

Our executive compensation program includes direct and indirect compensation elements.

We believe that direct compensation should be the principal form of compensation. The table below provides a brief description of the principal elements of direct compensation, whether such compensation is fixed or variable, and the compensation program objectives served by each element. From time to time, the Committee may also approve discretionary awards to executives in connection with their initial employment or for extraordinary individual performance, a significant contribution to the Company’s strategic objectives or retention purposes. In 2020, Mr. Jilla received an inducement grant in connection with his initial employment. This inducement grant, comprised of SSARs and RSUs, was intended to replace the long-term incentive awards Mr. Jilla forfeited at his prior employer upon joining IFF. In addition, Mr. Jilla was entered into the 2018-2020 and 2019-2021 LTIP Cycles on a pro-rata basis.

Element	Fixed or Variable	Primary Objective

Base Salary	Fixed Short-Term Cash

• To attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive’s position, role, responsibilities, experience and individual contributions.

Annual Incentive Plan (“AIP”) award	Variable Short-Term Cash

• To motivate and reward the achievement of our annual financial performance objectives, including currency neutral sales growth, operating profit, gross margin, working capital and disciplined capital expenditure.

Long-Term Incentive Plan (“LTIP”) award	Variable Long-Term Cash and Equity

• To motivate and reward efficient capital allocation, annual profitability performance, deleveraging the Company and long-term shareholder value creation.

• The 2018-2020 LTIP awards were measured by annual economic profit and by relative TSR performance for the award’s applicable three-year period.

• The 2019-2021 LTIP award is measured by cumulative net debt ratio and the relative TSR performance for the award’s three-year period.

• The 2020-2022 LTIP award is measured by annual net debt ratio for 2020, 2-year cumulative net debt ratio for 2021-2022 and the relative TSR performance for the award’s three-year period.

• To align executives’ interests with those of shareholders by paying 50% of the earned award in shares of our common stock (with the remaining 50% settled in cash).

Equity Choice Program (“ECP”) award	Variable Long-Term Equity

• To align executives’ interests with the interests of shareholders through equity-based compensation.

• To encourage direct investment in our Company.

• To serve as an important retention tool.

• To recognize individual contributions.

The Committee periodically reviews the mix between variable and fixed and short-term and long-term incentive compensation opportunities and between cash and non-cash opportunities based on (1) benchmarking and other external data provided by our independent compensation consultant, (2) recommendations from our independent compensation consultant and (3) recommendations from our CEO and CHRO. When reviewing and setting compensation for our NEOs, the Committee considers individual performance that contributes to the Company’s success in achieving its strategic initiatives.

IFF  |  2021 PROXY STATEMENT  45

 COMPENSATION DISCUSSION AND ANALYSIS

Our indirect compensation and reward elements consist of (1) our Deferred Compensation Plan (“DCP”) and our Retirement Investment Fund Plan (the “401(k)”), (2) our perquisite program, (3) our Executive Severance Policy (“ESP”), (4) our Executive Death Benefit Plan and (5) our supplemental long-term disability coverage. The Committee regularly reviews the costs and benefits of these programs.

2020 Direct Compensation

Salaries

The Committee reviews the salaries of our NEOs annually, and adjusts salaries periodically. In February 2020, the Committee reviewed the base salaries of our NEOs, and after consultation with its independent compensation consultant, and effective April 1, 2020, approved salary increases of approximately 2.0% and 2.3% for Mr. Mirzayantz and Ms. Chwat, respectively, to maintain market competitive target total annual compensation levels. No salary increases were approved for our other NEOs. Mr. Jilla’s salary upon his initial employment was $570,000.

Annual Incentive Plan

During 2020, our AIP compensated our executive officers based on the achievement of certain levels of Company financial performance. Financial performance metrics are measured (1) at the consolidated corporate level for our CEO, CFO, former CFO and former General Counsel and (2) at both the consolidated corporate level and the business unit level for the Divisional CEO, Scent and former Divisional CEO, Taste.

In March 2020, the Committee approved certain changes to the AIP to better align business unit metrics for our Divisional CEOs and to reward disciplined capital expenditures for all NEOs. The 2020 AIP weightings for our Divisional CEOs were adjusted to incentivize focus on cash generation through both the P&L and the balance sheet. The gross margin metric weighting was reduced by 5% to partially fund the “cash drivers” performance indicators: working capital (10% weighting from 15%) and capital expenditure (10% weighting from 0%). The Committee believes that these changes aligned with the Company’s focus on cash generation and deleveraging goals following the Frutarom acquisition. As with the prior year, if our Company does not meet the corporate operating profit threshold, which is set and measured excluding incentive compensation estimates, then no AIP payouts will be awarded to any participant, including the NEOs.

The performance metrics for the 2020 AIP and their assigned weightings were as follows:

Annual Incentive Program

	Currency neutral sales growth	Operating profit	Gross Margin	Working Capital	Capital Expenditure	Total Weighting
All NEOs Except Divisional CEOs Corporate Weighting	30%	35%	15%	10%	10%	100%

	Currency neutral sales growth	Operating profit	Gross Margin	Working Capital	Capital Expenditure	Total Weighting
Divisional CEOs Corporate Weighting	5%	5%	0%	0%	10%	20%	100%
Divisional CEOs Business Unit Weighting	25%	30%	15%	10%	0%	80%

46  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Each year the Committee sets an AIP target (stated as a percentage of base salary) for each NEO. For 2020, the Committee maintained the AIP percentage targets at the same level as 2019.

	2020 Salary	Target AIP as % Base Salary	AIP Target

Andreas Fibig	$1,300,000	120%	$1,560,000

Rustom Jilla	$570,000	80%	$456,000

Nicolas Mirzayantz	$624,000	80%	$499,200

Matthias Haeni (1)	$619,389	80%	$495,511

Anne Chwat	$496,000	60%	$297,600

Richard O’Leary	$515,000	80%	$412,000

(1)

Mr. Haeni was paid in Swiss Francs. For 2020, his salary was 545,866 CHF and his AIP Target was 436,693 CHF. The table above reflects the US Dollar equivalent of his salary and AIP target based on an exchange rate of 1.13469 US Dollars to Swiss Francs (the exchange rate as of January 1, 2021).

Performance Metrics and Capped AIP Payouts: Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Committee annually sets the financial performance metrics for our Company and the respective business units that it will use to measure performance as well as the relative weighting that will be assigned to each metric. The Committee then approves threshold, target and maximum performance levels for each performance metric. Upon achievement of the relative performance level, an executive has the opportunity to earn threshold (25%), target (100%) and maximum (200%) amounts with performance levels achievements in between calculated on a linear basis. The Committee seeks to establish corporate performance goals that are challenging yet attainable.

As discussed above, for 2020 AIP awards, the Committee approved the following five financial performance metrics for the reasons noted below:

2020 AIP Performance Metrics	Reasons for Selection
Currency neutral sales growth

•  Reflects both increases in market share and sales expansion, which drives increases in gross profit. By measuring achievement exclusive of currency fluctuations, this goal helps to ensure that we are rewarding actual incremental growth.

Operating profit

•  An increase in operating profit (in dollar terms) encourages the management of gross profit dollars against operating expenses. Achieving this goal helps provide us with the funding to reinvest in the business to drive future growth.

Gross margin percentage

•  Improvement in gross margin percentage is an important measure of our ability to effectively recover increases in the cost of raw materials, cost discipline and operating efficiencies.

•  Gross margin also promotes greater focus on R&D and innovation.

Working capital

•  Reductions in working capital drive better operating cash flow generation. For this purpose, we define working capital as the average days sales outstanding (DSO), plus the average days inventory outstanding (DIO), less the average days payable outstanding (DPO). For the business units, working capital calculations only include DSO and DIO.

Capital expenditure

•  The Company continues to prioritize investment in capital projects to grow and maintain our business. In order to further incentivize management to focus on cash flow generation and debt reduction while investing future growth, the Committee has included managing capital expenditures as a performance metric. Management targets included an annual cash capital spending target and performance was based on measuring actual cash expenditures to the annual target.

IFF  |  2021 PROXY STATEMENT  47

 COMPENSATION DISCUSSION AND ANALYSIS

Determination of 2020 Performance Levels: In determining our 2020 AIP performance threshold, target and maximum levels, the Committee considered our annual targets for 2020, 2019 actual results and payout trends over the prior three-year and five-year periods. The performance target levels for the financial metrics were set in line with our 2020 budget and were approved in early March 2020 prior to COVID-19 being declared a pandemic.

In addition, 2020 LTIP and AIP target performance levels and actual achievement against the target performance levels excluded costs or income associated with (1) adjustments related to ongoing operational improvement initiatives and restructuring, (2) restructurings in connection with our consolidation of Frutarom sites, (3) Frutarom acquisition and integration-related and compliance review costs, (4) the DuPont N&B acquisition and integration costs, (5) a UK pension curtailment loss, (6) gains or losses on sales of assets, and (7) unbudgeted mark-to-market adjustments related to our Deferred Compensation Plan (together, the “2020 non-core items”). These adjustments were intended to eliminate the net impact of certain non-core expenses and non-core gains to reflect our fundamental operating results. Similarly, we excluded the effects of incentive compensation provisions in calculating gross margin performance in order to better focus on the underlying operating performance of our product portfolio. The Committee believes that the necessary self-funding of incentive compensation payments is covered in the operating profit component of the AIP program.

2020 Corporate and Business Unit AIP Performance: Our actual performance against our 2020 AIP corporate financial metrics is set forth in the tables below.

Corporate Performance

The table below reflects the 2020 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by each of Messrs. Fibig, Jilla, and O’Leary and Ms. Chwat, who were evaluated solely on corporate performance.

Corporate Level

As indicated above, during 2020, our corporate performance was 39.1%. The actual dollar amount earned by each NEO is set forth below under “2020 Individual AIP Payouts.”

48  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Scent Business Unit Performance

The table below reflects the 2020 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by Mr. Mirzayantz, our Divisional CEO, Scent.

Scent Business Unit

As indicated above, during 2020, our Scent business unit performance was 93.6%. The actual dollar amount earned by our Divisional CEO, Scent is set forth below under “2020 Individual AIP Payouts.”

IFF  |  2021 PROXY STATEMENT  49

 COMPENSATION DISCUSSION AND ANALYSIS

Taste Business Unit Performance

The table below reflects the 2020 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by Mr. Haeni, our Former Divisional CEO, Taste.

Taste Business Unit

During 2020, our Taste business unit performance was 24.0%. The actual dollar amount earned by our Former Divisional CEO, Taste is set forth below under “2020 Individual AIP Payouts.”

2020 Individual AIP Payouts

The 2020 AIP payout to our NEOs based on the actual achievement of each of the performance metrics is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this proxy statement. Based on the Corporate and Business Unit performance outlined in the tables above, 2020 AIP payouts were as follows:

	2020 AIP Target ($)	2020 Payout
Executive		As % of Target	Award ($)

Andreas Fibig	$1,560,000	39.1%	$609,960

Rustom Jilla	$456,000	39.1%	$178,296

Nicolas Mirzayantz	$499,200	93.6%	$467,251

Matthias Haeni (1)	$495,511	24.0%	$118,923

Anne Chwat	$297,600	39.1%	$116,362

Richard O’Leary	$412,000	39.1%	$161,092

50  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

(1)

The table above converts Mr. Haeni’s AIP target of 80% of his salary to US Dollar equivalent, based on an exchange rate of 1.13469 US Dollars to Swiss Francs (the exchange rate as of January 1, 2021). The actual AIP payout amount reflects the US Dollar equivalent using the same January 1, 2021 exchange rate.

Long-Term Incentive Plan

We believe that LTIP awards reward our executive officers, including our NEOs, for financial results and align their interests with the interests of our shareholders. Annually, the Committee reviews the LTIP to determine (1) the metrics that should be used to encourage long-term success, (2) the weightings that should be applied to such metrics, (3) the length of the performance periods, and (4) the targets for such metrics. The Committee believes that commencing a new three-year LTIP cycle each year:

•	provides a regular opportunity to re-evaluate long-term metrics,

•	aligns goals with the ongoing strategic planning process, and

•	reflects our evolving business priorities and market factors.

The Committee also annually sets a total LTIP target award for each NEO, which reflects the total LTIP award an NEO has the opportunity to receive at the end of the three-year cycle if we meet all of our targets. Depending upon our actual performance relative to financial and relative total shareholder return (“TSR”) goals, the actual payout to the NEO could be greater or less than the total LTIP target award.

Performance Segments. As discussed below, in 2020, the Committee, determined to modify the design of the 2020-2022 LTIP cycle to consist of one annual performance segment for 2020, one two-year cumulative performance segment for 2021-2022 and one three-year cumulative performance segment for 2020-2022. The 2019-2021 LTIP cycle consists of two cumulative, three-year performance segments. The 2018-2020 LTIP cycle consists of four performance segments: three one-year periods and one cumulative three-year period.

Performance Metrics.

Long-Term Incentive Plan (2020-2022 Cycle). In early 2020, the Committee, in consultation with management and FW Cook, evaluated potential LTIP performance metrics and performance periods for the 2020-2022 cycle in light of the N&B Transaction. The Committee retained the Net Debt Ratio and relative TSR performance metrics that focus on deleveraging the balance sheet and the shareholder experience, but determined to bifurcate the measurement period for the Net Debt Ratio metric due to challenges associated with multi-year goal setting in light of the N&B Transaction that was announced in late 2019. For the 2020-2022 LTIP cycle, the Committee decided to replace the three-year cumulative Net Debt Ratio (as defined below) with an annual Net Debt Ratio performance segment for 2020 and a two-year cumulative Net Debt Ratio performance segment for 2021-2022, in addition to the cumulative, three-year relative TSR, with the performance segments being weighted 16.7%, 33.3% and 50.0%, respectively. “Net Debt Ratio” is defined as the ratio of the Company’s net debt to adjusted EBITDA (earnings before interest, tax, depreciation and amortization). The Net Debt Ratio for 2021-2022 will be established in early 2021 based on financial projection and investor commitments for the combined company.

Long-Term Incentive Plan (2020-2022 Cycle) - Segment Weightings

Net Debt Ratio (2020)	Net Debt Ratio (2021-2022)	Relative TSR (2020-2022)	Total
16.7%	33.3%	50.0%	100.0%

IFF  |  2021 PROXY STATEMENT  51

 COMPENSATION DISCUSSION AND ANALYSIS

The Committee also believes that three-year relative TSR is a good indicator of our overall long-term performance, and directly ties our executives’ compensation opportunity to our share price appreciation and dividend payments relative to a major large-cap index of which the constituents are viewed as being competitors for investor capital. The relative TSR is calculated by measuring the change in the market price of stock plus dividends paid (assuming the dividends are reinvested) for our Company and the S&P 500 companies over the three-year performance period. The market price for purposes of calculating the relative TSR of our Company and the S&P 500 on each cycle-end date is determined based on the average closing price per share of each company’s stock over the period of 20 consecutive trading days preceding that date, as reported by S&P Capital IQ. The relative TSR goal for the cumulative performance segment is set at the beginning of the three-year cycle.

Long-Term Incentive Plan (2019-2021 Cycle). The 2019-2021 LTIP cycle is tied to achievement of three-year Net Debt Ratio at the end of the three-year period, and three-year relative TSR, with Net Debt Ratio and Relative TSR to be weighted equally.

Long-Term Incentive Plan (2019-2021 Cycle) - Segment Weightings

Net Debt Ratio (2019-2021)	Relative TSR (2019-2021)	Total
50.0%	50.0%	100.0%

Long-Term Incentive Plan (2018-2020 Cycle). For the 2018-2020 LTIP cycle, EP measures operating profitability after considering (1) all of our revenues and operating costs, (2) income taxes and (3) a charge for the capital employed in the business. Capital employed primarily consists of working capital, property, plant and equipment, and intangible assets. The capital charge is determined by applying the estimated weighted average cost of capital (“WACC”) to the adjusted average invested capital employed (including charges and/or loss provisions associated with non-operating events such as restructurings and tax or litigation settlements) during the relevant period. The estimated WACC rate is the weighted average cost of our debt and equity capital. In determining the EP target for the 2020 annual performance segments of the 2018-2020 LTIP cycles, the Committee considered our annual targets for 2020, our 2019 actual results and payout trends over the prior three-year and five-year periods, and the pro-forma impact of recent acquisitions.

For the 2018-2020 LTIP cycle, the Committee reviews our annual performance and cumulative performance for the newly completed three-year cycle. To the extent that our annual performance has met or exceeded the threshold annual EP goal, the Committee approves “banking” the credit that will be applied to the payout at the end of the three-year cycle. For the completed three-year cycle, the Committee approves the total payout, taking into consideration the performance for each of the prior annual performance segments and the cumulative performance segment.

Long-Term Incentive Plan (2018-2020 Cycle) - Segment Weightings

Segment	EP	Relative TSR
Year 1	12.5%	0.0%
Year 2	12.5%	0.0%
Year 3	12.5%	0.0%
Cumulative Three-Year Segment		62.5%
Total	37.5%	62.5%	100.0%

52  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

2020-2022 LTIP Target Awards

In early 2020, the Committee approved the following total LTIP target awards to each of our NEOs for the 2020-2022 LTIP cycle:

NEO	Total LTIP Target Award

Andreas Fibig	$3,070,000

Rustom Jilla	$500,000

Nicolas Mirzayantz	$500,000

Matthias Haeni	$500,000

Anne Chwat	$297,600

Richard O’Leary	$500,000

The Committee set the 2020 Net Debt Ratio goal based on the Company’s internal deleveraging goal. The Committee set the cumulative three-year relative TSR goal for the 2020-2022 LTIP cycle at the same level that had been set for the prior year’s LTIP cycle, which required above median performance to achieve target payout (see page 56 for relative TSR performance goals). The Committee again determined that 50% of the value of the awards would be denominated and paid in cash and 50% would be denominated and paid in shares, consistent with prior LTIP cycles. The Committee believes that paying 50% of the LTIP value in shares creates a stronger alignment between executives and shareholders, and provides additional incentive for executives to achieve superior Company performance and to produce share price appreciation over the three-year performance cycle. The number of target shares of our common stock for the 50% portion that would be paid in shares is determined based on the market price of the common stock at the beginning of the cycle. For the 2020-2022 LTIP cycle, it was based on $130.21 per share, the average closing price for the twenty trading days prior to January 2, 2020, the first stock trading day of the 2020-2022 LTIP cycle. Mr. Jilla’s 2020-2022 LTIP cycle price of $126.89 is based on the average closing market price of a share of our common stock for the 20 trading days preceding his January 20, 2020 appointment.

2020 LTIP Performance

For the 2020 segment of the 2018-2020 LTIP cycle, our EP of $(263) million, as adjusted for 2020 non-core items, was below threshold performance level. For the 2020 segment of the 2020-2022 LTIP cycle, our Net Debt Ratio of 3.40 was below threshold performance level. As a result, our NEOs did not earn any portion of the performance segment based on the EP or Net Debt Ratio goals for the year. Our relative TSR for the cumulative, three-year performance period ended in 2020 was at the 28th percentile and, as a result, our NEOs also did not earn any portion of the performance segment based on the relative TSR goal for the three-year cycle. Consequently, no amounts were earned or “banked” for the 2020 segment of the 2018-2020 or 2020-2022 LTIP cycles.

IFF  |  2021 PROXY STATEMENT  53

 COMPENSATION DISCUSSION AND ANALYSIS

2020 LTIP Results

2018-2020 LTIP Payout

The 2020 annual segment performance and the cumulative relative TSR result were below threshold resulting in segment payouts of 0.0%. Consequently, the overall payout for the 2018-2020 LTIP cycle was approximately 23.8% of target, based on the following EP and Relative TSR results against objectives, as determined by the Committee.

Segment	Segment Weighted EP Result	Cumulative TSR Result	Segment Weighting	Overall Result

2018	190.6%	0.0%	12.5%	23.8%

2019	0.0%	0.0%	12.5%	0.0%

2020	0.0%	0.0%	12.5%	0.0%

Cumulative	0.0%	0.0%	62.5%	0.0%
Total			100%	23.8%

The payout for the 2018-2020 LTIP cycle for the NEOs, based on the actual achievement of quantitative objectives, is discussed in greater detail following the Grants of Plan-Based Awards Table.

For the LTIP performance cycles that concluded in the five-year period from 2016 to 2020, the actual percentage payout under the LTIP against long-term cycle performance goals ranged from approximately 24% to 124%, with an average payout of 48%.

54  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Equity Choice Program

Equity is a key component of our long-term incentive compensation as it (1) provides participants with a meaningful stake in our Company, thereby aligning their interests more closely with shareholders, (2) encourages participants to focus on long-term success, (3) helps to attract and retain top talent and (4) recognizes individual contributions. We believe that our ECP is an effective vehicle to encourage ownership as it provides participants the flexibility to allocate their award among three types of equity.

Under the ECP, participants, including all NEOs, may choose from three types of equity award grants. For ECP awards in 2020, these three types were (1) Purchased Restricted Stock Units (“PRSUs”), (2) Stock-Settled Appreciation Rights (“SSARs”), and (3) Restricted Stock Units (“RSUs”). PRSUs are assigned an adjustment factor of 120% to incent participants to invest in and accumulate shares to promote retention and increase alignment of participants’ interests with those of our shareholders. Based on the participant’s election, a participant’s dollar award value is converted into a combination of PRSUs, SSARs and RSUs on the grant date based on the market price of our common stock on such date.

All ECP awards are generally subject to a vesting period of approximately three years. The Committee believes the ECP is an attractive tool for recruiting, motivating and retaining executive talent and encourages alignment with shareholders by reinforcing investment and ownership in our Company by our executives.

The table below sets forth each of the three types of equity awards offered and their adjustment factor. During 2020, ECP participants, including all of our NEOs, made choices based on the different equity award types described below.

Types of Equity	Description of Equity Type
PRSUs

PRSUs are restricted stock units that are granted as a match against shares of Company stock committed and/or purchased at full value by an ECP participant on the grant date. As an incentive to promote share accumulation and direct investment in our stock, there is a 20% upward adjustment of the award value if PRSUs are elected. If an ECP participant chooses PRSUs, then he or she must deliver funds to purchase shares (or commit to holding shares with an equivalent value) equal to the dollar amount of the ECP award (including the 20% adjustment). Upon receipt of the funds (or committed shares) by the Company, the ECP participant receives a matching number of PRSUs.

PRSU holders have no voting rights during the vesting period but accrue dividend equivalents on their PRSUs. PRSUs vest approximately three years from the date of grant. PRSUs are the most rapid way for participants to accumulate and build share ownership based on the participant’s direct investment in Company stock.

SSARs

SSARs are a contractual right to receive the value, in shares of Company stock, of the appreciation in stock price from the SSAR grant date to the date the SSAR is exercised by the participant. Participants receive a number of SSARs equivalent to 5 times (i.e. the approximate binomial value of the SSARs) the elected SSAR award value divided by the grant price. SSARs provide upside potential for share accumulation and greater alignment with shareholders because SSARS only have value if the stock price increases after the grant date.

SSARs become exercisable on a stated vesting date, which is approximately three years from the grant date, and expire on the seventh anniversary of the grant date. SSARs do not require a financial investment by the SSAR grantee.

RSUs

RSUs are our promise to issue unrestricted shares of our stock on the stated vesting date, which is approximately three years from the grant date. RSUs do not require a financial investment by the RSU grantee.

IFF  |  2021 PROXY STATEMENT  55

 COMPENSATION DISCUSSION AND ANALYSIS

As an example of the value that may be delivered by the ECP to the participant based on the three election types, the following table shows the number of shares and value to the participant at vesting for an ECP award of $500,000. For all three choices, vesting occurs approximately three years from the grant date:

Assumes a Common Share Value of $115.00 at Award (1)
	PRSU (2)	RSUs	SSARs (3)

Award Value	$500,000	$500,000	$500,000

Adjustment Factor	1.2	1.0	1.0

Post-Factor Value	$600,000	$500,000	$500,000

Participant Required Investment	$600,000	—	—

Award Shares/SSARs at Grant Date	5,217 Shares	4,348 Shares	21,739 SSARs

Dollar Value of Award at Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Increase)	$755,827	$629,856	$649,280
Dollar Value of Award at Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Decrease)	$476,299	$396,916	—

(1)	Dollar values of awards are used in this table for illustrative purposes only and are not intended as forecasts of future stock price performance. All values shown are before tax withholding.

(2)	PRSU values exclude dividend equivalents.

(3)

Participants may choose to hold their SSARs longer than the three-year vesting period (up to the full seven-year contractual term) and continue to participate in future stock price appreciation, if any.

2020 Equity Choice Program Awards

The Committee annually determines the dollar range of ECP awards for each level of participating executive based on peer group and long-term incentive practices survey data, a review of the competitiveness of the combined value of the ECP awards and LTIP awards with market practices and other factors that it deems appropriate. For 2020, these ranges were as follows:

	Lower Limit	Upper Limit

CEO	$1,000,000	$ 3,500,000

CFO, former CFO, Divisional CEO, Scent and former Divisional CEO, Taste	$250,000	$ 750,000
Former General Counsel	$175,000	$ 525,000

The Committee then approves the actual dollar award to be granted to each NEO other than the CEO, and recommends to the independent members of the Board for approval the actual dollar award for the CEO.

In February 2020, the Committee approved (or, in the case of the CEO, recommended to the independent members of the Board for approval) the 2020 ECP values awarded to each executive, including our NEOs, with an effective grant date of May 5, 2020. The period of time between approval of ECP values and the actual grant date gives ECP participants time to make their irrevocable ECP elections and to arrange for the purchase of shares from the Company if PRSUs are elected. The Committee determined that the 2020 ECP grants would vest on April 6, 2023 (35 months from the grant date).

Similar to prior years, the actual amount of each ECP awarded to each NEO in 2020 was based on an evaluation of the individual NEO’s performance, long-term potential, market factors and retention considerations. The actual value of these awards will depend on future stock price performance.

56  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the ECP dollar award value approved by the Committee or Board for each NEO during 2020 and the percentage and adjusted dollar value after application of the adjustment factor of each type of award elected by each NEO.

		RSU Election		PRSU Election
	2020 Unadjusted ECP Award	Percent Election	Adjusted Value	Percent Election	Adjusted Value

Andreas Fibig	$3,070,000	30%	$921,000	70%	$2,578,800

Rustom Jilla	$500,000	65%	$325,000	35%	$210,000

Nicolas Mirzayantz	$550,000	0%	$—	100%	$660,000

Matthias Haeni	$400,000	0%	$—	100%	$480,000

Anne Chwat	$500,000	0%	$—	100%	$600,000
Richard O’Leary	$400,000	0%	$—	100%	$480,000

The actual equity award grants to each NEO, based on the above elections, are identified in the Grants of Plan-Based Awards Table. Information on prior ECP awards that were exercised or vested in 2020 can be found in the Options Exercised and Stock Vested Table.

Indirect Compensation

Deferred Compensation Plan

As part of our compensation program, we offer U.S.-based executives and other senior employees an opportunity to participate in our DCP. Pursuant to the terms of the DCP, we provide the same level of matching contributions to our executives that are available to other employees under our 401(k) savings plan. We also use the DCP to encourage executives to acquire shares of our common stock that are economically equivalent to ownership of our common stock but on a tax-deferred basis. We do this to encourage executives to be long-term owners of a significant equity stake in our Company and to enhance the alignment between the interests of executives and those of our shareholders.

Our costs in offering the DCP consist of the time-value of money costs, the cost of the matching contribution that supplements the 401(k) savings plan, administrative costs and a 25% premium for amounts deferred into the IFF Stock Fund in an executive’s DCP account. The premium on amounts deferred into the IFF Stock Fund typically do not vest until approximately two years after the deferral is made, as the premium is contingent on the executive remaining employed by us (other than for retirement) for the full calendar year following the year when such deferral is made. If notional investments within the DCP increase in value, the amount of our payment obligation will increase. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive.

Additional information about the DCP and supplemental matching contributions and premiums on cash deferrals into the IFF Stock fund under the DCP made for NEOs may be found below under “2020 Non-Qualified Deferred Compensation.”

Executive Severance Policy

The ESP provides severance and other benefits to executives, including NEOs, whose employment is terminated by the Company without cause or in the event of a termination by the executive for good reason in certain circumstances. This policy helps us in competing with other companies in recruiting and retaining qualified executives. When recruiting an executive from another company, the executive in most

IFF  |  2021 PROXY STATEMENT  57

 COMPENSATION DISCUSSION AND ANALYSIS

cases will seek contract terms that provide compensation if his or her employment is terminated in cases in which the executive has not engaged in misconduct. The level of severance pay under the ESP is based on a tier system and each executive’s assigned tier is based on the executive’s grade level. All of our NEOs are in Tier I. We believe that the ESP provides a level of severance pay and benefits that is competitive with our peer group companies.

A discussion of our ESP and the payments that each of our NEOs would have been eligible to receive had a covered termination occurred as of December 31, 2020 is set forth below under “Potential Payments upon Termination or Change in Control.” The N&B Transaction will constitute a change in control under the ESP.

Additional Benefits

Perquisite Program

Our NEO perquisite program offers non-monetary benefits that are within the range of market practice as determined through a market study conducted by our independent compensation consultant. The Committee reviews our perquisite program on a bi-annual basis with its independent compensation consultant. Based on its last review, the Committee determined that the total value of our perquisite program is within the range of market practice. Additional details concerning perquisites are included in the footnotes to the All Other Compensation Table.

Under the perquisite program, our NEOs participate in our health and welfare benefits that are generally available to all employees, including group medical insurance, group life insurance, and group long-term disability insurance. In addition, our NEOs are generally eligible to receive certain benefits including:

•	Company car;

•	Annual physical exam;

•	Financial planning and tax preparation (up to $10,000 per year);

•	Estate planning (up to $4,000 over a three-year period); and

•	Fitness dues or membership (up to $3,000 annually).

We may provide additional or modified perquisites to our NEOs in connection with their employment arrangements. In addition, Mr. Fibig is provided a Company driver, and an annual financial planning and tax preparation allowance of $25,000.

Supplemental Long-Term Disability

In addition to our group long-term disability (“LTD”) insurance, we also offer Supplemental LTD insurance to those U.S.-based employees, including our NEOs, who earn a base salary plus bonus in excess of the maximum base salary of $300,000 under our group plan. The Supplemental LTD insurance provides a maximum monthly benefit of $25,000. The Supplemental LTD insurance premium, like our basic group LTD policy, is fully paid by us and is taxable income to employees upon receipt of the benefit. Effective July 2019, the Supplemental LTD program was closed to new participants.

Executive Death Benefit Plan

Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant’s annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan). For eligible participants, the plan also provides a post-retirement death benefit, or pre-retirement after attaining age 70, equal to the

58  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

participant’s base salary for the year in which the participant retires or reaches the age of 70, less $12,500 of group coverage for retired participants and less $50,000 for senior participants (those who have attained the age of 70 and remain employed with us). NEOs appointed after July 2013 have not been eligible for a post-retirement death benefit.

Compensation Setting Process

Roles and Responsibilities

Compensation Committee

The Committee is responsible for overseeing the determination, implementation and administration of executive compensation (including equity awards, benefits and perquisites). The Committee recommends CEO compensation to the independent directors of the Board for their approval and approves the compensation of all other NEOs.

Compensation Consultant

Frederic W. Cook & Co., Inc. (“FW Cook”) is engaged as the Committee’s independent compensation consultant. Since August 2015, FW Cook has worked with the Committee to provide it with analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. FW Cook is engaged exclusively by the Committee on executive and non-employee director compensation matters and does not have other consulting arrangements with us. The Committee considers the independence of FW Cook on an annual basis, and in 2020 it determined FW Cook was independent and that had no conflicts of interest.

Management

Our CEO evaluates individual performance and, with input from the Committee’s independent compensation consultant, the CEO and CHRO evaluate the competitive pay positioning for senior management members that report directly to the CEO, including our NEOs, and make recommendations to the Committee concerning each such executive’s target compensation. Our CEO follows the same process with regard to the target compensation for our CHRO, without her input, and the Committee follows the same process with regard to the target compensation for our CEO, without his input.

Shareholder Advisory Vote

As part of its compensation setting process, the Committee also considers the results of the prior year’s shareholder advisory vote on our executive compensation. The Committee believes these voting results provide useful insight as to whether shareholders agree that the Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase shareholder value. As part of its 2020 compensation setting process, the Committee reviewed the results of the 2020 shareholder advisory vote, in which 89.3% of the votes cast were voted in favor of our executive compensation program.

IFF  |  2021 PROXY STATEMENT  59

 COMPENSATION DISCUSSION AND ANALYSIS

Peer Group and Benchmarking

On an annual basis, the Committee reviews and approves the compensation of our NEOs. We use a global job level structure for our NEOs, with compensation ranges for each job level. Our NEOs are placed in a particular job level based on internal factors (including scope of responsibilities and job complexity) and an external market evaluation. The external market evaluation is based on published third-party general survey information and a review of similar positions within our selected peer groups described below. This process is referred to as “market benchmarking.”

Market Benchmarking

The Committee reviews its external market benchmarking and peer group data annually. The Committee’s goals are to position (1) target total cash compensation at median or slightly above and (2) target total direct compensation (salary, annual incentive compensation and long-term incentive compensation) between the median to 75th percentile of relevant market benchmarks. This philosophy reflects the Committee’s approach to setting stretch goals that require above median performance to generate target payouts. In July 2019, the Committee reviewed the peer group with our independent compensation consultant to ensure that it continued to serve as an appropriate market benchmark for setting 2020 compensation levels and opportunities. As a result of this review, the Committee approved the following changes to the peer group for purposes of the 2020 target compensation setting process: (i) each of Dr. Pepper Snapple Group and Spectrum Brands were removed from the peer group because they have been acquired; and (ii) each of Bausch Health Companies Inc. (formerly Valeant Pharmaceuticals), Brown-Forman Corporation, Catalent, Inc., Keurig Dr. Pepper Inc., and Hormel Foods Corporation were added to the peer group.

The Committee’s independent compensation consultant provides the 25th percentile, median and 75th percentile “market reference” data for each executive position based on the average of the two relevant compensation benchmarks, as further explained below. This data is used to analyze the external competitiveness of each NEO’s base salary, target total cash compensation and target total direct compensation. This analysis is reviewed with the Committee and, in the case of the compensation of NEOs other than the CEO, with the CEO as well. In determining target total direct compensation for each executive in 2020, the Committee considered the consultant’s market reference analysis. In addition, the Committee considered a number of other important factors, including each executive’s:

•	individual experience and performance;

•	scope of responsibilities;

•	relative responsibilities compared with other senior Company executives;

•	contribution relative to overall Company performance;

•	compensation relative to his or her peers within the organization; and

•	long-term potential.

The Committee uses the market reference range in order to establish a starting point for the compensation levels that the Committee believes would provide our NEOs with competitive compensation. However, the actual target total direct compensation approved by the Committee may be above or below the market reference range based on the Committee’s review of market compensation levels, its desire to create internal pay equity among our executives and the individual factors set forth above.

For 2020, the Committee awarded target total direct compensation for our NEOs within the competitive range of the targeted median to 75th percentile. The total actual compensation paid for the year, as compared to target compensation approved at the beginning of the year, may differ depending on Company and individual performance. Consequently, the actual compensation received by an NEO may be higher or lower than his or her target market reference range.

60  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

For 2020 compensation decisions regarding our NEOs, the Committee benchmarked compensation of our NEOs against our Peer Group and a size appropriate cut of the 2019 Towers Watson General Industry Survey. Information about these benchmarking groups is set forth below.

Selected Peer Group	Selection Criteria

➢     U.S. publicly traded companies of comparable size with manufacturing operations (generally based on revenue of 0.4x to 2.5x and market capitalization of 0.25x to 4x compared to our Company)

➢     Strong in-house R&D activities

➢     Global scope with significant international presence (international operations generally accounting for at least 25% of total revenues)

➢     Growth orientation, with positive sales and operating income growth over the three years prior to the review and selection of the peer group

➢     Companies that are included in the peer groups of at least 3 of the 14 companies that are within our current compensation peer group (“peers of current peers”)

➢     Companies that include us in their compensation peer group

Component Companies

➢     Ashland Global Holdings Inc.

➢     Bausch Health Companies Inc.

➢     Brown-Forman Corporation

➢     Catalent, Inc.

➢     Celanese Corporation

➢     Church & Dwight Co., Inc.

➢     The Clorox Company

➢     Coty Inc.

➢     Edgewell Personal Care

➢     The Estée Lauder Companies Inc.

➢     The Hain Celestial Group, Inc.

➢     Herbalife Nutrition Ltd.

➢     The Hershey Company

➢     Hormel Foods Corporation

➢     Keurig Dr Pepper Inc.

➢     McCormick & Company, Inc.

➢     Nu Skin Enterprises, Inc.

➢     Perrigo Company plc

➢     Post Holdings, Inc.

	Position in Group	➢ Near the median for revenue and between median and the 75th percentile for market capitalization

Size Appropriate Cut of the Towers Watson General Industry Survey	Selection Criteria

➢     144 to 189 companies (depending on the position)

➢     Revenues interpolated to our trailing four-quarter revenue size as of December 2019:

•   $5.1 billion for corporate positions

•   $1.9 billion for Fragrances

•   $1.7 billion for Flavors

Changes to 2021 Selected Peer Group

In May 2020, the Committee reviewed with its independent compensation consultant the selected peer group for purposes of the 2021 target compensation setting process. In light of the N&B Transaction, the Committee wanted to ensure that companies in the selected peer group remained reasonable relative to the increased size of the Company following the completion of the N&B Transaction, and that the selected peer group as a whole would continue to be representative of the market for executive talent with reasonable overlap in key areas of business focus. As a result of this review, the Committee approved the following changes to the peer group for purposes of the 2021 target compensation setting process: (i) each

IFF  |  2021 PROXY STATEMENT  61

 COMPENSATION DISCUSSION AND ANALYSIS

of Ashland Global Holdings Inc, Brown-Forman Corporation, Catalent, Inc., Coty Inc., Edgewell Personal Care, The Hain Celestial Group, Inc., Herbalife Nutrition Ltd., Hormel Foods Corporation, Nu Skin Enterprises, Inc, Perrigo Company plc, and Post Holdings, Inc. were removed from the peer group; and (ii) each of Archer-Daniels-Midland Company, Ball Corporation, Colgate-Palmolive Company, Constellation Brands, Eastman Chemical Company, Ecolab Inc., General Mills Inc., Ingredion Incorporated, Kellogg Company, Kimberly-Clark Corporation, Mondelez International, and Zoetis Inc. were added to the peer group.

Clawback Policy

All compensation under our 2010 Stock Award and Incentive Plan and our 2015 Stock Award and Incentive Plan, including AIP, LTIP, ECP and other cash and equity awards, as well as payments made under our ESP, are subject to clawback. The 2021 Stock Award and Incentive Plan, which is submitted for approval as Proposal 4 to this proxy, also contains a clawback feature that authorizes cancellation of awards, forfeiture of shares received upon settlement or exercise of an award and repayment of cash received in connection with any awards if a participant engages in any of the conduct discussed below.

The triggers for recovery of compensation under our compensation recoupment and clawback policies include:

•	accounting restatements;

•	financial misstatements (without regard to fault);

•	an employee’s willful misconduct;

•	violation of a Company policy that is materially detrimental to our Company; or

•	an employee’s violation of non-competition, non-solicitation, confidentiality or similar covenants.

Tax Deductibility

Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit. While the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the Committee determines it is in its best interests to do so. Further, taking into account the elimination of the exemption for performance-based compensation under Section 162(m), the Committee may determine to make changes or amendments to its existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.

62  IFF  |  2021 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

2021 Compensation Actions

In general, for 2021, the Company expects to continue to compensate Nutrition & Bioscience employees consistent with their past practices. For 2021, the legacy Nutrition & Biosciences executives who became members of the Company’s Executive Committee will participate in the AIP, LTIP and ECP.

In addition, the Board of Directors has approved, based on the Compensation Committee’s recommendation, an annual cash retainer for the Chair of the Innovation and Sustainability Committee of $15,000.

In March 2021, the Compensation Committee approved the following changes to the AIP for our NEOs for the 2021 fiscal year: (i) the elimination of the Company’s Capital Expenditure metric and (ii) the addition of an individual metric, weighted at 20%, measured against the NEO’s 2021 personal objectives. The funding of the individual metric is contingent on the achievement of specific cost and/or revenue synergies for each NEO. With respect the Company’s Divisional Presidents, a broad-based corporate metric, weighted at 20%, replaced the individual corporate metrics used in 2020. Furthermore, the Operating Profit metric was replaced with EBITDA, which aligns with feedback from our investors.

In addition, the Compensation Committee, in consultation with management and FW Cook, evaluated the LTIP design for the 2021-2023 cycle. Considering the ongoing impact of the COVID-19 pandemic and the integration of the N&B Business, the Committee decided to divide the Net Debt Ratio metric into three substantially equal annual performance segments, weighted at 16.66% each. The cumulative, three-year Relative TSR will continue to be weighted at 50%. This design is consistent with pre-2019 LTIP.

Non-GAAP Reconciliation

This CD&A includes the following non-GAAP financial measures: currency neutral sales, adjusted operating profit and adjusted earnings per share. Please see Exhibit A of this proxy statement for a reconciliation of such metrics.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on those reviews and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Compensation Committee

Roger W. Ferguson, Jr. (Chair)

Michael Ducker

Christina Gold

Ilene Gordon

Dale F. Morrison

IFF  |  2021 PROXY STATEMENT  63

Proposal 3 - Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, often referred to as “Say on Pay.”

The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. We have designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. As such, our compensation program:

•	includes a significant equity component,

•	is variable and tied to multiple value-creating performance metrics,

•	reflects each executive’s position, role, responsibility and experience, and

•	rewards individual performance and contributions toward our financial performance objectives.

In 2020, 89.3% of the votes cast on our say-on-pay proposal relating to 2019 executive compensation voted for the proposal. In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company’s executive compensation program, which is more fully discussed in this proxy statement under the heading “Compensation Discussion and Analysis.”

This vote is non-binding; however, we value the opinions of our shareholders and accordingly the Board and the Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For reasons set forth above, the Board recommends that you vote for the compensation paid to the NEOs in 2020.

Accordingly, we will ask our shareholders to vote on the following resolution at the 2021 Annual Meeting:

“RESOLVED, that, the compensation paid to the Company’s NEOs in 2020, as disclosed in this proxy statement for our 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO OUR NEOS IN 2020

64  IFF  |  2021 PROXY STATEMENT

Summary Compensation Table

The following table sets forth the compensation for:

•	our current CEO;

•	our current CFO;

•	our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2020; and

•	our former CFO.

We refer to the executive officers included in the Summary Compensation Table as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in this proxy statement under the heading “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	SSARs (4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Andreas Fibig	2020	1,300,000	5,031,869		907,773	—	491,505	7,731,147

Chair and CEO	2019	1,300,000	4,744,096		819,300	—	765,688	7,629,084

	2018	1,300,000	4,095,961		2,634,583	—	491,396	8,521,940

Rustom Jilla	2020	570,000	1,774,815	351,798	178,296	—	79,511	2,954,420

CFO

Nicolas Mirzayantz	2020	621,000	919,764		526,814	331,528	150,388	2,549,494

Divisional Chief Executive Officer, Scent	2019	612,000	851,105		476,003	356,825	135,408	2,431,341

	2018	609,000	879,071		574,667	(118,955)	144,745	2,088,528

Matthias Haeni (8)	2020	623,678	739,738		178,486	—	89,332	1,631,234
Former Divisional Chief Executive Officer, Taste	2019	574,230	851,105		212,412	—	104,526	1,742,273
	2018	577,217	2,826,550		776,943	—	104,680	4,285,390

Anne Chwat	2020	493,250	754,588		151,028	—	163,856	1,562,722

Former General Counsel	2019	485,000	716,070		134,270	—	158,866	1,494,206
	2018	482,500	667,520		437,523	—	174,805	1,762,347

Richard O’Leary	2020	515,000	739,738		220,655	—	126,966	1,602,359

Former CFO	2019	515,000	983,137		210,436	—	153,826	1,862,399

	2018	511,250	819,108		589,329	—	144,333	2,064,020

(1)

The 2020 amounts in this column include (i) the following amounts deferred under the DCP: Mr. Fibig — $390,000; Mr. Jilla — $41,800; Mr. Mirzayantz — $146,763; Ms. Chwat $67,876 and Mr. O’Leary — $25,750, and (ii) the following amounts deferred under the Retirement Investment Fund Plan (401(k)): Mr. Fibig — $26,000; Mr. Jilla — $26,000; Mr. Mirzayantz — $26,000; Ms. Chwat — $26,000 and Mr. O’Leary — $26,000.

IFF  |  2021 PROXY STATEMENT  65

 EXECUTIVE COMPENSATION

(2)

The amounts in the Stock Awards column represent the aggregate grant date fair value of all equity awards granted during each respective fiscal year, including the 50% portion of 2020-2022 LTIP cycle awards that will be payable in our common stock if the performance conditions are satisfied. The grant date fair value is calculated in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs, PRSUs and LTIP equity incentive compensation may be found in Note 14 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The grant date fair value attributable to the 2020-2022 LTIP cycle awards is based on the probable outcome of the performance conditions. The maximum level of payout for the 2020-2022 LTIP can be found in the Grants of Plan-Based Awards Table. The actual number of shares earned and credited for the NEOs for the completed 2018-2020 LTIP cycle and for the 2020 segment of the 2019-2021 LTIP cycle can be found in the narrative following the Grants of Plan-Based Awards Table under the heading “Long-Term Incentive Plan.”

(3)

The grant date fair value attributable to PRSUs included in the Stock Awards column pertains to the value of the matching portion of the award. Not reflected in this column is the value of shares delivered or cash paid by NEOs to purchase shares in fiscal year 2020 for the participant’s portion of the PRSUs award. As discussed in the Compensation Discussion and Analysis, participants in our ECP are permitted to satisfy the purchase price of PRSUs by tendering shares of our common stock or paying cash. The number of shares purchased or tendered by each NEO in fiscal year 2020, in each case at a price per share equal to the closing stock price on the date of grant, corresponds to the amount shown in the Grants of Plan-Based Awards Table for PRSUs.

(4)

The grant date fair value is calculated in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of SSARs may be found in Note 14 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(5)

The 2020 amounts in this column include (1) amounts earned under the 2020 AIP and (2) the aggregate cash portion of the LTIP awards earned and credited for the completed 2018-2020 LTIP cycle and the 2020 segment of the 2019-2021 LTIP cycle and for the cumulative segment under the 2018-2020 LTIP cycle. Amounts earned under the 2020 AIP can be found in the “2020 Individual AIP Payouts” table in the Compensation Discussion and Analysis. Aggregate amounts earned and credited for 2019 under the LTIP can be found below in the discussion under “Long-Term Incentive Plan.”

(6)

The amounts in this column represent the aggregate change in the actuarial present value of the NEO’s accumulated benefit under our U.S. Pension Plan (our qualified defined benefit plan) and our Supplemental Retirement Plan (our non-qualified defined benefit plan). Earnings in the interest bearing account in the DCP were not above-market, and earnings in other investment choices under the DCP were not preferential, and therefore are not included.

(7)	Details of the 2020 amounts set forth in this column are included in the All Other Compensation Table.

(8)	All amounts for Mr. Haeni have been converted from Swiss Francs to USD, based on an exchange rate of 1.13469 US Dollars to Swiss Francs (the exchange rate as of January 1, 2021).

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Andreas Fibig.

We selected December 31, 2020 as the date for identifying the median employee. On that date, our employee population consisted of approximately 13,687 individuals working at our parent company and consolidated subsidiaries, of which approximately 1,997 were located in the United States and 11,690 were located outside the United States.

66  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

We identified our median employee by calculating the amount of base pay paid to all of our employees (other than the CEO). We did not include annual incentive compensation or equity-based awards for our employees. We did not make any cost of living adjustments, but did annualize the compensation of any employees hired during 2020.

As permitted by the pay ratio rules, we excluded employees from India, totaling 531 employees (or approximately 4% of our global workforce). Based on this methodology, the median employee was a full-time, non-exempt employee in our TastePoint North, Pennsylvania location in the United States. We calculated the 2020 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation was $61,767.

Utilizing the same executive compensation rules, and consistent with the amount reported in the “Total” Column of our 2020 Summary Compensation Table above for the CEO, the annual total compensation of our CEO was $7,731,147. The resulting ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 125 to 1.

2020 All Other Compensation

	Dividends on Stock Awards ($)(1)	Company Contributions to Savings and Defined Contribution Plans ($)(2)	Auto ($)(3)	Financial/ Estate Planning, Tax Preparation and Legal Services ($)	Executive Death Benefit Program ($)(4)	Matching Charitable Contributions ($)	Other ($)(5)	Total ($)
Andreas Fibig	167,962	251,442	6,480	13,735	39,947		11,939	491,505
Rustom Jilla	2,430	63,794	493	6,385	6,409		—	79,511
Nicolas Mirzayantz	42,789	59,942	13,080	4,663	16,492	2,000	11,422	150,388
Matthias Haeni (6)	32,926	18,645	18,895		18,866		—	89,332
Anne Chwat	37,229	65,361	13,250	10,477	18,423	10,000	9,116	163,856
Richard O’Leary	39,712	52,938	675	7,500	20,059		6,082	126,966

(1)	The amounts in this column represent dividend equivalents paid during 2020 on shares of PRSUs.

(2)

The amounts in this column represent: (i) matching amounts paid under our Retirement Investment Fund Plan (401(k)); (ii) amounts matched or set aside by our Company under our DCP (which are matching contributions that would otherwise be made under our 401(k) plan but for limitations under U.S. tax law); (iii) the dollar value of premium shares credited to the accounts of participants in the DCP who elect to defer their cash compensation into the IFF Stock Fund; and (iv) for Mr. Haeni, amounts contributed to his European retirement plan in lieu of participation in the Company’s savings plans. The premium shares may be forfeited if the executive does not remain employed by our Company for the full calendar year following the year during which such shares are credited. Dividend equivalents are credited on shares (including premium shares) held in accounts of participants who defer into the IFF Stock Fund. Dividend equivalents are included in the Aggregate Earnings in Last Fiscal Year column of the Non-Qualified Deferred Compensation Table and are not included in the amounts represented in this column.

(3)

The amounts in this column represent the personal use of automobiles provided by our Company. The value of such use was determined by using standard IRS vehicle value tables and multiplying that value by the percent of personal use. The value of fuel was determined by multiplying the overall fuel cost by the percent of personal use. In both cases personal use percentages were determined on a mileage basis. The amounts in this column also include the cost paid by us for CEO use of our Company driver.

(4)

The amounts in this column represent costs for the corporate-owned life insurance coverage we have purchased to offset liabilities that may be incurred under our Executive Death Benefit Program. No participant in this program has or will have any direct interest in the cash surrender value of the underlying insurance policy.

IFF  |  2021 PROXY STATEMENT  67

 EXECUTIVE COMPENSATION

(5)	The amounts in this column represent, for each of our executives (i) health club membership, (ii) annual physical examination and (iii) amounts paid under our Supplemental Long-Term Disability Plan.

(6)	All amounts for Mr. Haeni have been converted from Swiss Francs to USD, based on an exchange rate of 1.13469 US Dollars to Swiss Francs (the exchange rate as of January 1, 2021).

Employment Agreements or Arrangements

Mr. Fibig

Pursuant to the terms of a letter agreement dated May 26, 2014 between our Company and Mr. Fibig, he became our CEO effective September 1, 2014 and Chairman of the Board as of December 1, 2014.

Under this agreement, Mr. Fibig’s employment is on an at-will basis until terminated by either party. Mr. Fibig is entitled to the following compensation under the agreement:

•	A target AIP bonus of 120% of his base salary and a potential maximum annual bonus of 240% of his base salary;

•	An LTIP target of $2,000,000 and a maximum of up to 200% of the LTIP target; and

•	Participation in the ECP program.

Mr. Fibig’s salary is reviewed by the Board periodically and may be increased, but not decreased. The letter agreement provides for non-competition, non-solicitation, non-disclosure, cooperation and non-disparagement covenants.

Mr. Fibig’s letter agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements — Other Separation Arrangements.”

Other NEOs

The compensation of our other NEOs is approved by the Compensation Committee and is generally determined by the terms of the various compensation plans in which they are participants and which are described in this proxy statement more fully above in the Compensation Discussion and Analysis, in the narrative following the Grants of Plan-Based Awards Table and under the heading “Termination of Employment and Change in Control Arrangements.” In addition, their salary is reviewed, determined and approved on an annual basis by our Compensation Committee. Executives also may be entitled to certain compensation arrangements provided or negotiated in connection with their commencement of employment with our Company, or as required by local law.

68  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to our NEOs during 2020. The amounts reported in the table under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts under Equity Incentive Plan Awards” represent the threshold, target and maximum awards under our AIP and LTIP programs.

For a further understanding of the performance conditions applicable to the AIP and LTIP awards, the percentage of each award that was actually achieved for 2020 based on satisfaction of such conditions, and the amount earned in 2020 by each NEO under the 2020 AIP and the 2019-2021 LTIP cycle, please review the discussion under “Annual Incentive Plan” in the Compensation Discussion and Analysis above and the discussion under “Long-Term Incentive Plan” that immediately follows this table.

Name	Type of Award (1)	Grant Date (2)	Date of Compensation Committee / Board Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All other SSARs: number of securities underlying SSARs (#)	Exericse or base price of SSARs ($/share)	Grant Date Fair Value of Stock Awards and SSARs ($) (6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Andreas Fibig	AIP	2/4/2020	2/4/2020	390,000	1,560,000	3,120,000
	2020 LTIP	3/2/2020	3/2/2020	383,750	1,535,000	3,070,000	383,750	1,535,000	3,070,000				1,595,172
	PRSU	5/6/2020	2/4/2020							19,639			2,578,797
	RSU	5/6/2020	2/4/2020							7,013			857,900

Rustom Jilla	AIP	2/4/2020	2/4/2020	114,000	456,000	912,000
	2020 LTIP	3/2/2020	3/2/2020	62,500	250,000	500,000	62,500	250,000	500,000				259,800
	2019 LTIP	1/20/2020	12/17/2019	41,688	166,750	333,500	41,688	166,750	333,500				156,545
	2018 LTIP	1/20/2020	12/17/2019	20,869	83,475	166,950	20,869	83,475	166,950				80,286
	PRSU	5/6/2020	2/4/2020							1,599			209,965
	RSU	5/6/2020	2/4/2020							2,475			302,767
	RSU	2/3/2020	12/17/2019							5,889			765,452
	SSAR	2/3/2020	12/17/2019								11,042	135.84	351,798

Nicolas Mirzayantz	AIP	2/4/2020	2/4/2020	124,800	499,200	998,400
	2020 LTIP	3/2/2020	3/2/2020	62,500	250,000	500,000	62,500	250,000	500,000				259,800
	PRSU	5/6/2020	2/4/2020							5,026			659,964

Matthias Haeni (7)	AIP	2/4/2020	2/4/2020	123,878	495,511	991,022
	2020 LTIP	3/2/2020	3/2/2020	62,500	250,000	500,000	62,500	250,000	500,000				259,800
	PRSU	5/6/2020	2/4/2020							3,655			479,938

Anne Chwat	AIP	2/4/2020	2/4/2020	74,400	297,600	595,200
	2020 LTIP	3/2/2020	3/2/2020	37,200	148,800	297,600	37,200	148,800	297,600				154,633
	PRSU	5/6/2020	2/4/2020							4,569			599,955

Richard O’Leary	AIP	2/4/2020	2/4/2020	103,000	412,000	824,000
	2020 LTIP	3/2/2020	3/2/2020	62,500	250,000	500,000	62,500	250,000	500,000				259,800
	PRSU	5/6/2020	2/4/2020							3,655			479,938

(1)	AIP = 2020 AIP

2020 LTIP = 2020-2022 Long-Term Incentive Plan Cycle

PRSU = Purchased Restricted Stock Unit

RSU = Restricted Stock Unit

SSAR = Stock Settled Appreciation Right

(2)	All equity, AIP and LTIP grants were made under our 2015 SAIP. The material terms of these awards are described in this proxy statement under the heading “Compensation Discussion and Analysis.”

(3)

AIP amounts in this column are the threshold, target and maximum dollar values under our 2020 AIP. 2020 LTIP amounts in this column are the threshold, target and maximum dollar values of the 50% portion of our 2020-2022 LTIP cycle that would be payable in cash if the performance conditions are satisfied.

IFF  |  2021 PROXY STATEMENT  69

 EXECUTIVE COMPENSATION

(4)

2020 LTIP amounts in this column are the threshold, target and maximum dollar values of the 50% portion of our 2020-2022 LTIP cycle that would be payable in stock if the performance conditions are satisfied. The number of shares of our common stock for the 50% portion payable in stock was determined at the beginning of the 2020 LTIP cycle, based on $130.21 per share, the average closing market price of a share of our common stock for the 20 trading days preceding January 2, 2020, the first trading day of the 2020-2022 LTIP cycle. However, the actual value to be realized may vary depending on the closing market price of a share of our common stock on the payout date of 2020 LTIP awards. All LTIP awards granted in 2020 to Mr. Jilla (Cycle 2020, Cycle 2019 (pro-rated) and Cycle 2018 (pro-rated)) were based upon a cycle price of $126.89 based on the average closing market price of a share of our common stock for the 20 trading days preceding his January 20, 2020 appointment.

(5)

The amounts in this column represent the number of PRSUs and RSUs granted under the ECP. Dividend equivalents are paid on PRSUs. The material terms of the ECP awards are described in this proxy statement under the “Equity Choice Program” heading in the “Compensation Discussion & Analysis.”

(6)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2020, calculated in accordance with FASB ASC Topic 718. The grant date fair value of LTIP awards pertains to the 50% portion of those awards that will be payable in shares of our common stock if the performance conditions are satisfied, and is based on the probable outcome of such conditions.

(7)

Mr. Haeni is paid in Swiss Francs. The table above converts Mr. Haeni’s 436,693 (CHF) AIP target to US Dollar equivalent of 80% of his salary, based on an exchange rate of 1.13469 US Dollars to Swiss Francs (the exchange rate as of January 1, 2021). The actual AIP payout amount reflects the US Dollar equivalent using the same January 1, 2021 exchange rate.

70  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Long-Term Incentive Plan

As discussed above, the 2018-2020 LTIP cycle has four performance segments: (1) one for each of the three years in the LTIP cycle and (2) the cumulative results for the full three-year LTIP cycle. Our 2019-2021 LTIP cycle consists of two, three-year performance segments. Lastly, our 2020-2022 LTIP cycle has three performance segments: (1) the annual segment for 2020 performance, (2) the 2-year cumulative segment for 2021-2022 performance, and (3) the cumulative results for the full three-year LTIP cycle.

For the 2018-2020 and 2020-2022 LTIP cycles, any amounts earned under an annual performance segment are credited on behalf of the executive at the end of the relevant segment, but such credited amounts are not paid until the completion of the three-year LTIP cycle and could be forfeited if a NEO leaves the Company prior to the payment date. As 50% of the LTIP award is payable in cash and 50% is payable in stock, (i) at the beginning of each cycle, the grant date fair market value of the 50% of the LTIP award payable in stock is included in the “Stock Awards” column of the Summary Compensation Table for that year and (ii) each year upon determination of the amount to be credited to the NEO for the annual segment or the cumulative segment, as the case may be, the cash portion of the NEO’s credited awards is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the year in which it is earned.

2018-2020 LTIP Payout

The following table sets forth the total amount earned by each NEO based on achievement of the corporate performance goals for each segment under the 2018-2020 LTIP cycle and based on each executive’s target amount (or reduced target amount for each NEO who was not employed in his or her current role for the entire three-year cycle). The amount reported in the “Total” column is the amount being paid out to the NEOs in 2020 following completion of the 2018-2020 LTIP cycle.

	Segment 1 (2018)		Segment 2 (2019)		Segment 3 (2020)		Cumulative (2018 – 2020)		Total
	Cash ($)	Shares (#)	Cash ($)	Shares (#)	Cash ($)	Shares (#)	Cash ($)	Shares (#)	Cash ($)	Shares (#)
Andreas Fibig	297,813	1,944	—	—	—	—	—	—	297,813	1,944
Rustom Jilla	—	—	—	—	—	—	—	—	—	—
Nicolas Mirzayantz	59,563	389	—	—	—	—	—	—	59,563	389
Matthias Haeni	59,563	389	—	—	—	—	—	—	59,563	389
Anne Chwat	34,666	227	—	—	—	—	—	—	34,666	227
Richard O’Leary	59,563	389	—	—	—	—	—	—	59,563	389

2020-2022 LTIP Credit

Because the corporate performance goal for the 2020 segment of the 2020-2022 LTIP cycle was not achieved, no amounts were credited on behalf of any executive.

IFF  |  2021 PROXY STATEMENT  71

 EXECUTIVE COMPENSATION

Equity Compensation Plan Information

We currently grant equity awards under our 2015 SAIP only, which replaced our 2010 Stock Award and Incentive Plan (the “2010 SAIP”). The following table provides information regarding our common stock which may be issued under our equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	695,799 (2)	$135.01 (3)	839,766

Equity compensation plans not approved by security holders (4)(5)	290,306	$135.01 (3)	127,884

Total	986,105	$135.01 (3)	967,650

(1)

Represents the 2015 Stock Award and Incentive Plan (the “2015 SAIP”). The 2015 SAIP replaced the Company’s 2010 Stock Award and Incentive Plan (the “2010 SAIP”) and provides the source for future deferrals of cash into deferred stock under the Company’s Deferred Compensation Plan (the “DCP”) (with the DCP being deemed a sub-plan under the 2010 SAIP for the sole purpose of funding deferrals under the IFF Share Fund).

(2)

Includes options, RSUs, SSARs, the number of shares to be issued under the 2018-2020 LTIP cycle based on actual performance, and the maximum number of shares that may be issued under the 2019-2021 and 2020-2022 LTIP cycles if the performance conditions for each of those cycles are satisfied at the maximum level. The number of SSARs that may be issued upon exercise was calculated by dividing (i) the product of (a) the excess of the closing market price of our common stock on the last trading day of 2020 over the exercise price, and (b) the number of SSARs outstanding by (ii) the closing market price on the last trading day of 2020. Excludes outstanding shares of PRS under the 2010 SAIP and 2000 Stock Award and Incentive Plan.

(3)	Weighted average exercise price of outstanding options and SSARs. Excludes RSUs, shares credited to accounts of participants in the DCP and shares that may be issued under the LTIP.

(4)

We currently have two equity compensation plans that have not been approved by our shareholders: (i) the DCP, which is described on page 58 and (ii) a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director. Although we are no longer granting these annual 1,000 share stock awards to directors, the pool of shares remains authorized.

(5)

Includes 84,134 shares remaining available for issuance under the DCP and 43,750 shares remaining available for issuance from a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director.

72  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

2020 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our NEOs at December 31, 2020.

			Option Awards/Stock Appreciation Rights (SSARs)					Stock Award
Name	Grant Date	Grant Type (1)	Number of securities underlying unexercised SSARs exercisable (#)	Number of securities underlying unexercised SSARs unexercisable (#)		SSARs exercise price ($)	SSARs expiration date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andreas Fibig	5/2/2018	PRSU						21,413	(6)	2,330,591		—
	2/5/2019	2019 LTIP						—		—	21,398 (3)	2,328,958
	5/1/2019	PRSU						20,026	(7)	2,179,630		—
	5/1/2019	RSU						4,172	(7)	454,080
	3/2/2020	2020 LTIP						—	(4)	—	19,648 (5)	2,138,488
	5/6/2020	PRSU						19,639	(8)	2,137,509		—
	5/6/2020	RSU						7,013	(8)	763,295		—
Rustom Jilla	1/20/2020	2019 LTIP						—		—	2,628 (3)	286,032
	2/3/2020	RSU						5,889	(9)	640,959		—
	2/3/2020	SSAR	—	11,042	(9)	135.84	2/3/2027
	3/2/2020	2020 LTIP						—	(4)	—	3,284 (5)	357,431
	5/6/2020	PRSU						1,599	(8)	174,035		—
	5/6/2020	RSU						2,475	(8)	269,379		—
Nicolas Mirzayantz	5/2/2018	PRSU						4,710	(6)	512,636		—
	2/5/2019	2019 LTIP						—		—	3,722 (3)	405,102
	5/1/2019	PRSU						4,353	(7)	473,781		—
	3/2/2020	2020 LTIP						—	(4)	—	3,200 (5)	348,288
	5/6/2020	PRSU						5,026	(8)	547,030		—
Matthias Haeni	5/2/2018	PRSU						4,710	(6)	512,636		—
	2/5/2019	2019 LTIP						—		—	3,722 (3)	405,102
	5/1/2019	PRSU						4,353	(7)	473,781		—
	3/2/2020	2020 LTIP						—	(4)	—	3,200 (5)	348,288
	5/6/2020	PRSU						3,655	(8)	397,810		—
Anne Chwat	5/2/2018	PRSU						3,854	(6)	419,469		—
	2/5/2019	2019 LTIP						—		—	2,166 (3)	235,747
	5/1/2019	PRSU						4,135	(7)	450,053		—
	3/2/2020	2020 LTIP						—	(4)	—	1,906 (5)	207,449
	5/6/2020	PRSU						4,569	(8)	497,290		—
Richard O’Leary	5/2/2018	PRSU						4,282	(6)	466,053		—
	2/5/2019	2019 LTIP						—		—	3,722 (3)	405,102
	5/1/2019	PRSU						5,311	(7)	578,049		—
	3/2/2020	2020 LTIP						—	(4)	—	3,200 (5)	348,288
	5/6/2020	PRSU						3,655	(8)	397,810		—

(1)	2019 LTIP = 2019-2021 Long-Term Incentive Plan Cycle
2020 LTIP = 2020-2022 Long-Term Incentive Plan Cycle
PRSU = Purchased Restricted Stock Unit
RSU = Restricted Stock Unit

(2)	The market value was determined based on the closing price of our common stock on December 31, 2020.

(3)

This amount represents the maximum number of shares of stock that may be earned if the specified performance objectives are achieved over the three-year 2019-2021 LTIP cycle. The payout of these shares will be determined upon the completion of the full three-year LTIP cycle.

(4)	This amount represents the number of shares of stock that have been credited for the 2020 segment of the 2020-2022 LTIP cycle.

(5)

This amount represents the maximum number of shares of stock that remain subject to the achievement of specified performance objectives over the remaining two open segments of the 2020-2022 LTIP cycle. Shares earned during any segment of the 2020-2022 LTIP cycle will remain unvested until the completion of the full three-year cycle.

IFF  |  2021 PROXY STATEMENT  73

 EXECUTIVE COMPENSATION

(6)	This award vests on April 2, 2021.

(7)	This award vests on April 1, 2022.

(8)	This award vests on April 6, 2023.

(9)	50% of each of the RSUs and the Stock Settled Appreciation Rights (“SSARs”) vest on January 2, 2021, 25% vest on January 2, 2022 and the remainder vest on January 2, 2023.

74  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

2020 Stock Vested

The following table provides information regarding stock vested during 2020 for each of our NEOs. None of our NEOs hold options and no SSARs were exercised by our NEOs during 2020.

	Stock Awards
Name	Type of Award (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andreas Fibig	PRSU (2)(4)	8,643	854,793
	RSU (2)	7,203	712,377
	2018 LTIP (3)	—	—
Rustom Jilla	2018 LTIP (3)	—	—
Nicolas Mirzayantz	PRSU (2)(4)	5,186	512,895
	2018 LTIP (3)	—	—
Matthias Haeni	PRSU (2)(4)	3,601	356,139
	RSU (5)	5,090	553,996
	2018 LTIP (3)	—	—
Anne Chwat	PRSU (2)(4)	4,105	405,985
	2018 LTIP (3)	—	—
Richard O’Leary	PRSU (2)(4)	3,457	341,897
	RSU (6)	7,472	785,083
	2018 LTIP (3)	—	—

(1)	RSU = Restricted Stock Unit
PRSU = Purchased Restricted Stock Unit
2018 LTIP = 2018-2020 Long-Term Incentive Plan Cycle

(2)	The award represented in this row was granted in 2017 under the ECP and vested on April 3, 2020. The value realized is based on the closing price of our common stock on the vesting date ($98.90).

(3)

The award represented in this row is the equity portion of the 2018-2020 LTIP award, for which performance was completed on December 31, 2020. The number of shares represents the actual number of shares that will be issued to the participant in March 2021, as determined by the Board of Directors in January 2021. The value realized is based on the number of shares and the closing market price of a share of our common stock on December 31, 2020 ($108.84); however, the actual value realized may vary depending on the closing market price of a share of our common stock on the payout date.

(4)

The amounts set forth in this table as the value realized attributable to vested PRSUs is the product of (a) the number of vested shares of PRSUs and (b) the closing price of our common stock on the vesting date, less the aggregate amount paid by the executive to purchase the PRSUs. The amounts shown in the Value Realized on Vesting column attributable to PRSUs do not take into account the amount paid by the respective executive for his or her PRSUs.

(5)

The award represented in this row was granted September 19, 2018 and vested in full on December 31, 2020. The value realized is based on the closing price of our common stock on the vesting date ($108.84).

(6)

The award represented in this row was granted November 1, 2016 and vested in full on November 1, 2020. The value realized is based on the closing price of our common stock on the vesting date ($105.07).

IFF  |  2021 PROXY STATEMENT  75

 EXECUTIVE COMPENSATION

Pension Benefits

We provide a defined benefit pension plan (the “U.S. Pension Plan”) to eligible United States-based employees hired before January 1, 2006. Of our NEOs, only Mr. Mirzayantz currently participates in the U.S. Pension Plan. U.S. employees hired on or after January 1, 2006, including all of our other NEOs, are not eligible to participate in the U.S. Pension Plan. We pay the full cost of providing benefits under the U.S. Pension Plan.

Compensation and service earned after December 31, 2007 are not taken into account in determining an employee’s benefit under the U.S. Pension Plan except for employees whose combined age and years of service equaled or exceeded 70 as of December 31, 2007. As Mr. Mirzayantz did not satisfy this requirement, Mr. Mirzayantz had his benefit frozen as of December 31, 2007.

The monthly pension benefit is equal to the number of years of credited service as of December 31, 2007 times the difference between (a) 1.7% times final average compensation, and (b) 1.25% times the social security amount. Final average compensation for purposes of the U.S. Pension Plan is the average of the five consecutive years of compensation during the last ten years before December 31, 2007 that produce the highest average. The term “compensation” means the basic rate of monthly salary (as of April 1 each year) plus 1/12 of any AIP cash award received for the preceding year, reduced by any compensation deferred under our DCP. The normal retirement age under the U.S. Pension Plan is age 65.

Various provisions of the Internal Revenue Code of 1986, as amended (“IRC”) limit the amount of compensation used in determining benefits payable under our U.S. Pension Plan. We established a non-qualified Supplemental Retirement Plan to pay that part of the pension benefit that, because of these IRC limitations, cannot be paid under the U.S. Pension Plan to our U.S. senior executives. For purposes of the Supplemental Retirement Plan, “compensation” includes any salary and AIP amounts, including amounts deferred under our DCP.

Employees with at least 10 years of service are eligible for early retirement under the U.S. Pension Plan and the Supplemental Retirement Plan beginning at age 55. The benefit at early retirement is an unreduced benefit payable at age 62 or a reduced benefit (4% per year) if paid prior to age 62.

The following table provides information for Mr. Mirzayantz regarding our U.S. Pension Plan and Supplemental Retirement Plan. The present value of accumulated benefits payable under each of our retirement plans was determined using the following assumptions: an interest rate of 2.52%; mortality base table is PRI-2012 mortality table with MP-2020 mortality improvement projection scale; 80% of participants are married with a spouse four years younger and are receiving a 50% joint and survivor annuity and 20% of participants are unmarried and are receiving a straight life annuity with a five-year guarantee. Additional information regarding the valuation method and material assumptions used to determine the accumulated benefits reported in the table is presented in Note 16 to our consolidated financial statements included in our 2020 Annual Report. The information provided in the columns other than the Payments During Last Fiscal Year column is presented as of December 31, 2020, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended December 31, 2020.

76  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits Assuming Retirement Age of 62 ($)(1)	Present Value of Accumulated Benefits Assuming Retirement Age of 65 ($)(2)	Payments During Last Fiscal Year ($)
Nicolas Mirzayantz (3)	U.S. Pension Plan	16.23	854,502	733,905	—
	Supplemental Retirement Plan	16.23	1,359,824	1,167,911	—

			2,214,326	1,901,816	—

(1)

The amounts in this column assume benefit commencement at unreduced early retirement at age 62 (with at least 10 years of credited service) and otherwise were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(2)

The amounts in this column assume benefit commencement at normal retirement at age 65 and otherwise were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(3)

Benefits for Mr. Mirzayantz under the U.S. Pension Plan and Supplemental Retirement Plan were frozen as of December 31, 2007 because his age and service as of December  31, 2007 did not equal or exceed 70.

Non-Qualified Deferred Compensation

We offer our executives and other senior employees based in the United States an opportunity to defer compensation under our non-qualified deferred compensation plan, or DCP. The DCP allows these employees to defer salary, annual and long-term incentive awards and receipt of stock under some equity awards. There is no limit on the amount of compensation that a participant may elect to defer. Subject to certain limitations on the number of installments and periods over which installments will be paid, participants in the DCP elect the timing and number of installments as to which the participant’s DCP account will be settled. Deferred cash compensation may be treated at the election of the participant as invested in:

•	a variety of equity and debt mutual funds offered by The Vanguard Group, which administers the DCP, or

•	a fund valued by reference to the value of our common stock with dividends reinvested (the “IFF Stock Fund”), or

•	an interest-bearing account.

Except for deferrals into the IFF Stock Fund, the participant may generally change his or her choice of funds at any time. For the interest-bearing account, our Compensation Committee establishes an interest rate each year which we intend to be equal to 120% of the applicable federal long-term interest rate. For 2019 this interest rate was 3.92% and for 2020 this interest rate is 2.49%.

We make matching contributions under the DCP to make up for tax limitations on our matching contributions under our Retirement Investment Fund Plan, a 401(k) plan. The 401(k) plan provides for matching contributions at a rate of $1.00 for each dollar of contribution up to 4% of a participant’s salary plus $0.75 for each dollar of contribution above 4% up to 8% of a participant’s salary.

IFF  |  2021 PROXY STATEMENT  77

 EXECUTIVE COMPENSATION

Tax rules limit the amount of the Company match under the 401(k) plan for our executives. The DCP matching contribution reflects the amount of the matching contribution which is limited by the tax laws. The same requirements under the 401(k) plan for matching, including vesting, apply to matching contributions under the DCP. These matching contributions automatically vest once a participant completes three years of service with our Company.

The DCP gives participants an incentive to defer compensation into the IFF Stock Fund by granting a 25% premium, credited in additional deferred stock, on all cash compensation deferred into the stock fund contingent upon the participant remaining employed by the Company (other than for retirement) for the full calendar year following the year when such credit was made. If the participant withdraws any deferred stock within one year of a deferral, any premium shares credited will be forfeited. Vesting of the premium deferred stock accelerates upon a change in control. RSUs granted to Directors under our equity compensation plans may also be deferred upon vesting, but no premium is added.

The following table provides information for our NEOs regarding participation in our DCP.

2020 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Andreas Fibig	390,000	231,492	—	—	6,992,114
Rustom Jilla	41,800	43,844	2,418		69,754
Nicolas Mirzayantz	146,763	39,992	—	—	4,008,724
Matthias Haeni	—	—	—	—	—
Anne Chwat	67,876	45,411	—	643,556	1,074,629
Richard O’Leary	25,750	32,988	—		625,805

(1)

The amounts in this column are included in the All Other Compensation column for 2020 in the Summary Compensation Table, and represent employer contributions credited to the participant’s account during 2020, as well as certain contributions credited in 2020 related to compensation earned in 2019.

(2)

Amounts reported in this column for each named executive officer include amounts previously reported in IFF’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary, AIP, LTIP, and matching and premium contributions. This total reflects the cumulative value of each named executive officer’s deferrals, IFF contributions and investment experience

78  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Termination and Change in Control Arrangements

Executive Severance Policy

Our ESP provides severance payments and benefits to our NEOs and other executives in the event of a termination of their employment in certain specified circumstances. In addition, under our incentive plans, the vesting of equity awards may also be accelerated in connection with certain terminations. The level of severance pay under the ESP is based on a tier system. Each executive’s assigned tier is based on the executive’s grade level. The Compensation Committee may also agree to provide enhanced severance payments and benefits to specific executives. All of our NEOs are in Tier I. Mr. Fibig’s offer letter has modified some of the relevant definitions, amounts and other terms regarding the benefits that he is eligible to receive under the ESP. See “Other Separation Arrangements” below for a discussion of Mr. Fibig’s benefits.

Our ESP provides for severance payments and continuation of benefits in connection with a Tier 1 executive’s termination (1) if his or her employment is terminated by us without Cause or (2) if he or she terminates his or her employment for Good Reason, and these benefits are enhanced to the extent that the termination occurs within two years after a Change in Control (or “CiC”).

Our ESP states that a “Change in Control” will be deemed to have occurred when any of the following has occurred:

•

a person or group becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities, other than beneficial ownership by us, any of our employee benefit plans or any person organized, appointed or established pursuant to the terms of any such benefit plan;

•

the directors of the Board as of November 1, 2017 (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided, however, that (i) any individual becoming a director subsequent to November 1, 2017 whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director and (ii) any individual initially elected or nominated as a director as a result of an actual or threatened election contest shall not be an Incumbent Director; or

•

the consummation of (A) a merger, consolidation, reorganization or similar transaction with us or in which our securities are issued, as a result of which the holders of our outstanding voting securities immediately before such event own, directly or indirectly, immediately after such event less than 60% of the combined voting power of the outstanding voting securities of the parent entity resulting from, or issuing its voting securities as part of, such event; (B) a complete liquidation or dissolution of the Company; or (C) a sale or other disposition of all or substantially all of our assets to any person, with certain exceptions.

The closing of the N&B transaction constituted a CiC under our ESP.

Severance Payments and Benefits Other than in Connection with a Change in Control

Payment for Termination Without Cause or for Good Reason. Pursuant to our ESP, any Tier 1 executive that is terminated by us without Cause or by a Tier 1 executive for Good Reason prior to or more than two years after a CiC is entitled to receive the following:

•

A severance payment equal to (a) two times (2x) in case of our CEO, or (b) one and one-half times (1.5x) in case of our other Tier I executives, the sum of the executive’s annual base salary at the date of termination plus the prorated portion of the executive’s target AIP award for the year in which termination occurs (payable to the executive in regular installments over 24 months for our CEO, or 18 months for other Tier I executives, following termination);

IFF  |  2021 PROXY STATEMENT  79

 EXECUTIVE COMPENSATION

•	A prorated portion of the executive’s actual AIP award for the year in which termination occurs, payable when such AIP amounts otherwise become payable;

•	A prorated portion of the executive’s actual LTIP award for the cycles then in progress, payable when such LTIP amounts otherwise become payable;

•	Vesting of a prorated portion of any unvested equity award(s), settled on the applicable vesting date as if termination had not occurred; and

•

Continuation of medical, dental, disability and life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

Severance Payments and Benefits in Connection with a Change in Control

Upon the occurrence of a termination of any Tier 1 executive by us without Cause or by a Tier 1 executive for Good Reason within two years following a CiC, the executive would be entitled to the following:

•

A severance payment equal to (a) three times (3x) in the case of our CEO, or (b) two times (2x) in the case of our other Tier I executives, the sum of the executive’s annual base salary at the date of termination plus the higher of (1) his or her average AIP award for the three most recent years and (2) his or her target AIP award for the year in which termination occurs, payable in a lump sum;

•	A prorated portion of the executive’s target AIP award for the year in which termination occurs, payable in a lump sum;

•

For each performance segment that ended prior to the termination, a payment equal to the LTIP award payment the executive would have been entitled to receive for such performance segment had the termination not occurred, payable in a lump sum;

•

For each performance segment in which the executive’s date of termination occurs, a prorated portion of the executive’s target LTIP award for each performance segment in which the termination occurs, payable in a lump sum;

•	Vesting of any equity awards not already vested upon the CiC and, unless deferred by the executive, settlement of such equity awards;

•	Vesting of any benefits under our Supplemental Retirement Plan; and

•

Continuation of medical, dental, disability and life insurance coverage for 24 months for our CEO, and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

Definitions. Our ESP defines Cause and Good Reason as follows:

•	“Cause” means:

○

failure of the executive to perform his or her material duties in any material respect, which if reasonably susceptible to cure, has continued after written notice of such failure has been provided and the executive has not cured such failure within 10 days of receipt of such written notice;

○	willful misconduct or gross negligence by the executive that has caused or is reasonably expected to result in material injury to our business, reputation, or prospects;

80  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

○

the engagement by the executive in illegal conduct or any act of serious dishonesty which could reasonably be expected to result in material injury to our business or reputation or which adversely affects the executive’s ability to perform his or her duties;

○	the executive being indicted or convicted of (or having pled guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or

○	a material and willful violation by the executive of our rules, policies or procedures.

•	“Good Reason” means any of the following:

○

a material decrease in the executive’s base salary, target bonus under an AIP, LTIP or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○	a material diminution in the executive’s authority, duties or responsibilities;

○	relocation of executive’s primary work location more than 50 miles from executive’s primary work location at the time of such requested relocation; or

○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.

However, “Good Reason” will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.

Tax Gross-Up. Executives are not entitled to receive a tax “gross-up” payment. Instead, their severance payments would be subject to a “modified cut-back” provision, where severance or other payments to that executive would be reduced if this reduction would produce a better after-tax result for the executive. There would be no reduction, however, if the executive (who would be responsible for any excise tax) would have a better after-tax result without the reduction.

Participant Obligations for the Protection of Our Business and Clawback. As a condition of the executive’s right to receive severance payments and benefits, the ESP requires that he or she:

•	not compete with us,

•	not solicit, induce, divert, employ, retain or interfere with or attempt to influence our relationship with any employee or person providing services to the Company and

•	not interfere with or attempt to influence our relationship with any supplier, customer or other person with whom we do business.

These restrictions apply while an executive is employed and following a termination of employment during the period of 12 months in case of non-compete obligations and 24 months in case of non-solicitation obligations. In addition, executives are not entitled to severance if they engage in willful misconduct or a violation of a Company policy that is materially detrimental to us while employed by the Company. The ESP also conditions severance payments and benefits on the executive signing a release and termination agreement, and meeting continuing commitments relating to confidentiality, cooperation in litigation and return of our property.

As discussed above in “Compensation Discussion and Analysis—Clawback Policy,” compensation received under our ESP is subject to our clawback policy if the executive breaches the obligations noted above or if any of the other events triggering a clawback, such as a financial misstatement or restatement, occur.

IFF  |  2021 PROXY STATEMENT  81

 EXECUTIVE COMPENSATION

Effect of IRC Section 409A. The timing of some payments and benefits may be restricted under IRC Section 409A, which regulates deferred compensation. Some amounts payable to our NEOs or other participants under the ESP upon termination may be delayed until six months after termination.

Payments in connection with death, disability or retirement. Our executives may also receive payment if their employment terminates as a result of death, disability or retirement as set forth in the terms and conditions of their award agreements with the Company and, in the case of our CEO, his letter agreement as described below under “Other Separation Arrangements—Mr. Fibig.” Our NEOs are also entitled to payments under our Executive Death Benefit Plan as described in this proxy statement under the heading “Compensation Discussion and Analysis—Executive Death Benefit Plan.” In the event of disability, our NEOs would be entitled to payments under our Disability Insurance Program that applies to salaried employees generally (60% of monthly salary up to a maximum of $15,000 per month).

Other Separation Arrangements

Mr. Fibig

Details regarding Mr. Fibig’s letter agreement dated May 26, 2014 are included in this proxy statement under the heading “Employment Agreements or Arrangements” following the Summary Compensation Table. Under the terms of his letter agreement, Mr. Fibig is a participant in our ESP and is entitled to receive the benefits set forth above, with the following modifications:

•	In connection with any termination without Cause or for Good Reason, not in connection with a CiC:

○

Mr. Fibig’s severance payment will be no less than an amount equal to the multiple of two times (2x) the sum of his annual base salary plus the average AIP bonus paid to him in the three years prior to termination, payable over 24 months; and

○	Mr. Fibig will be entitled to receive a prorated portion of any LTIP award that is in progress on the date of termination, based on target, in a lump-sum cash payment; and

•	In connection with any termination without Cause or for Good Reason that occurs within two years after a CiC, all of Mr. Fibig’s outstanding equity awards will vest in full at target;

Any termination by us without “Cause” (as described below) or by Mr. Fibig for any reason requires prior written notice of 90 days. Under Mr. Fibig’s letter agreement, “Cause” means:

•

willful and continued failure to perform substantially his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to him by the Board which specifically identifies the manner in which he has not substantially performed his duties, and which provides a 20-day cure period;

•

willful engagement in conduct which is not authorized by the Board or within the normal course of his business decisions and is known by him to be materially detrimental to our best interests or the best interests of any of our subsidiaries, including any misconduct that results in material noncompliance with any financial reporting requirements under the Federal securities laws if such noncompliance results in an accounting restatement;

•

willful engagement in illegal conduct or any act of serious dishonesty which adversely affects, or in the reasonable estimation of the Board, could in the future adversely affect his value, reliability or performance to our Company in a material manner (other than any act or failure to act based upon authority given by the Board or advice of counsel for the Company, which shall be presumed to be done in good faith and in the best interests of the Company); or

82  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

•	his being indicted for or convicted of (or pleading guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety.

Under Mr. Fibig’s letter agreement, “Good Reason” means any of the following:

•	any reduction in his base salary or target AIP bonus;

•	an adverse change in his status or position as CEO (including as a result of a material diminution in his duties or responsibilities);

•	required relocation to a principal place of employment outside of the New York City metropolitan area; or

•

our failure to obtain an agreement from any successor to all or substantially all of our assets or business to assume and agree to perform his Employment Agreement within 15 days after a merger, consolidation, sale or similar transaction.

However, “Good Reason” will only exist if the CEO resigns from employment within 180 days after the occurrence, without his express written consent, of one of the events listed above; provided he gives written notice within 90 days after the event allegedly constituting Good Reason, and the Company will have 30 days after such notice is given to cure.

If Mr. Fibig’s employment terminates on account of death, disability or retirement, he (or his beneficiary or estate) is entitled to any unpaid base salary through the date of termination, any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid to other senior executives, a pro-rata AIP bonus for the fiscal year in which the termination occurs, based on actual performance and payable when bonuses are paid to other senior executives, and all other payments, benefits or perquisites to which he may be entitled under the terms of the Company’s programs. Mr. Fibig will not be entitled to any payment (including any tax gross-up) respecting taxes he may owe under IRC Section 4999 (so-called “golden parachute taxes”). The separation benefits payments are subject to Mr. Fibig’s delivery to us of an executed general release, resignation from all offices, directorships and fiduciary positions with us and continued compliance with restrictive covenants regarding non-competition, non-solicitation, confidentiality, cooperation and non-disparagement. Upon a termination of Mr. Fibig’s employment for any reason, the non-competition and non-solicitation covenants continue to apply for two years.

IFF  |  2021 PROXY STATEMENT  83

 EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

The following table shows the estimated payments and value of benefits that we would provide to each of our NEOs if the triggering events described in the heading of the table had occurred on December 31, 2020.

We do not provide any additional benefits to our NEOs upon a voluntary resignation or termination for Cause. Certain assumptions made for purposes of presenting this information and certain amounts not reflected in the table are explained below or in the footnotes to the table.

For all cases, the per-share market price of our common stock is assumed to be $108.84, the actual closing price per share on the last trading day of 2020. In preparing the estimates in this table, we have assumed that any CiC would also constitute a “change in ownership and control” for purposes of the golden parachute excise tax rules. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. Except as noted in footnote (7) of the table, these amounts do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The salary, AIP award and LTIP award otherwise payable to each NEO through December 31, 2020 is included in the Summary Compensation Table. In addition to the amounts set forth in the table below, in the event of a CiC, the aggregate balance held in our DCP for each of our NEOs who participate in that plan will be automatically accelerated and settled within five business days of the CiC, however a participant may elect to waive the acceleration. The amounts that would have been accelerated in the event of a CiC as well as, in all other cases, the amounts each of our NEOs who participate in that plan would have received according to the participant’s deferral election, are shown in the Aggregate Balance at Fiscal Year-End column of the Non-Qualified Deferred Compensation Table.

84  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

	Involuntary Termination Not for Cause or for Good Reason Prior to or More Than 2 Years After a CiC		Termination due to Death (1)	Separation Due to Retirement or Disability Prior to or More Than 2 Years After a CiC (2)	Involuntary Termination Not for Cause or for Good Reason Within 2 Years After a CiC		Separation Due to Retirement or Disability Within 2 Years After a CiC (2)
Andreas Fibig
Salary	$2,600,000		$—	$—	3,900,000	(3)	$—
AIP	3,120,000	(4)	—	—	4,680,000	(5)	—
LTIP (6)	1,470,051		1,470,051	1,470,051	1,470,051		1,470,051
Equity (7)	5,491,622		10,312,699	—	10,312,699		10,312,699
Benefits Continuation (8)	51,934		—	—	51,934		—
Executive Death Benefit (9)	—		2,600,000	—	—		—
Disability Insurance (10)	—		—	120,000	—		120,000

Total	$12,733,607		$14,382,750	$1,590,051	$20,414,684		$11,902,750
Rustom Jilla
Salary	$855,000		$—	$—	$1,140,000		$—
AIP	647,900	(4)	—	—	912,000	(5)	—
LTIP (6)	158,038		158,038	158,038	158,038		158,038
Equity (7)	679,715		1,219,875	—	1,219,875		1,219,875
Benefits Continuation (8)	38,950		—	—	38,950		—
Executive Death Benefit (9)	—		1,140,000	—	—		—
Disability Insurance (10)	—		—		—

Total	$2,379,603		$2,517,913	$158,038	$3,468,863		$1,377,913
Nicolas Mirzayantz
Salary	$936,000		$—	$—	$1,248,000		$—
AIP	748,800	(4)	—	—	998,400	(5)	—
LTIP (6)	250,008		250,008	250,008	250,008		250,008
Equity (7)	1,066,959		1,066,959	—	1,066,959		1,066,959
Benefits Continuation (8)	44,851		—	—	44,851		—
Executive Death Benefit (9)	—		1,248,000	—	—		—
Disability Insurance (10)	—		—	120,000	—		120,000

Total	$3,046,618		$2,564,967	$370,008	$3,608,218		$1,436,967
Matthias Haeni (11)
Salary	$929,083		$—	$—	$1,238,777		$—
AIP	743,266	(4)	—	—	991,022	(5)	—
LTIP (6)	250,008		250,008	250,008	250,008		250,008
Equity (7)	1,033,472		1,588,919	—	1,588,919		1,588,919
Benefits Continuation (8)	17,238		—	—	17,238		—
Executive Death Benefit (9)	—		1,238,777	—	—		—
Disability Insurance	—		—	—	—		—

Total	$2,973,067		$3,077,704	$250,008	$4,085,964		$1,838,927
Anne Chwat
Salary	$744,000		$—	$—	$992,000		$—
AIP	446,400	(4)	—	—	595,200	(5)	—
LTIP (6)	146,605		146,605	146,605	146,605		146,605
Equity (7)	872,452		1,486,827	—	1,486,827		1,486,827
Benefits Continuation (8)	44,851		—	—	44,851		—
Executive Death Benefit (9)	—		992,000	—	—		—
Disability Insurance (10)	—		—	120,000	—		120,000

Total	$2,254,308		$2,625,432	$266,605	$3,265,483		$1,753,432
Richard O’Leary
Salary	$772,500		$—	$—	$1,030,000		$—
AIP	618,000	(4)	—	—	824,000	(5)	—
LTIP (6)	250,008		250,008	250,008	250,008		250,008
Equity (7)	1,050,575		1,616,604	—	1,646,604		1,646,604
Benefits Continuation (8)	44,851		—	—	44,851		—
Executive Death Benefit (9)	—		1,030,000	—	—		—
Disability Insurance (10)	—		—	120,000	—		120,000

Total	$2,735,934		$2,896,612	$370,008	$3,795,463		$2,016,612

IFF  |  2021 PROXY STATEMENT  85

 EXECUTIVE COMPENSATION

(1)

The amounts in this column represent payments made in the event of the death of the executive either prior to, within two years or more than two years after a CiC, assuming a termination date of December 31, 2020. With respect to amounts shown in the AIP row, if the death of an executive occurred within two years of a CiC, this amount may change as it is the prorated amount of the executive’s target bonus in the year of termination.

(2)	Pursuant to the terms of the ESP, an executive who elects to retire after attaining age 62 is entitled to the benefits in this column (less any disability insurance proceeds).

(3)

Pursuant to the terms of our ESP, if severance payments are deemed to trigger the excise tax imposed by IRC Section 4999, the executive would receive the greater net after tax benefit of either (1) receipt of full severance payments and executive pays the excise tax or (2) a reduction to cash severance to the “safe harbor” level so as not to trigger the excise tax. In Mr. Fibig’s case, reduction to cash severance to the “safe harbor” level results in the greater net after tax benefit to him. In Mr. Jilla’s case, payment of the excise tax would result in a greater benefit to him.

(4)

This amount represents (i) for Mr. Fibig, 2.0x the greater of the average AIP award paid for performance in the three years preceding the year of the presumed December 31, 2020 termination or the executive’s target annual incentive under the AIP for 2020, prorated for the number of active days of employment with the Company during the performance period; and (ii) for Messrs. Jilla, Mirzayantz, Haeni and O’Leary and Ms. Chwat, 1.5x the executive’s target annual incentive under the AIP for 2020 prorated for the number of active days of employment with the Company during the performance period. This amount does not take into account any actual AIP amounts paid for 2020, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(5)

This amount represents for Messrs. Jillas, Mirzayantz, Haeni and O’Leary and Ms. Chwat 2.0x, and Mr. Fibig 3.0x the greater of: (i) the average AIP award paid for performance in the three years preceding the year of the presumed December 31, 2020 termination; or (ii) the executive’s target annual incentive under the AIP for 2020. This amount does not take into account any actual AIP amounts paid for 2020, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(6)

The amounts in this row are the LTIP amounts that would be payable as severance in cash with respect to the 2019-2021 and 2020-2022 LTIP cycles, based on prorated target LTIP for the relevant LTIP cycles in progress. Prorated amounts are based on the number of days worked in each performance period divided by the total number of days in each performance period for each relevant LTIP cycle. This amount does not take into account the actual cash paid out under the completed 2018-2020 LTIP cycle, which is discussed in the narrative following the Grants of Plan-Based Award Table under the heading “Long-Term Incentive Plan.”

(7)

For termination due to involuntary termination not for cause or by the executive for good reason absent a CiC, this amount represents the value of equity that would continue to vest on a prorated basis. For termination due to death or disability more than two years prior to a CiC, the amounts in this row represent the aggregate value of RSU, SSARs, and PRSU awards which would immediately vest upon occurrence of the termination event. For termination events within two years after a CiC, the amounts in this row represent the aggregate in-the-money value of the SSARs, RSUs, PRSUs and other equity awards which would become immediately vested (in the case of LTIP stock on a prorated basis for NEOs other than Mr. Fibig) as a direct result of the CiC before the stated vesting date specified in the applicable equity award document. The calculation of these amounts does not discount the value of awards based on the portion of the vesting period elapsed at the date of the CiC.

86  IFF  |  2021 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(8)

Amounts in this row are the costs to provide benefits continuation, including medical, dental, group life insurance and group long-term disability. The amounts for medical and dental benefits are the COBRA costs for the covered period based on assumptions used for financial reporting purposes. The life insurance and long-term disability costs are the premiums to provide the benefit for the covered period.

(9)	The amounts in this row are the amounts that would be payable under our Executive Death Benefit Plan upon the death of the NEO.

(10)

The amounts in this row are the amounts that would be payable under our Supplemental LTD program upon the disability of the NEO. Although long-term disability coverage is generally available to our employees, only certain executives, including our NEOs (other than Messrs. Jilla and Haeni), participate in the Supplemental LTD program.

(11)

For purposes of this table, all amounts were determined by converting Mr. Haeni’s Euro salary for the full year at an exchange rate of 1.13469 US Dollars to CHF (the exchange rate as of January 1, 2021).

IFF  |  2021 PROXY STATEMENT  87

Attracting, retaining and motivating specialized talent is critical to achieving our strategic and operating goals, including our goal to increase shareholder value. Equity-based and performance-based compensation are key components of our total compensation package. We believe that the ability to grant these types of awards allows us to remain competitive in the marketplace and enables us to link executive compensation to performance, and to attract, retain and motivate high-caliber talent dedicated to our long-term growth and success. The closing of our combination with DuPont’s Nutrition & Biosciences business on February 1, 2021 increased our employee base and equity needs. Entering into the International Flavors & Fragrances Inc. 2021 Stock Award and Incentive Plan (the “2021 SAIP”) will allows us to meet this increased need.

We are seeking shareholder approval of the 2021 SAIP in order to (i) comply with NYSE rules requiring shareholder approval of equity compensation plans, (ii) enable us to issue options that qualify as incentive stock options within the meaning of Section 422 of the IRC and (iii) allow us to continue to utilize equity-based awards, including performance-based awards, to attract, retain and motivate employees and to further align the interests of our employees with those of our shareholders.

On February 15, 2021 upon the recommendation of the Compensation Committee, the Board approved the 2021 SAIP, subject to shareholder approval at the 2021 Annual Meeting. If the 2021 SAIP is approved by our shareholders, the 2021 SAIP will become effective on May 5, 2021 (the “Effective Date”) and will supersede the International Flavors & Fragrances Inc. 2015 Stock Award and Incentive Plan (the “2015 SAIP”). If the 2021 SAIP is approved, no new grants of awards will be made under the 2015 SAIP. However, any awards previously granted under the 2015 SAIP will remain outstanding subject to the terms and conditions of the 2015 SAIP. If the 2021 SAIP is not approved by our shareholders, the 2015 SAIP will continue in full force and effect.

2021 SAIP Shares. If the 2021 SAIP proposal is approved, the maximum number of shares reserved for grant under the 2021 SAIP will be 2,290,000 plus (i) the number of shares that remain available for grant under the 2015 SAIP as of the Effective Date, and (ii) the number of shares that are subject to outstanding awards under the 2015 SAIP and the International Flavors & Fragrances Inc. 2010 Stock Award and Incentive Plan (the “2010 SAIP”) as of the Effective Date that become available in the future due to cancellation, cash-settlement, forfeiture or expiration of such outstanding awards (collectively, the “2021 SAIP Shares”).

Outstanding Awards. As of the end of 2020, we had 695,799 shares subject to outstanding equity awards and approximately 839,766 shares available for future equity awards under the 2015 SAIP, which represented approximately 1.4% of our fully diluted common shares outstanding (or, the “overhang percentage”). The 2.29 million new shares proposed to be included in the 2021 SAIP share reserve would increase the overhang percentage by an additional 2.1% to approximately 3.5%. Our outstanding stock options and stock-settled stock appreciation rights (“SSARs”) have an average expected term of 5.71 years and a weighted average exercise price of $135.01.

88  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

Share Usage. The annual average share usage under our equity compensation program for the last three fiscal years was as follows:

	3-Year Average	Fiscal Year 2020	Fiscal Year 2019	Fiscal Year 2018

A. SSARs & Stock Options	14,000	27,000	6,000	9,000

B. RSUs & Equivalents	203,667	212,000	230,000	169,000

C. Purchased Restricted Stock	65,000	66,000	62,000	67,000

D. LTIP Shares Issued	15,667	7,000	15,000	25,000

E. Actual Total	298,333	312,000	313,000	270,000

F. Weighted Average Common Stock Outstanding	103,893,000	112,162,000	111,966,000	87,551,000

G. Actual Annual Share Usage	0.29%	0.28%	0.28%	0.31%

Although our annual share usage (sometimes referred to as “run rate” or “burn rate”) will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, we believe the 2021 SAIP Shares will enable us to continue to utilize equity-based awards as a significant component of our compensation program and help meet our objectives to attract, retain and motivate talented employees. The calculation of the share reserve took into account, among other things, our stock price and volatility, our share burn rate and overhang percentage and how they compare with our industry peers, the existing terms of our outstanding awards and the effect of our share repurchase program. The results of this analysis were presented to our Compensation Committee for its consideration.

Key Features of the 2021 SAIP

We believe the 2021 SAIP and our other related governance practices and policies contain provisions that are consistent with the interests of our shareholders and with our corporate governance practices.

No “evergreen” provision; ten-year term. The 2021 SAIP does not contain an “evergreen” or similar provision. The 2021 SAIP fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock. The 2021 SAIP has a ten-year term from the date of shareholder approval, unless terminated earlier by the Board, but awards granted under the 2021 SAIP may remain outstanding beyond the termination date of the 2021 SAIP.

No stock option/SSAR repricing/exchange. The 2021 SAIP does not permit the repricing of options or SSARs or the exchange of underwater options or SSARs for cash or other awards, provided that adjustments to the exercise price of an option or SSAR in connection with certain corporate transactions described below will not be considered a repricing for these purposes.

Minimum vesting requirement. Equity-based awards are generally subject to a minimum of one year vesting period from the date of grant, subject to the Compensation Committee’s ability to provide for acceleration of vesting, including upon a change in control, death, disability, or retirement; provided that the following are exempt from such minimum vesting requirement: (i) awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of our Company as a result of a merger, consolidation, acquisition or other corporate transaction involving our Company; (ii) shares of common stock delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional awards granted by the Compensation Committee up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2021 SAIP. Typically, our annual equity grants vest over approximately three years.

IFF  |  2021 PROXY STATEMENT  89

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

No “liberal share recycling” of options or stock appreciation rights. The 2021 SAIP does not allow us to reuse for future awards shares tendered or withheld to satisfy any tax withholding obligation with respect to options or SSARs, shares subject to SSARs that are not issued in connection with its stock settlement or exercise thereof or shares reacquired on the open market or otherwise using cash proceeds from the exercise of options.

Clawback feature. The 2021 SAIP contains a clawback feature that authorizes cancellation of awards, forfeiture of shares received upon settlement or exercise of an award and repayment of cash received in connection with any awards if a participant engages in any of the conduct discussed above in the section entitled “Compensation Discussion and Analysis–Clawback Policy” of this proxy statement.

Double trigger vesting on change in control. In the event of a change in control of our Company, outstanding awards under the 2021 SAIP that are assumed by the acquiror will only vest in full in connection with terminations of employment by the acquiror without cause or, in respect of certain participants, for good reason, in either case within two years following the change in control.

Additional Information about the 2021 SAIP

The following is a summary of the principal features of the 2021 SAIP. This summary is not a complete description of all of the provisions of the 2021 SAIP. The full text of the 2021 SAIP is attached as Annex 1 to this Proxy Statement, and the following description is qualified in its entirety by reference to that Annex.

General

The purpose of the 2021 SAIP is to aid us in attracting, retaining, motivating and rewarding employees, consultants, non-employee directors and other selected service providers of the Company who contribute to the success of our Company, and to strengthen the mutuality of interests between these persons and our Company. The 2021 SAIP is designed to enable us to grant cash and equity-based awards, including performance-based awards.

Administration

The 2021 SAIP will be administered by the Compensation Committee. As is currently the case with respect to the 2015 SAIP, the Compensation Committee will have the authority to determine the individuals who may participate in the 2021 SAIP and the terms and conditions of their awards, interpret the 2021 SAIP, establish and revise rules and regulations relating to the 2021 SAIP and make any other determinations it believes necessary or advisable for the administration of the 2021 SAIP. The Compensation Committee may delegate the administration of the 2021 SAIP to a subcommittee as it deems appropriate, except that no delegation may be made in the case of awards made to individuals who are subject to Section 16 of the Exchange Act.

Size of Share Pool; Shares Available

As of December 31, 2020, there were 839,766 shares remaining available for issuance under the 2015 SAIP and 695,799 shares were subject to outstanding awards under the 2015 SAIP and 2010 SAIP. If our shareholders approve the 2021 SAIP, the total number of shares reserved for issuance thereunder will be 2,290,000 shares plus (i) the number of shares that remain available for issuance as of the Effective Date under the 2015 SAIP, and (ii) the number of shares that are subject to outstanding awards under the 2015 SAIP and 2010 SAIP as of the Effective Date that become available in the future due to the cancellation, forfeiture or expiration of such outstanding awards. The shares to be delivered under the 2021 SAIP may be authorized but unissued shares of our common stock, treasury shares and/or shares purchased in the open market. The maximum number of shares available for grants of incentive stock options is 2,290,000. The closing price of a share of our common stock on the NYSE on March 17, 2021 was $137.85.

90  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

Non-Employee Director Award Limits under the 2021 SAIP

The maximum number of shares that may be covered by equity-based awards granted to a non-employee director in any calendar year, taken together with any cash fees paid during the fiscal year to the non-employee director, in respect of the non-employee director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), may not exceed $550,000 in total value (calculating the value of any such awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Shares Subject to Awards; Share Counting

If (i) any shares of common stock subject to an award are forfeited, an award expires or is settled for cash (in whole or in part), or (ii) after the Effective Date, any shares of common stock subject to an award under the 2015 SAIP or 2010 SAIP are forfeited, an award under the 2015 SAIP or 2010 SAIP expires or is settled for cash (in whole or in part), then in each such case the shares of common stock subject to such award or award under the 2015 SAIP or 2010 SAIP shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under the 2021 SAIP.

In the event that withholding tax liabilities arising from an award other than an option or SSAR or, after the Effective Date, an award other than an option or SSAR under 2015 SAIP or 2010 SAIP are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock, the shares so tendered or withheld shall again become available for awards under the 2021 SAIP.

Notwithstanding anything to the contrary contained herein, the following shares of common stock shall not again become available for issuance under the 2021 SAIP: (i) shares of common stock tendered by the participant or withheld by the Company in payment of the exercise price of an option, (ii) shares of common stock tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to options or SSARs, (iii) shares of common stock subject to a SSAR that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

Eligibility

All employees of the Company and its affiliates, as well as the Company’s non-employee Directors, consultants and selected service providers to the Company or its affiliates, as selected by the Compensation Committee, will be eligible to participate in the 2021 SAIP (“participants”). As of the date of this proxy statement, there are approximately 1,120 employees, consultants and service providers of the Company and its affiliates and 12 non-employee directors of the Company who are eligible to participate in the 2021 SAIP.

Prohibition on Repricing

The 2021 SAIP does not permit the repricing of options or SSARs or the exchange of underwater options or SSARs for cash or other awards, provided that adjustments to the exercise price of an option or SSAR in connection with certain corporate transactions described below will not be considered a repricing for these purposes.

IFF  |  2021 PROXY STATEMENT  91

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

Transferability

Unless otherwise provided in an award agreement, awards granted under the 2021 SAIP may not be transferred except by will or the laws of descent and distribution. During the participant’s lifetime, any options or awards may be exercised only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No awards may be transferred by a participant in exchange for monetary consideration.

Certain Adjustments

In the event of any change in the number or kind of outstanding shares of common stock of the Company by reason of any extraordinary stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, liquidation, dissolution, repurchase or exchange of shares or similar corporate change, the Compensation Committee may, to the extent it deems appropriate, adjust the maximum aggregate number and type of shares with respect to which awards may be granted under the 2021 SAIP, the individual and aggregate limits under the 2021 SAIP, and the terms and conditions of any outstanding award. In the event of an increase or decrease in the number of issued shares of our common stock without payment or receipt of consideration by us, the Compensation Committee may, to the extent it deems appropriate, adjust outstanding awards as to the type of shares, number of shares and exercise price per share. In addition, in the event of certain corporate transactions, such as a dissolution, sale or merger of our Company, the Compensation Committee has the discretion to provide for the cancellation and cash-out of outstanding awards under the 2021 SAIP, or to provide for the exchange of such outstanding awards and to make certain equitable adjustments.

Change in Control

In the event of a change in control (as defined in the 2021 SAIP), unless otherwise provided in the participant’s award agreement or the International Flavors & Fragrances Inc. Executive Severance Policy (the “ESP”), if applicable, the Compensation Committee will determine the deemed level of achievement of the applicable performance goals with respect to any performance award as of the date of the change in control.

Generally, unless otherwise provided in the participant’s award agreement, or the ESP, if applicable, (i) if the acquirer does not assume the outstanding awards under the 2021 SAIP or (ii) if the acquirer assumes the outstanding awards under the 2021 SAIP and a participant’s employment is involuntarily terminated without cause (or for participants in the ESP, the participant terminates employment for good reason), in either case, within the 24-month period following a change in control:

•	any unvested options and SSARs will immediately vest and remain exercisable for the period of time set forth in the applicable award agreement; and

•

the restrictions, limitations and conditions on other awards will lapse and such awards will become fully vested (with respect to any performance awards, subject to the Compensation Committee’s determination with respect to performance as of the date of the change in control).

Additionally, the Compensation Committee or Board may provide for awards to be cancelled in exchange for a cash payment in connection with a change in control.

Term, Amendment and Termination

The 2021 SAIP has a ten-year term from the date of shareholder approval, unless terminated earlier by the Board. Awards granted under the 2021 SAIP prior to its termination may remain outstanding beyond the termination date of the 2021 SAIP.

92  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

The Board may suspend, terminate or discontinue the 2021 SAIP or revise, modify or amend the 2021 SAIP or any award at any time, but may not, without prior approval of our shareholders:

•	increase the maximum number of shares that may be issued under the 2021 SAIP (except for adjustments permitted under the 2021 SAIP) or the number of shares that may be issued to any one participant;

•	extend the term of the 2021 SAIP or of options granted under the 2021 SAIP;

•	materially modify the eligibility criteria; or

•	take any other action that requires shareholder approval to comply with any applicable law, tax or regulatory requirement.

Types of Awards

The 2021 SAIP provides for the grant of cash and equity-based awards, including performance awards.

Cash and equity awards.    The Compensation Committee may grant cash and equity-based or equity-related awards upon such terms and conditions as the Compensation Committee may impose. These awards may (i) involve the transfer of actual shares, either at the time of grant or after, or payment in cash or otherwise of amounts based on the value of our shares, (ii) be subject to performance and/or service-based conditions, (iii) be in the form of SSARs, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units and (iv) be designed to comply with applicable laws of jurisdictions other than the United States.

Stock options.    Options granted under the 2021 SAIP may be either non-qualified stock options or incentive stock options intended to qualify under Section 422 of the IRC. Other than with respect to options assumed in connection with certain corporate transactions, the exercise price of any option may not be less than the fair market value of our shares on the date the option is granted and may be paid in cash or in any other manner as may be determined by the Compensation Committee. The term of any options under the 2021 SAIP may not exceed 10 years from the date of grant. The Compensation Committee determines the terms and conditions of award of options.

Performance-based awards.    The Compensation Committee may grant cash or equity-based awards, the grant, payment, or vesting of which is conditioned upon the satisfaction of certain Performance Measures.

“Performance Measures” may include one or more of the following, singly or in combination: (i) earnings per share, net earnings per share or growth in such measures; (ii) net sales, sales, net revenues or revenues or growth in sales or revenues; (iii) earnings measures (including earnings before or after any or all of interest, taxes, depreciation, and amortization or extraordinary or special items); (iv) income, net income, net income per share of common stock (basic or diluted) or growth in income; (v) cash flow (including net cash provided by operations, cash flow in excess of cost of capital (discounted or otherwise), free cash flow, and cash flow return on capital) or growth in such measures; (vi) return measures, including return on assets (gross or net), return on investment, return on capital, return on equity, return on revenue or return on sales; (vii) economic profit or economic value created; (viii) gross profit or operating profit; (ix) gross margin, operating margin or profit margin or growth in such measures; (x) shareholder value creation measures, including price per share of common stock or total shareholder return; (xi) dividend payout levels, including as a percentage of net income; (xii) asset measures, including asset growth; (xiii) asset turnover; (xiv) sales measures; (xv) book value; (xvi) brand contribution; (xvii) market share or growth in market share; (xviii) unit volume; (xix) working capital amounts, including working capital as a percentage of customer sales; (xx) operational costs or cost controls and other expense targets, or a component thereof, or planning or forecasting accuracy; (xxi) supply chain achievements; (xxii) innovation as measured by a percentage of sales of new products;

IFF  |  2021 PROXY STATEMENT  93

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

(xxiii) strategic plan development and implementation; (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction and retention, employee development, satisfaction and retention, market penetration, management of employment practices and employee benefits, diversity, supervision of litigation, information technology, corporate social responsibility, customer growth, customer service, improvements in capital structure, debt leverage, expense management, operating efficiency, strategic planning, process reliability, product quality, regulatory compliance, risk mitigation, sustainability and environmental impact, and goals relating to acquisitions, divestitures or strategic partnerships or transactions or (xxv) such other measures as the Compensation Committee may determine from time to time.

The Performance Measures listed above may relate to the performance of the Company (or that of an affiliate, business group, business unit or division of the Company) and may be expressed as an amount, as an increase or decrease over a specified period, or as a relative comparison to the performance of other companies or a published or special index.

The measurement of the Performance Measures may be adjusted for the impact of certain items that occur during the performance period, including, without limitation, (i) unusual, non-recurring, or extraordinary items or expenses; (ii) charges for restructurings; (iii) discontinued operations; (iv) acquisitions or divestitures; (v) the cumulative effect of changes in accounting treatment; (vi) changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; (vii) any impact of impairment of tangible or intangible assets; (viii) any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; (ix) any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; (x) stock-based compensation expense; (xi) asset write-downs, in-process research and development expense; (xii) gain or loss from all or certain claims and/or litigation and insurance recoveries; (xiii) foreign exchange gains and losses; (xiv) any impact of changes in foreign exchange rates and any changes in currency; (xv) a change in the Company’s fiscal year; (xvi) litigation legal fees; (xvii) pension expenses and (xviii) any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of our Company, or a manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Compensation Committee may in its discretion modify such Performance Measures as it deems appropriate and equitable.

Authorization of Sub-Plans

The Compensation Committee may from time to time establish one or more sub-plans under the 2021 SAIP for the purpose of satisfying applicable laws of various jurisdictions.

Federal Income Tax Consequences

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2021 SAIP and the Company. This summary does not discuss the income tax laws of any other jurisdiction (including state or local jurisdictions) in which the participant may reside or be subject to tax.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SSAR will not recognize taxable income at the time the stand-alone SSAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SSAR will be taxed as ordinary income to the employee at the time it is received. In

94  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SSARs. However, upon the exercise or settlement of a SSAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.

Stock Awards/Performance Awards

No income will be recognized at the time of grant by the recipient of a stock award or performance award if such award is subject to contingencies or restrictions that qualify as substantial risks of forfeiture under the applicable provisions of the IRC. Generally, at the time the contingencies or restrictions are satisfied or terminate with respect to a stock award, the then fair market value of the stock or the amount of cash received will constitute ordinary income to the employee. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee, if applicable. If the optionee holds the stock received as a result of an exercise of an incentive stock option for the later of two years from the date of the grant or one year from the date of exercise, then the gain realized on disposition of the shares is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include into income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the shares over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. In the event of a disqualifying disposition, the Company will be entitled to a deduction, in the year of such a disposition, in an amount equal to the amount includible in the optionee’s income as compensation. The optionee’s tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified stock option will, at that time, realize taxable compensation in the amount equal to the excess of the then fair market value of the shares over the option exercise price. Subject to the applicable provisions of the IRC, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option exercise price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long or short-term capital gain to the optionee (or loss), depending upon the holding period of the shares. If a non-qualified option is exercised by tendering previously owned shares in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

IFF  |  2021 PROXY STATEMENT  95

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise or settlement of options and awards under the 2021 SAIP to non-employee Directors and to employees outside the United States may be taxed (including income and/or employment taxes) on a different basis.

Tax Deductibility

Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the IRC (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit. Given the elimination of certain Section 162(m) provisions, certain amounts that would otherwise be deductible by the Company will not be deductible as a result of the $1 million limit.

New Plan Benefits

All awards to directors, executive officers and employees under the 2021 SAIP are discretionary and cannot be determined at this time.

Equity Compensation Plan Information

The following table provides information regarding our common stock which may be issued under our equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)

Equity compensation plans approved by security holders (1)	695,799 (2)	$135.01	(3)	839,766

Equity compensation plans not approved by security holders (4) (5)	290,306	$135.01	(3)	127,884

Total	986,105	$135.01	(3)	967,650

(1)

Represents the 2015 Stock Award and Incentive Plan (the “2015 SAIP”). The 2015 SAIP replaced the Company’s 2010 Stock Award and Incentive Plan (the “2010 SAIP”) and provides the source for future deferrals of cash into deferred stock under the Company’s Deferred Compensation Plan (the “DCP”) (with the DCP being deemed a sub-plan under the 2010 SAIP for the sole purpose of funding deferrals under the IFF Share Fund).

96  IFF  |  2021 PROXY STATEMENT

 PROPOSAL 4 – APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

(2)

Includes options, RSUs, SSARs, the number of shares to be issued under the 2018-2020 LTIP cycle based on actual performance, and the maximum number of shares that may be issued under the 2019-2021 and 2020-2022 LTIP cycles if the performance conditions for each of those cycles are satisfied at the maximum level. The number of SSARs that may be issued upon exercise was calculated by dividing (i) the product of (a) the excess of the closing market price of our common stock on the last trading day of 2020 over the exercise price, and (b) the number of SSARs outstanding by (ii) the closing market price on the last trading day of 2020. Excludes outstanding shares of PRS under the 2010 SAIP and 2000 Stock Award and Incentive Plan.

(3)	Weighted average exercise price of outstanding options and SSARs. Excludes RSUs, shares credited to accounts of participants in the DCP and shares that may be issued under the LTIP.

(4)

We currently have two equity compensation plans that have not been approved by our shareholders: (i) the DCP, which is described on page 58 and (ii) a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director. Although we are no longer granting these annual 1,000 share stock awards to directors, the pool of shares remains authorized.

(5)

Includes 84,134 shares remaining available for issuance under the DCP and 43,750 shares remaining available for issuance from a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director.

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2021 STOCK AWARD AND INCENTIVE PLAN

IFF  |  2021 PROXY STATEMENT  97

What am I voting on?

At the 2021 Annual Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation
1. To elect 13 members of the Board of Directors, each to hold office for a one-year term expiring at the 2022 Annual Meeting of Shareholders.	FOR each Director Nominee
2. To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the 2021 fiscal year.	FOR
3. To approve, on an advisory basis, the compensation of our named executive officers in 2020, which we refer to as “Say on Pay.”	FOR
4. To approve our 2021 Stock Award and Incentive Plan	FOR

We also will consider other business that properly comes before the meeting in accordance with New York law and our By-Laws.

Who can vote?

Holders of our common stock at the close of business on March 8, 2021, are entitled to vote their shares at the 2021 Annual Meeting. As of March 8, 2021, there were 248,847,002 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.

What constitutes a quorum, and why is a quorum required?

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, online or by proxy, of the holders of a majority of the 248,847,002 shares entitled to vote on the record date (124,423,502 shares) will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and withhold votes are counted as present for purposes of determining a quorum. Shares of common stock for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

What is the difference between a “shareholder of record” and a “street name” holder / “beneficial owner” ?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “shareholder of record” or a “registered shareholder” of those shares. In this case, your Notice of Internet Availability of Proxy Materials (“Notice”) has been sent to you directly by us.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian (each, a “Broker”), including shares you may own as a participant in one of our 401(k) plans, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been forwarded to you by or on behalf of your Broker, who is considered the shareholder of record of those shares. As the beneficial owner (or street name holder), you have the right to direct your Broker how to vote your shares by following the instructions for voting set forth in the Notice.

98  IFF  |  2021 PROXY STATEMENT

 INFORMATION ABOUT THE MEETING

How do I vote?

If you are a shareholder of record, you may vote:

•	via the Internet;

•	by telephone;

•	by mail; or

•	during the 2021 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2021.

Detailed instructions for Internet and telephone voting are set forth in the proxy card and the Notice.

If your shares are held in one of our 401(k) plans, your proxy will serve as a voting instruction for the trustee of the 401(k) plan, who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by 11:59 pm Eastern Daylight Time on May 4, 2021. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through the 401(k) plan in the same proportion as those shares in the 401(k) plan for which voting instructions were received.

If you are a beneficial owner/street name holder, you must follow the voting procedures of your Broker.

What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?

Proposal	Vote Required
1. Electionof Directors	Majority of Votes Cast

2. Ratificationof Independent Registered Public Accounting Firm	Majority of Votes Cast

3. Sayon Pay	Majority of Votes Cast

4. 2021Stock Award and Incentive Plan	Majority of Votes Cast

Proposal 1

Under our By-Laws, in an uncontested election of directors, as the one we have this year, a majority of votes cast is required in order for a director to be elected, which means that a nominee must receive a greater number of votes “FOR” his or her election than votes “AGAINST” in order to be elected. Abstentions are not counted as votes “FOR” or “AGAINST” a director nominee.

Proposal 2

The votes cast “FOR” must exceed the votes cast “AGAINST” the ratification of PwC as our independent registered public accounting firm for the 2021 fiscal year. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and thus will have no effect on the outcome of this proposal.

Proposal 3

Proposal 3 is an advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.

IFF  |  2021 PROXY STATEMENT  99

 INFORMATION ABOUT THE MEETING

Proposal 4

The votes cast “FOR” must exceed the votes cast “AGAINST” the approval of our 2021 Stock Award and Incentive Plan. This proposal is also subject to New York Stock Exchange (“NYSE”) shareholder approval rules. While our By-Laws provide that abstentions are not counted as votes cast for these purposes, under the NYSE rules, abstentions are counted as votes cast and therefore will have the effect of a vote “AGAINST” the proposal with respect to the NYSE shareholder approval rules.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If you are a beneficial owner (i.e., your shares are held in “street name”), the Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the Broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a Broker returns a proxy but does not vote on a particular proposal because the Broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.

The table below sets forth, for each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non- Vote
1. Electionof Directors	No	None

2. Ratificationof Independent Registered Public Accounting Firm	Yes	Counted

3. Sayon Pay	No	None

4. 2021Stock Award and Incentive Plan	No	None

What if I sign and return my proxy without making any selections?

If you sign and return your proxy card without making any selections, your shares will be voted “FOR” each of the director nominees, and “FOR” Proposals 2, 3 and 4. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion. If your shares are held in “street name”, see the question above on how to vote your shares.

How do I change my vote?

If you are a shareholder of record, you may revoke your proxy by giving written notice of revocation to our Corporate Secretary before the 2021 Annual Meeting, by delivering a later-dated proxy (either by mail, telephone or over the Internet), or by voting online at the 2021 Annual Meeting.

If your shares are a beneficial owner (i.e., your shares are held in “street name”), you may change your vote by following your Broker’s procedures for revoking or changing your proxy.

What shares are covered by my proxy card?

Your proxy card reflects all shares owned by you at the close of business on March 8, 2021. For participants in our 401(k) plans, shares held in your account as of that date are included in your proxy.

100  IFF  |  2021 PROXY STATEMENT

 INFORMATION ABOUT THE MEETING

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote separately for each proxy card or voting instruction form you receive.

Who can attend the 2021 Annual Meeting?

Only shareholders and our invited guests are permitted to attend the 2021 Annual Meeting.

Even if you plan to attend the 2021 Annual Meeting, we strongly urge you to vote in advance by proxy by voting via the Internet or by telephone by following the instructions provided on the enclosed proxy card or by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.

To gain admittance to our virtual 2021 Annual Meeting, please visit www.virtualshareholdermeeting.com/IFF2021 and enter the 16 digit Control Number that we have provided to you.

What do I need to do to attend the virtual 2021 Annual Meeting?

A summary of the information you need to attend the virtual 2021 Annual Meeting is provided below:

•	Any Shareholder can attend the 2021 Annual Meeting

•	We encourage you to access the 2021 Annual Meeting online 15 minutes prior to its start time

•	Shareholders may vote electronically and submit questions online while attending the 2021 Annual Meeting

•	You will need the 16 digit Control Number that we have provided to you in order to join the virtual 2021 Annual Meeting

•	Instructions on how to attend and participate in the virtual 2021 Annual Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/IFF2021

•	The Rules of Conduct, proxy materials and shareholder list will be available on the meeting site

Why a virtual meeting?

We have decided to offer a virtual meeting, as part of our effort to maintain a safe and healthy environment at our 2021 Annual Meeting and after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and the New York State Department of Health (health.ny.gov) regarding the novel coronavirus disease, COVID-19. For that reason, our Board of Directors and management team will be attending the 2021 Annual Meeting by remote communication as permitted currently under emergency order by New York state due to COVID-19.

Although we intend to hold our 2021 Annual Meeting virtually, in the event that New York State law does not allow virtual-only meetings at the time of our 2021 Annual Meeting, we will also hold an in-person meeting at the same date and time at our principal executive office at 521 W. 57th Street, New York, NY 10019 in addition to the virtual meeting. In such case, we will announce the decision to do so at least one week in advance of the 2021 Annual Meeting, by press release and in a filing with the U.S. Securities and Exchange

IFF  |  2021 PROXY STATEMENT  101

 INFORMATION ABOUT THE MEETING

Commission, as well as in materials made available at www.proxyvote.com, and we strongly encourage you to check this website prior to the 2021 Annual Meeting. Note that the decision to proceed with a virtual-only meeting this year does not necessarily mean that we will utilize a virtual-only format or any means of remote communication for future annual meetings.

What if I have technical difficulties or trouble accessing the virtual 2020 Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual 2021 Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

If I plan to attend the 2021 Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the 2021 Annual Meeting. If you send in your proxy card and also attend the meeting (by visiting www.virtualshareholdermeeting.com/IFF2021), you do not need to vote again at the meeting unless you want to change your vote. Online ballots will be available at the virtual 2021 Annual Meeting at www.virtualshareholdermeeting.com/IFF2021 for shareholders of record.

102  IFF  |  2021 PROXY STATEMENT

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for $20,000 plus expenses. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.

Shareholder Proposals for the 2022 Annual Meeting

In order for a shareholder proposal under Rule 14a-8 to be considered for inclusion in our proxy materials for next year’s annual meeting of shareholders, the Secretary of our Company must receive the written proposal no later than November 23, 2021. The proposal must meet the requirements under Rule 14a-8 to be valid.

Under Article I, Section 3 of our By-Laws, in order for a shareholder to submit a proposal or to nominate any director at next year’s annual meeting of shareholders, the shareholder must give written notice to the Secretary of our Company not less than 90 days nor more than 120 days prior to the anniversary date of this year’s annual meeting of shareholders provided next year’s annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year’s annual meeting is held on schedule, we must receive written notice of an intention to introduce a nomination or other item of business at that meeting between January 5, 2022 and February 4, 2022. The notice must also meet all other requirements contained in our By-Laws, including the requirement to contain specified information about the proposed business or the director nominee and the shareholder making the proposal.

As of the date of this proxy statement, we do not know of any matters to be presented at the 2021 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.

Shareholder Communications

Shareholders and other parties interested in communicating directly with the Lead Director, the non-management directors as a group or all directors as a group may do so by writing to the Lead Director or the non-management directors or the Board, in each case, c/o Corporate Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder of our Company.

The Board has approved a process for handling correspondence received by our Company on behalf of the Lead Director, the non-management directors as a group or all directors as a group. Under that process, the General Counsel reviews all such correspondence and maintains a log of, and forwards to the appropriate Board member, correspondence that is relevant to (i) the functions of the Board or committees thereof or (ii) other significant matters involving our Company. The General Counsel may screen frivolous or unlawful communications and commercial advertisements. Directors may review the log maintained by the General Counsel at any time.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters.

IFF  |  2021 PROXY STATEMENT  103

 OTHER MATTERS

Electronic Delivery

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our 2021 Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 23, 2021. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact Broadridge Financial Solutions, by calling 1-800-542-1061, or by forwarding a written request addressed to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact Broadridge Financial Solutions as indicated above. Beneficial shareholders can request information about householding from their nominee.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2021 Annual Report on Form 10-K filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—Financials & Filings—SEC Filings link on our website at, www.iff.com. A request for a copy of such report should be directed to International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019, Attention: Investor Relations. A copy of any exhibit to the Form 10-K for the year ended December 31, 2020 will be forwarded following receipt of a written request to Investor Relations.

104  IFF  |  2021 PROXY STATEMENT

This proxy statement includes certain non-GAAP financial measures, including: (1) adjusted operating profit and adjusted EPS, which exclude restructuring costs and other significant items of a non-recurring and/or non-operational nature such as integration related costs, losses on sale of assets, employee separation costs, pension settlement, Frutarom acquisition related costs, compliance review and legal defense costs, and costs related to proposed combination (the “N&B Transaction”) with DuPont Nutrition & Biosciences (often referred to as “Items Impacting Comparability”); and (2) adjusted EPS ex amortization, which excludes Items Impacting Comparability and the amortization of acquisition related intangible assets. These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP.

DOLLARS IN THOUSANDS	Year Ended December 31, 2020
Adjusted Operating Profit
Reported (GAAP)	$566,484
Frutarom Integration Related Costs (a)	9,849
Restructuring and Other Charges, net (b)	17,295
Losses on Sale of Assets	3,784
Employee Separation Costs (c)	2,813
Frutarom Acquisition Related Costs (e)	1,465
Compliance Review and Legal Defense Costs (f)	3,278
N&B Transaction Related Costs (g)	28,100
N&B Integration Related Costs (h)	96,618

Adjusted (Non-GAAP)	$729,686

	Year Ended December 31, 2020
	Income before taxes	Taxes on income (j)	Net Income Attributable to IFF (k)	Diluted EPS (l)
Adjusted Net Income/Diluted EPS
Reported (GAAP)	$441,371	$73,999	$363,228	$3.21
Frutarom Integration Related Costs (a)	9,849	1,459	8,390	0.07
Restructuring and Other Charges, net (b)	17,295	3,991	13,304	0.12
Losses on Sale of Assets	3,784	770	3,014	0.03
Employee Separation Costs (c)	2,813	302	2,511	0.02
Pension Settlement (d)	4,441	844	3,597	0.03
Frutarom Acquisition Related Costs (e)	1,465	448	1,017	0.01
Compliance Review and Legal Defense Costs (f)	3,278	736	2,542	0.02
N&B Transaction Related Costs (g)	28,100	1,579	26,521	0.23
N&B Integration Related Costs (h)	96,618	22,695	73,923	0.65
Redemption value adjustment to EPS (i)	—	—	—	(0.02)

Adjusted (Non-GAAP)	$609,014	$106,823	$498,047	$4.38

IFF  |  2021 PROXY STATEMENT  105

 EXHIBIT A - GAAP TO NON-GAAP RECONCILIATIONS

Year Ended December 31, 2020
Adjusted Net Income/EPS ex Amortization
Adjusted (Non-GAAP) Net Income	$498,047
Amortization of Acquisition related Intangible Assets	192,607
Tax Impact on Amortization of Acquisition related Intangible Assets	41,519

Amortization of Acquisition related Intangible Assets, net of tax (m)	151,088

Adjusted (Non-GAAP) Net Income ex. Amortization	$649,135

Denominator
Weighted average shares assuming dilution (diluted)	113,630

Adjusted (Non-GAAP) EPS ex. Amortization	$5.70

(a)	Represents costs related to the integration of the Frutarom acquisition, primarily related to advisory services, retention bonuses and performance stock awards.

(b)	Represents costs primarily related to the Frutarom Integration Initiative.

(c)	Represents costs related to severance liabilities for two executives who have announced their retirement.

(d)	Represents pension settlement charges incurred in one of the Company’s UK pension plans.

(e)

Represents transaction-related costs and expenses related to the acquisition of Frutarom. The amount primarily includes earn-out payments, net of adjustments, amortization for inventory “step-up” costs and transaction costs principally related to the 2019 Acquisition Activity.

(f)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.

(g)	Represents transaction costs and expenses related to the transaction with N&B, principally related to legal and professional fees for capital raising activities.

(h)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, principally consulting fees.

(i)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.

(j)

The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. Where non-GAAP adjustments are subject to foreign tax credits or valuation allowances, such factors are taken into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.

(k)	Represents net income reduced by income attributable to noncontrolling interest of $4.1 million.

(l)	The sum of these items does not foot due to rounding.

(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

106  IFF  |  2021 PROXY STATEMENT

International Flavors & Fragrances Inc.

2021 Stock Award and Incentive Plan

1.	Purpose of the Plan

The purpose of the 2021 Stock Award and Incentive Plan is to aid the Company (as defined below) in attracting, retaining, motivating and rewarding employees, consultants, non-employee directors and other selected service-providers who contribute to the success of the Company by authorizing Incentive Awards (as defined below) to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Company’s shareholders and, in general, to further the best interests of the Company and its shareholders.

2.	Definitions

As used in the Plan (as defined below) or in any instrument governing the terms of any Incentive Award granted under the Plan, the following definitions apply to the terms indicated below:

(a) “Accounting Forfeiture Event” has the meaning set forth in Section 32.

(b)         “Affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person.

(c)         “Award Agreement” means an agreement, in a form approved by the Committee from time to time, including, without limitation, written or electronic, entered into by a Participant (as defined below) and the Company, evidencing the grant of an Incentive Award under the Plan.

(d)         “Board” means the Board of Directors of IFF (as defined below).

(e)         “Cash Incentive Award” means an award granted to a Participant pursuant to Section 8.

(f)         “Cause” has the meaning defined in the Award Agreement, the ESP if the Participant is a participant in the ESP, in any employment or severance agreement between the Company and the Participant then in effect or, if none, as defined under the severance policy applicable to the Participant at the time of the Participant’s termination of Employment, if any, or if no such definition exists, the meaning as determined by the Committee in its sole discretion.

(g)        A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) any Person (as defined below) becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (as defined below), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined Voting Power (as defined below) of the Company’s then outstanding Voting Securities (as defined below), other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) individuals who at the Effective Date (as defined below) constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided, however, that any individual becoming a director subsequent to the Effective Date

IFF  |  2021 PROXY STATEMENT  A-1

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual shall be an Incumbent Director if such individual is initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board; or

(iii) the consummation of:

(A)         A merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of the outstanding Voting Securities of the Company immediately before such event own, directly or indirectly, immediately after such event less than sixty percent (60%) of the combined Voting Power of the outstanding Voting Securities of the parent entity resulting from, or issuing its Voting Securities as part of, such event;

(B)         A complete liquidation or dissolution of the Company; or

(C)         The sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than (x) the Company, (y) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or (z) a Person whose Voting Securities immediately following such sale or disposition will be owned by the holders of the outstanding Voting Securities of the Company immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, no payment or settlement of any Incentive Award that constitutes “non-qualified deferred compensation” within the meaning of section 409A of the Code (as defined below) shall be made solely upon the occurrence of a Change in Control to the extent such Change in Control does not also qualify as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5)(i) and such payment or settlement shall occur on its otherwise scheduled payment and/or settlement date(s).

(h)         “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(i)         “Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan or to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(j)         “Common Stock” means International Flavors & Fragrances Inc.’s common stock, par value 12.5 cents per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10.

(k)         “Company” means IFF and all of its Affiliates, collectively (and any successors or assigns thereto).

(l)         “Competing Business” has the following meaning:

(i) for each Participant that is a Tier I Employee, any individual or entity that develops, manufactures, sells, and/or distributes a product or service that competes directly or indirectly with those products or services offered by the Company during the last two (2) years of the applicable Participant’s Employment with the Company; and

A-2  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

(ii) for each Participant that is not a Tier I Employee, any individual or entity that develops, manufactures, sells, and/or distributes a product or service that competes directly or indirectly with those products or services offered by the Company during the last two (2) years of the applicable Participant’s Employment with the Company, and: (A) which the Participant had responsibility for or worked on in the last two (2) years of Employment with the Company, or (B) where the Participant would be performing the same or similar duties that the Participant performed for the Company during the last two (2) years of Employment with the Company.

(m)         “Confidential Information” has the meaning set forth in Section 32.

(n)         “Covenant Forfeiture Event” has the meaning set forth in Section 32.

(o)         “Deferred Compensation Plan” means any plan, agreement, or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation, including, without limitation, the International Flavors and Fragrances Inc. Deferred Compensation Plan, as amended and restated from time to time.

(p)         “Disability” means, unless otherwise set forth in the Participant’s Award Agreement or any employment agreement between the Company and the Participant then in effect, a condition that entitles the Participant to long-term disability benefits under any applicable Company disability plan, any successor plan, or as defined under any applicable local laws, rules, or regulations.

(q)         “Early Retirement” means, unless otherwise set forth in the Participant’s Award Agreement, the termination of the Participant’s Employment at the election of the Participant after attaining age 55 plus ten (10) years of service to the Company.

(r)         “Effective Date” has the meaning set forth in Section 30.

(s)         “Employment” means the period during which an individual is providing services to the Company as an employee, non-employee director, consultant, or other service provider, as applicable. “Employed” shall have a correlative meaning.

(t)         “ESP” means the International Flavors and Fragrances Inc. Executive Severance Policy, as amended and restated from time to time.

(u)         “Excess Compensation” has the meaning set forth in Section 32.

(v)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)         “Fair Market Value” means, with respect to a share of Common Stock, unless otherwise set forth in the Award Agreement, as of the applicable date of determination, the closing price as reported on the date of determination on the principal national securities exchange in the United States on which shares of Common Stock are then traded. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion. With respect to the grant of an Incentive Award, the date of determination shall be the trading day on the date on which the Incentive Award is granted, or if such date is not a trading day, the immediately subsequent day on which the market is open for trading. With respect to the exercise of an Incentive Award, the date of determination shall be the date a notice of exercise is received by the Company or its designee, as applicable, or if such date is not a trading day, the immediately subsequent day on which the market is open for trading. With respect to Section 32, Fair Market Value shall be determined by the Committee in its sole discretion.

IFF  |  2021 PROXY STATEMENT  A-3

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

(x)         “Forfeiture Event” has the meaning set forth in Section 32.

(y)         “Good Reason” has the meaning defined in the Award Agreement, the ESP if the Participant is a participant in the ESP, or in any employment or severance agreement between the Company and the Participant then in effect.

(z)         “IFF” means International Flavors and Fragrances Inc., a New York corporation.

(aa)         “Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.

(bb)         “Normal Retirement” means, unless otherwise set forth in the Participant’s Award Agreement, the termination of the Participant’s Employment at the election of the Participant after attaining age 62 or such earlier “Normal Retirement” date under the terms of the applicable Company pension or retirement plan.

(cc)         “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(dd)         “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(ee)         “Participant” means an employee, consultant, non-employee director or other selected service provider of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his or her successors, heirs, executors and administrators, as the case may be.

(ff)         “Performance Measures” has the meaning set forth in Section 9.

(gg)         “Person” means a “person” as such term is used in sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of section 13(d)(3) under the Exchange Act.

(hh)         “Plan” means the International Flavors and Fragrances Inc. 2021 Stock Award and Incentive Plan, as it may be amended from time to time.

(ii)         “Prior Plans” means the Company’s (i) 2015 Stock Award and Incentive Plan and (ii) 2010 Stock Award and Incentive Plan.

(jj)         “Securities Act” means the Securities Act of 1933, as amended.

(kk)         “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(ll)         “Tier I Employee” means each Participant designated as a Tier I Employee under the ESP.

(mm)         “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities, or by the holders of any Voting Securities for which other Voting Securities may be convertible, exercisable, or exchangeable, upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(nn)         “Voting Securities” means any securities or other ownership interests of an entity which entitle, or which may entitle, Persons holding such securities or other ownership interests to vote on matters submitted to such holders generally (whether or not entitled to vote in the general election of directors), or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

A-4  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

3.	Stock Subject to the Plan and Limitations on Cash Incentive Awards

(a)         Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed the sum of (i) 2,290,000 shares of Common Stock, (ii) any shares of Common Stock that become available in connection with the cancellation, cash-settlement, forfeiture, or expiration of awards issued and outstanding as of the Effective Date, under the Prior Plans and (iii) any shares of Common Stock that remain available for grant, as of the Effective Date, under the Prior Plans. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code shall not exceed 2,290,000 shares of Common Stock. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. The Committee may determine that Incentive Awards may be granted that relate to more shares of Common Stock than the aggregate remaining available under the Plan so long as the number of shares of Common Stock in respect of Incentive Awards that vest or are settled does not exceed the number of shares of Common Stock then available under the Plan.

For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. If shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation, return to the Company or expiration of such shares, any portion of the shares forfeited, cancelled, returned or which expire shall be treated as not issued pursuant to the Plan and shall again be available for issuance hereunder.

If (i) any shares of Common Stock subject to an Incentive Award are forfeited, an Incentive Award expires or is settled for cash (in whole or in part), or (ii) after the Effective Date, any shares of Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Incentive Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Incentive Awards under the Plan. In the event that withholding tax liabilities arising from an award other than an Option or stock appreciation right or, after the Effective Date, an award other than an Option or stock appreciation right under any Prior Plan are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall again become available for Incentive Awards under the Plan; provided, however, that shares of Common Stock that again become available for issuance under the Plan pursuant to the preceding clause shall not increase the numbers of shares that may be granted under the Plan in connection with Incentive Stock Options.

Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not again become available for issuance under the Plan: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or stock appreciation rights, (iii) shares of Common Stock subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of section 303A.08 of the NYSE Listed Company Manual) shall not count as issued under the Plan for purposes of this Section 3. In addition,

IFF  |  2021 PROXY STATEMENT  A-5

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

shares of Common Stock available for issuance under certain plans acquired in corporate acquisitions and mergers that may be issued in connection with certain post-transaction grants of Incentive Awards under the Plan (subject to the requirements of section 303A.08 of the NYSE Listed Company Manual) shall not be counted as issued under the Plan for purposes of this Section 3.

Upon effectiveness of the Plan, no further awards shall be granted under any Prior Plan.

(b)     Non-Employee Director Award Limits

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director, in respect of the non-employee director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $550,000 in total value (calculating the value of any such Incentive Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act) and as “independent” as required by the NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section, or listing requirement at the time of determination. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of New York Business Corporation Law section 505.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations established to satisfy applicable foreign laws and/or qualify for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to (a) execute and distribute Award Agreements, (b) maintain records relating to Incentive Awards, (c) process or oversee the issuance of Common Stock under Incentive Awards, (d) interpret and administer the terms of Incentive Awards, and (e) take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized to (i) grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) take any action inconsistent with section 409A of the

A-6  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

Code, or (iii) take any action inconsistent with applicable provisions of the New York Business Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (w) accelerate the date on which any such Incentive Award becomes vested, exercisable, or transferable, as applicable; (x) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding; (y) waive any conditions to the vesting, exercisability, or transferability, as applicable, of any such Incentive Award; or (z) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under section 409A of the Code. The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

Notwithstanding anything herein to the contrary, without approval of the Company’s shareholders, the Company shall not amend or replace previously granted Options or stock appreciation rights in a transaction that constitutes a “repricing,” (within the meaning of section 303A.08 of the NYSE Listed Company Manual and any other formal or informal guidance issued by the NYSE) which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Incentive Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 10.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and IFF shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees, non-employee directors, consultants, and other selected service providers of the Company whom the Committee shall select from time to time, including officers of the Company, whether or not they are directors. Furthermore, any individual who has agreed to accept Employment by, or provide services to, the Company shall be deemed to be eligible to receive Incentive Awards hereunder as of the date of such acceptance of Employment or provision of services; provided that the grant of any Incentive Awards under the Plan shall be determined by the Committee in its sole discretion and further provided that vesting, exercise or settlement of Incentive Awards granted to such individuals are conditioned upon such individual actually becoming an employee of or service provider to the Company.

IFF  |  2021 PROXY STATEMENT  A-7

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

6.	Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in this Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of section 422 of the Code or as a non-qualified stock option.

(a)        Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, other than assumptions in accordance with a corporate acquisition or merger as described in Section 3.

(b)        Term and Exercise of Options

(i) The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten (10) years from the date of grant. Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or the Award Agreement.

(ii) Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(c)        Incentive Stock Options

The terms of any “incentive stock option” within the meaning of section 422 of the Code granted under the Plan shall comply in all respects with the provisions of section 422 of the Code.

7.	Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related Incentive Awards not otherwise described herein in such amounts and on such terms and conditions as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units and (d) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award. Nothing in this Plan is intended to limit the Committee’s discretion to adopt performance conditions with respect to any Stock Incentive Award.

A-8  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

8.	Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms and conditions as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award. Nothing in this Plan is intended to limit the Committee’s discretion to adopt performance conditions with respect to any Cash Incentive Award.

9.	Performance-Based Compensation

(a)        The Committee may grant Incentive Awards under the Plan, the grant, payment, or vesting of which is conditioned upon the satisfaction of certain Performance Measures. For purposes of this Section “Performance Measures” may include one or more of the following measures: (i) earnings per share, net earnings per share or growth in such measures; (ii) net sales, sales, net revenues or revenues, or growth in sales, or revenues; (iii) earnings measures (including earnings before or after any or all of interest, taxes, depreciation, and amortization, or extraordinary or special items); (iv) income, net income, net income per share of Common Stock (basic or diluted) or growth in income; (v) cash flow (including net cash provided by operations, cash flow in excess of cost of capital (discounted or otherwise), free cash flow, and cash flow return on capital) or growth in such measures; (vi) return measures, including return on assets (gross or net), return on investment, return on capital, return on equity, return on revenue, or return on sales; (vii) economic profit or economic value created; (viii) gross profit or operating profit; (ix) gross margin, operating margin or profit margin, or growth in such measures; (x) shareholder value creation measures, including price per share of Common Stock or total shareholder return; (xi) dividend payout levels, including as a percentage of net income; (xii) asset measures, including asset growth; (xiii) asset turnover; (xiv) sales measures; (xv) book value; (xvi) brand contribution; (xvii) market share or growth in market share; (xviii) unit volume; (xix) working capital amounts, including working capital as a percentage of customer sales; (xx) operational costs or cost controls and other expense targets, or a component thereof, or planning or forecasting accuracy; (xxi) supply chain achievements; (xxii) innovation as measured by a percentage of sales of new products; (xxiii) strategic plan development and implementation; (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction and retention, employee development, satisfaction and retention, market penetration, management of employment practices and employee benefits, diversity, supervision of litigation and information technology, corporate social responsibility, customer growth, customer service, improvements in capital structure, debt leverage, expense management, operating efficiency, strategic planning process reliability, product quality, regulatory compliance, risk mitigation, sustainability and environmental impact and goals relating to acquisitions, divestitures or strategic partnerships or transactions; or (xxv) such other measures as the Committee may determine from time to time.

(b)        A Performance Measure (i) may relate to the performance of the Participant, the Company, IFF, any Affiliate, any business group, business unit, or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. Performance goals may differ for Incentive Awards granted to any one Participant or to different Participants. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

IFF  |  2021 PROXY STATEMENT  A-9

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

(c)        The Committee shall determine the length of the measurement or performance period applicable to each Incentive Award whose grant, vesting or payment is subject to the achievement of Performance Measures. Such measurement or performance periods may be overlapping.

(d)        Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award, or to require the Committee to issues Incentive Awards. The Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards whose grant, vesting or payment is subject to Performance Measures.

(e)        The measurement of any Performance Measure may be adjusted for the impact of certain items that occur during the applicable performance period, including, without limitation, the following:

unusual, non-recurring, or extraordinary items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; litigation legal fees; pension expenses and any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

10.	Adjustment upon Certain Changes

Subject to any action by IFF’s shareholders required by law, applicable tax rules or the rules of any exchange on which shares of Common Stock are then listed for trading:

(a)        Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any extraordinary stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, liquidation, dissolution, repurchase or exchange of shares or similar corporate change, the Committee shall, to the extent deemed appropriate by the Committee, adjust any or all of (i) the maximum aggregate number or type of shares of Common Stock with respect to which the Committee may grant Incentive Awards, (ii) the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code, (iii) the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year, and (iv) any other limit set forth in Section 3, to the extent applicable. In the event of any change in the type or number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.

(b)        Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares

A-10  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

of Common Stock subject to each outstanding Incentive Award, the exercise price per share of Common Stock of each such Incentive Award, and the terms and conditions of any outstanding Incentive Award, including, without limitation, any applicable performance targets or criteria with respect thereto.

(c)        Certain Mergers and Other Transactions

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), or (iii) a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(A) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or stock appreciation right, such value shall be equal to the excess of (x) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such Option or stock appreciation right, provided, however that with respect to any outstanding Option or stock appreciation right with an exercise price that equals or exceeds the value, as determined by the Committee, of the consideration received by a holder of a share of Common Stock as a result of such event, the Committee may cancel the Option or stock appreciation right without the payment of consideration; or

(B) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (x) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (y) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d)        Other Changes

In the event of any change in the capitalization of the Company, corporate change, corporate transaction, extraordinary cash dividend, or other event other than those specifically referred to in Sections 10(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee deems appropriate.

(e)         Cash Incentive Awards

In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (d) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award as the Committee deems appropriate.

(f)        No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class

IFF  |  2021 PROXY STATEMENT  A-11

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

or any dissolution, liquidation, merger, or consolidation of the Company. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(g)        Savings Clause

No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.

11.	Change in Control; Termination of Employment

(a)        Change in Control

(i) Unless otherwise provided in an Award Agreement, the ESP if the Participant is a participant in the ESP, or a Participant’s then-effective employment, severance, or other similar agreement with the Company, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Incentive Award (or in which the Company is the ultimate parent corporation and continues the Incentive Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is terminated within twenty-four (24) months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) (A) by such successor company or a subsidiary thereof without Cause, or (B) for those Participants who participate in the ESP, by the Participant for Good Reason: (x) Options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in connection with such termination under the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Incentive Award, and (y) the restrictions, limitations, and other conditions applicable to any Other Stock-Based Awards or any other Incentive Award, including those Incentive Awards (or portions thereof) deemed earned pursuant to Section 11(b) below, shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant. For the avoidance of doubt, a termination of a Participant’s Employment as a result of the Participant’s death, Disability, voluntary resignation, Normal Retirement or Early Retirement shall not be a termination “without Cause” for purposes of the Plan.

(ii) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Incentive Award (or in which the Company is the ultimate parent corporation and does not continue the Incentive Award), then immediately prior to the Change in Control: (A) those Options and stock appreciation rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable for the period of time set forth in the Award Agreement, and (B) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Incentive Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant or, with respect to any Incentive Award subject to performance conditions, to the extent deemed earned pursuant to Section 11(b) below. Any Cash Incentive Awards, or portions thereof, deemed earned pursuant to Section 11(b) below and that become vested pursuant to this Section 11(a)(2) shall be paid and/or settled as soon as administratively practicable, but in no event later than thirty (30) calendar days following the date of the Change in Control.

A-12  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

(b)        Effect of Change in Control on Performance Incentive Awards

With respect to any Incentive Award subject to performance conditions, unless otherwise provided in the applicable Award Agreement, the ESP if the Participant is a participant in the ESP, or a Participant’s then-effective employment, severance, or other similar agreement with the Company, in the event of a Change in Control of the Company (i) the Committee will determine as of the Change in Control, in its sole discretion, the deemed level of achievement of the applicable performance conditions underlying such Incentive Award and (ii) the provisions of Section 11(a) shall apply to such Incentive Award or portion to the extent such performance conditions are deemed earned.

(c)        Termination of Employment

(i) Except as to any Incentive Awards constituting stock rights subject to section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of section 409A of the Code. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease Employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of section 409A of the Code and the regulations promulgated thereunder.

(ii) The Award Agreement or the ESP, if applicable, shall specify the consequences with respect to such Incentive Awards of the termination of Employment of the Participant holding the Incentive Awards.

(iii) If a Participant is Employed by or provides services to a Person that is an Affiliate, a business unit, division or facility of IFF and such Person ceases to be an Affiliate, a business unit, division or facility of IFF, the Committee shall, in its sole discretion, determine whether the Employment of a Participant with the Company shall be deemed to have been terminated for all purposes under the Plan. Subject to section 409A of the Code and unless otherwise determined by the Committee, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director on the Board shall not be deemed to have had a termination of Employment for purposes of the Plan and a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall be deemed to have had a termination of Employment for purposes of the Plan.

12.	Award Agreements, Evidence of Incentive Awards and Acceptance of Incentive Award Terms

The Committee shall determine the appropriate instrument to document the issuance of an Incentive Award, including but not limited to the issuance of an Award Agreement. Except as otherwise determined by the Committee, the Award Agreement or other instrument shall describe the specific terms and conditions of the Incentive Award, and may, subject to the terms of the Plan, describe the amount and form of the Incentive Award, vesting requirements, performance targets, performance periods, payment terms, rights upon termination of Employment (including Early Retirement and Normal Retirement), or provision of services by the Participant, and other terms specific to the Incentive Award. Notwithstanding any other provision of the Plan to the contrary, Incentive Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Incentive Award is granted; provided, that the following Incentive Awards shall not be subject to the foregoing minimum

IFF  |  2021 PROXY STATEMENT  A-13

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

vesting requirement: any (i) substitute Incentive Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Incentive Awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Incentive Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 10); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Incentive Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise. A Participant may be required to accept the terms of the Incentive Award and agree to be bound by the terms and conditions of the Plan and the applicable Award Agreement in order for an Incentive Award to become effective.

13.	Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of IFF. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

14.	Unfunded Status of Incentive Awards; Creation of Trusts

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation, as applicable. With respect to any payments not yet made to a Participant or obligation to deliver shares of Common Stock pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, other Incentive Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

15.	No Special Employment Rights; No Right to Incentive Award

(a)         Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)         No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

16.	Securities Matters

(a)         IFF shall be under no obligation to affect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or

A-14  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

local laws. Notwithstanding anything herein to the contrary, IFF shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until IFF is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)         The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to IFF shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. IFF may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. IFF shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.	Certificates for Stock

Any Stock Incentive Award granted under the Plan may be evidenced in such manner as the Committee shall determine, including by issuing certificates or using book-entry. If the Committee evidences Stock Incentive Awards using Common Stock certificates, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions, if applicable, to such Stock Incentive Award, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock Incentive Award.

18.	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Incentive Award. The Committee shall determine whether cash, other Incentive Awards or other property shall be issued or paid in lieu of such fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

19.	No Personal Loans or Reloads

No Incentive Award shall provide for a personal loan to a Participant, including for payment of the exercise price of an Option or withholding taxes relating to any Incentive Award. No term of an Incentive Award shall provide for automatic “reload” grants of additional Incentive Awards upon exercise of an Option or stock appreciation right or otherwise as a term of an Incentive Award.

20.	Taxes

(a)         Withholding

The Company is authorized to withhold from any Incentive Award granted, any payment relating to an Incentive Award under the Plan, including from a distribution of Common Stock, or any payroll or other payment to a Participant, amounts sufficient to satisfy the applicable federal, state, non-U.S. and local withholding tax requirements, and to take such other action (including without limitation providing

IFF  |  2021 PROXY STATEMENT  A-15

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

for elective payment of such amounts by the Participant) as the Committee may deem advisable to enable the Company and Participants to satisfy the applicable federal, state, non-U.S. and local withholding tax requirements relating to any Incentive Award. The Company may withhold or account for these tax requirements by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

(b)         Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b)

If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an “incentive stock option” within the meaning of section 422 of the Code under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

21.	Section 83(b) Election

Except as otherwise provided in an Award Agreement or approved by the Committee, no election under section 83(b) of the Code or under a similar provision of the laws of a jurisdiction outside the United States may be made with respect to any Incentive Award. In any case in which a Participant is permitted to make such an election in connection with an Incentive Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under section 83(b) of the Code or other applicable law.

22.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

23.	Transfers

Except as otherwise provided in an Award Agreement, Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award. For the avoidance of doubt, any permitted transfer of Incentive Awards must be without monetary consideration.

24.	Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

A-16  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

25.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

26.	Right of Setoff

The Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company may owe to the Participant from time to time, including amounts payable in connection with any Incentive Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 32, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Incentive Award granted under the Plan, the Participant agrees to any deduction or setoff under this Section 26.

27.	Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

28.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

29.	Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

30.	Effective Date and Term of Plan

The “Effective Date” of the Plan is May 5, 2021, subject to the approval of the Plan by the shareholders of the Company. No grants of Incentive Awards may be made under the Plan after May 4, 2031.

31.	Amendment or Termination of the Plan

The Board may at any time suspend, terminate or discontinue the Plan or revise, modify or amend the Plan or any Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval, which shall be submitted to the Company’s shareholders no later than the earliest annual meeting for which the record date is after the date of such action by the Board. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 31 shall be given effect to the extent that such provision would cause any

IFF  |  2021 PROXY STATEMENT  A-17

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

tax to become due under section 409A of the Code. Except as expressly provided in the Plan, no amendment hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any outstanding Incentive Award granted prior to such amendment.

32.	Forfeiture and Clawback

(a)        Forfeiture and Clawback of Incentive Awards

Unless otherwise determined by the Committee, each Incentive Award granted to (i) a Participant who is designated by the Company as job level 7 or above, or (ii) to any other Participant, as may be determined by the Committee from time to time in its sole discretion, shall, in each case, be subject to the forfeiture and clawback provisions set forth in this Section 32.

(b)        Covenant and Policy Violations. A Participant’s failure to comply with any of the following obligations shall be considered a “Covenant Forfeiture Event”:

(i) The Participant acting directly or indirectly, shall not, during the Participant’s Employment and the twelve (12) month period following the Participant’s termination of Employment, become Employed by, render services for, serve as an agent or consultant to, or become a partner, member, principal, shareholder or other owner of a Competing Business. In recognition of the international nature of the Company’s business, which includes the sale of its products and services globally, this restriction shall apply to each state or territory of the United States, and each country of the world outside of the United States, in which the applicable Participant was Employed or had responsibility within the last two (2) years of employment with the Company.

(ii) The Participant, acting directly or indirectly, shall not, during the Participant’s Employment and the twenty-four (24) month period following the Participant’s termination of Employment, (A) solicit, induce, divert, employ or retain, or interfere with or attempt to influence the relationship of the Company, with any Person or entity that is or was, during the last twelve (12) months of the Participant’s Employment with the Company, (x) an employee of the Company or (y) a Person engaged to provide services to the Company; or (B) interfere with or attempt to influence the relationship of the Company with any customer, supplier or other Person with whom the Company does business.

(iii) The Participant shall not, at any time, directly or indirectly (A) disclose any Confidential Information (as defined below) to any Person (other than, only with respect to the period that the Participant is Employed, to an employee or outside advisor of the Company who requires such information to perform his or her duties for the Company) or (B) use, sell or otherwise transfer, any Confidential Information for the Participant’s own benefit or the benefit of any third party. “Confidential Information,” shall mean confidential, proprietary or commercially sensitive information relating to the Company, or its employees, board members, customers, vendors, or other business partners and its businesses, operations, or affairs, including, without limitation, information relating to products, formulations, protocols, processes, designs, formulae, ideas, know-how, test methods, evaluation techniques, patents, trade secrets, scientific or technical data, regardless of the form in which it is maintained or provided, orally or in writing, whether prepared by the Company, a third party or the Participant, together with all analyses, compilations, notes and other documents relating thereto.

(iv) The Participant shall cooperate with the Company by making himself or herself available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and shall not otherwise fail to assist the Company in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company, as reasonably requested.

A-18  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

(v) The Participant shall not, during his or her Employment, engage in willful misconduct or violation of a Company policy that is materially detrimental to the Company or in any action or inaction that would constitute grounds for being terminated for Cause, as determined by the Committee in its sole discretion.

(vi) The Participant shall, upon termination of Employment, execute any documentation reasonably requested by the Company and return to the Company all property of the Company, its customers and vendors in the Participant’s possession or control including, without limitation, all materials, work product or documents containing or pertaining to Confidential Information, and including without limitation, any Company car, all computers (including laptops), cell phones, keys, PDAs, Blackberries, iPhones, Androids, iPads, credit cards, printers, facsimile machines, televisions, card access to any Company building, customer lists, reports, files, emails, work papers, memoranda, notes, formulae, tapes, programs, records and software, computer access codes or disks, instructional manuals, and other similar materials or documents used, received or prepared or supervised by the Participant in connection with Participant’s work for the Company. The Participant shall not retain any copies, duplicates, reproductions or excerpts of any of the aforementioned materials or documents and shall not at any time use, recreate or reproduce any said materials or documents.

(c)        Forfeiture and Repayment Obligations

(i) Due to Participant’s Failure to Comply with Obligations. If a Participant fails to comply with any of the obligations set forth in Section 32(b), the Participant will forfeit or repay, as the case may be, all Incentive Awards, whether vested or unvested, paid or unpaid, in each case, that were settled, paid or granted by the Company during the twenty-four (24) month period immediately prior to the Participant’s first act or omission that violates any of Section 32(b) through the date on which the Company discovers the Participant’s last violation, and the Company shall have no further obligations to pay, grant or settle any Incentive Awards under this Plan.

(ii) Due to an Accounting Restatement or Misstatement. If the Company is required to prepare an accounting restatement, or if the Company determines that it has misstated its financial results, whether or not as a result of misconduct on the part of the Participant (an “Accounting Forfeiture Event” and, together with a Covenant Forfeiture Event, a “Forfeiture Event”), then, the Participant shall forfeit or repay the Excess Compensation (as defined below) in respect of all Incentive Awards, whether vested or unvested, paid or unpaid, that were granted, settled or paid during the period commencing on the first day of the twelve (12) month period covered by such misstated financial statement through the later of (A) the date of the filing of a restatement where an accounting restatement is required to be filed; (B) the date of the discovery of the misstated financials where any accounting restatement is not required to be filed; or (C) any later date as may be required by applicable law, including the Dodd–Frank Wall Street Reform and Consumer Protection Act. No recovery of compensation under this Section 32(b) will be an event giving rise to a right to resign for Good Reason (or similar term) under any agreement with the Company.

(iii) For purposes of this Section 32(c)(2), the term “Excess Compensation” means with respect to each Incentive Award, the difference between (A) the Fair Market Value of the cash or shares of Common Stock granted, paid or delivered to or received by the Participant with respect to an Incentive Award less (B) the Fair Market Value of the cash or shares of Common Stock that would have been granted, paid or delivered to or received by the Participant had the financial statements requiring the misstatement or restatement been properly stated, as determined by the Committee in its sole discretion.

IFF  |  2021 PROXY STATEMENT  A-19

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

(iv) Any clawback or recoupment provisions required by law, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations thereunder, shall apply to the Incentive Awards granted under the Plan and any policy of the Company providing for forfeiture or recoupment of compensation shall not be deemed limited in any way by this Section 32 or any other provision of this Plan.

(v) Any Incentive Awards, cash or shares of Common Stock (A) subject to repayment by the Participants under this Section 32 must be repaid to the Company (less any amount paid by the Participant to the Company as a condition of or in connection with settlement of a repaid Incentive Award), in the manner and on such terms and conditions as shall be required by the Company by written notice to the Participant and (B) subject to forfeiture will be forfeited immediately upon written notice to the Participant from the Company.

(vi) For the avoidance of doubt, nothing in any agreement with the Company, or in any Company policy, including this Plan shall be deemed to prohibit or restrict a Participant from lawfully communicating truthful information, or cooperating with, or otherwise assisting in an investigation by any governmental agency or self-regulatory organization regarding a possible violation of law or responding to any inquiry from any such organization, and a Participant’s doing so shall not constitute a Forfeiture Event. If a Participant communicates any Confidential Information to a governmental agency or self-regulatory agency pursuant to this Section, the Participant shall notify the agency of the confidentiality of such Confidential Information and ask the agency to also protect the confidentiality of such Confidential Information.

(vii) In accordance with the Defend Trade Secrets Act of 2016, a Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the Participant (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.

(d)        Agreement Does Not Prohibit Competition or Other Participant Activities. A Participant is not prohibited from engaging in an activity identified in Section 32(b) solely as a result of such provision. Rather, the non-occurrence of the Forfeiture Events set forth in Section 32(b) is a condition to the Participant’s right to realize and retain value from his or her Incentive Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 32.

(e)        No Limitation of Rights. Any forfeiture or repayment under this Section 32 is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company under applicable law, including, without limitation, the right to (i) dismiss the Participant, (ii) adjust the future compensation of the Participant, or (iii) take such other action to enforce the Participant’s obligations to Company as the Company may deem appropriate in view of the facts and circumstances surrounding the particular situation.

(f)        Committee Discretion. The Committee shall have the authority, in its sole discretion, to interpret and construe the provisions of this Section 32 and to make all determinations with respect hereto, including the determination of whether a Forfeiture Event has occurred, the timing of such

A-20  IFF  |  2021 PROXY STATEMENT

 ANNEX 1—2021 STOCK AWARD AND INCENTIVE PLAN

Forfeiture Event and the amount and form of any forfeiture or reimbursement to be made to the Company from a Participant. The Committee may consider such factors as it deems relevant in making such determinations, including the factors contributing to the Forfeiture Event, harm or potential harm to the Company, the nature and severity of a Participant’s behavior or conduct, legal and tax considerations and other facts and circumstances relating to a particular situation. All interpretations, constructions and determinations made by the Committee hereunder shall be final and binding on the Company and the Participant and the determinations of the Committee need not be uniform with respect to all Participants or situations. The Committee may waive in whole or in part the Company’s right of recapture or impose additional conditions on an Incentive Award granted or paid to a Participant under this Plan.

33.	Incentive Awards to Participants Outside the United States

The Committee may modify the terms of any Incentive Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Incentive Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or Employment abroad shall be comparable to the value of such an Incentive Award to a Participant who is resident or primarily employed in the United States. An Incentive Award may be modified under this Section 33 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under section 16(b) of the Exchange Act for the Participant whose Incentive Award is modified.

34.	Authorization of Sub-Plans

The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax, or other laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Committee’s discretion under the Plan in any manner deemed by the Committee to be necessary or appropriate or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee deems to be necessary or appropriate. All supplements adopted by the Committee shall be deemed to be a part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

IFF  |  2021 PROXY STATEMENT  A-21

INTERNATIONAL FLAVORS & FRAGRANCES INC. 521 WEST 57TH STREET NEW YORK, NY 10019

VOTE VIA THE INTERNET

Before The Meeting – Go to www.proxyvote.com

Use the internet to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you access the web site and follow the instructions.

During The Meeting – Go to www.virtualshareholdermeeting.com/IFF2021

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, by the date and time indicated on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40683-P50600                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
The Board of Directors recommends you vote FOR all listed nominees, and FOR Proposals 2, 3 and 4.
1.	Elect thirteen members of the Board of Directors for a one-year term expiring at the 2022 Annual Meeting of Shareholders.
	Nominees:		For	Against	Abstain			For	Against	Abstain
	1a. 1b.	Kathryn J. Boor Edward D. Breen	☐ ☐	☐ ☐	☐ ☐		1l. Kåre Schultz 1m. Stephen Williamson	☐ ☐	☐ ☐	☐ ☐
	1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k.	Carol Anthony Davidson Michael L. Ducker Roger W. Ferguson, Jr. John F. Ferraro Andreas Fibig Christina Gold Ilene Gordon Matthias J. Heinzel Dale F. Morrison	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year.	☐	☐	☐
						3.	Approve, on an advisory basis, the compensation of our named executive officers in 2020.	☐	☐	☐
						4.	Approve our 2021 Stock Award and Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D40684-P50600

INTERNATIONAL FLAVORS & FRAGRANCES INC.

THIS PROXY CARD/VOTING INSTRUCTION FORM IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2021

The undersigned hereby appoint(s) each of Mr. Andreas Fibig, Mr. Rustom Jilla and Ms. Jennifer Johnson as the attorney and proxy of the undersigned, each acting singly, with full power of substitution, to vote the number of shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of International Flavors & Fragrances Inc. to be held via live webcast at www.virtualshareholdermeeting.com/IFF2021 Wednesday, May 5, 2021 at 10:00 A.M. Eastern Daylight Time, and any adjournment(s) or postponement(s) thereof (the “Meeting”).

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3 AND 4 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 4, 2021.

If you are a participant in the International Flavors & Fragrances Inc. Retirement Investment Fund Plans (the “401(k) Plans”), this proxy covers all shares for which the undersigned has the right to give voting instructions to the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 P.M. Eastern Daylight Time on May 4, 2021, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD/VOTING INSTRUCTION FORM PROMPTLY USING

THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE